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                       SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549

                                    FORM 8-K

                                 CURRENT REPORT
                        Pursuant to Section 13 or 15(d)
                     of the Securities Exchange Act of 1934

                                 Date of Report
                       (Date of earliest event reported):
                               November 18, 1999

                       CLEAR CHANNEL COMMUNICATIONS, INC.
             (Exact name of registrant as specified in its charter)

             TEXAS                          1-9645                        74-1787536
 (State or other jurisdiction      (Commission File Number)              (IRS Employer
        incorporation)                                                Identification No.)

 200 CONCORD PLAZA, SUITE 600
      SAN ANTONIO, TEXAS                                                     78216
(Address of principal executive
           offices)                                                       (Zip Code)

       Registrant's telephone number, including area code: (210) 822-2828

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

ITEM 5. OTHER EVENTS.

     On October 2, 1999, Clear Channel Communications, Inc., a Texas corporation (the "Company" or "Clear Channel"), AMFM Inc., a Delaware corporation ("AMFM"), and CCU Merger Sub, Inc., a Delaware corporation and a wholly-owned subsidiary of the Company ("Sub"), entered into an Agreement and Plan of Merger (the "Merger Agreement"), pursuant to which Sub will be merged (the "Merger") with and into AMFM, with AMFM surviving the Merger and continuing its operations as a wholly-owned subsidiary of the Company. The Merger will be a tax-free, stock-for-stock transaction.

     Upon the terms and subject to the conditions set forth in the Merger Agreement, upon consummation of the Merger, each share of AMFM common stock will be converted into the right to receive .94 shares of the Company's common stock.

ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS.

     (a) Historical Financial Statements of business acquired.

                       REPORT OF INDEPENDENT ACCOUNTANTS

The Board of Directors and Shareholders of
Chancellor Media Corporation:

     In our opinion, the accompanying consolidated balance sheets and the related consolidated statements of operations, stockholder's equity and cash flows present fairly, in all material respects, the financial position of Chancellor Media Corporation and its subsidiaries at December 31, 1997 and 1998, and the results of their operations and their cash flows for each of the two years in the period ended December 31, 1998, in conformity with generally accepted accounting principles. These financial statements are the responsibility of the Company's management; our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits of these statements in accordance with generally accepted auditing standards which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for the opinion expressed above.

                                            PRICEWATERHOUSECOOPERS LLP

Dallas, Texas
February 10, 1999, except as to Note 16, which is as of March 15, 1999

                          INDEPENDENT AUDITORS' REPORT

The Board of Directors
Chancellor Media Corporation:

     We have audited the accompanying consolidated statements of operations, stockholders' equity and cash flows of Chancellor Media Corporation (formerly Evergreen Media Corporation) and subsidiaries for the year ended December 31, 1996. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audit.

     We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

     In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the results of operations and cash flows of Chancellor Media Corporation and subsidiaries for the year ended December 31, 1996 in conformity with generally accepted accounting principles.

                                            KPMG LLP

Dallas, Texas
January 31, 1997

                 CHANCELLOR MEDIA CORPORATION AND SUBSIDIARIES

                          CONSOLIDATED BALANCE SHEETS
                           DECEMBER 31, 1997 AND 1998
                 (DOLLARS IN THOUSANDS, EXCEPT FOR SHARE DATA)

                                     ASSETS

                                                                 1997         1998
                                                              ----------   ----------
Current assets:
  Cash and cash equivalents.................................  $   16,584   $   12,256
  Accounts receivable, less allowance for doubtful accounts
     of $12,651 in 1997 and $15,580 in 1998.................     239,744      352,646
  Other current assets (note 3).............................      34,811       59,909
                                                              ----------   ----------
          Total current assets..............................     291,139      424,811
Property and equipment, net (note 4)........................     159,797    1,388,156
Intangible assets, net (note 5).............................   4,404,443    5,056,047
Other assets, net (note 3)..................................     113,496      358,893
                                                              ----------   ----------
                                                              $4,968,875   $7,227,907
                                                              ==========   ==========

                        LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:
  Accounts payable and accrued expenses (note 6)............  $  178,415   $  236,618
Long-term debt (note 7).....................................   2,573,000    4,096,000
Deferred tax liabilities (note 10)..........................     361,640      453,134
Other liabilities...........................................      44,405       50,325
                                                              ----------   ----------
          Total liabilities.................................   3,157,460    4,836,077
                                                              ----------   ----------
Commitments and contingencies (notes 2, 7 and 11)
Redeemable preferred stock (note 8):
  Redeemable senior cumulative exchangeable preferred stock
     of subsidiary, par value $.01 per share; 1,000,000
     shares authorized, issued and outstanding in 1997;
     liquidation preference of $121,274.....................     119,445           --
  Redeemable cumulative exchangeable preferred stock of
     subsidiary, par value $.01 per share; 3,600,000 shares
     authorized and 2,117,629 shares issued and outstanding
     in 1997; liquidation preference of $223,519............     211,763           --
Stockholders' equity (note 9):
  Preferred stock, $.01 par value. 2,200,000 shares of 7%
     convertible preferred stock authorized, issued and
     outstanding............................................     110,000      110,000
  Preferred stock, $.01 par value. 6,000,000 shares
     authorized; 5,990,000 shares of $3.00 convertible
     exchangeable preferred stock issued and outstanding....     299,500      299,500
  Common stock, $.01 par value. Authorized 200,000,000
     shares; issued and outstanding 119,921,814 shares in
     1997 and 142,847,674 shares in 1998....................       1,199        1,428
  Paid-in capital...........................................   1,226,930    2,259,583
  Accumulated deficit.......................................    (157,422)    (278,681)
                                                              ----------   ----------
          Total stockholders' equity........................   1,480,207    2,391,830
                                                              ----------   ----------
                                                              $4,968,875   $7,227,907
                                                              ==========   ==========

          See accompanying notes to consolidated financial statements.

                 CHANCELLOR MEDIA CORPORATION AND SUBSIDIARIES

                     CONSOLIDATED STATEMENTS OF OPERATIONS
                  YEARS ENDED DECEMBER 31, 1996, 1997 AND 1998
               (DOLLARS IN THOUSANDS, EXCEPT FOR PER SHARE DATA)

                                                                1996       1997        1998
                                                              --------   --------   ----------
Gross revenues..............................................  $337,405   $663,804   $1,440,357
  Less agency commissions...................................    43,555     81,726      166,501
                                                              --------   --------   ----------
     Net revenues...........................................   293,850    582,078    1,273,856
                                                              --------   --------   ----------
Operating expenses:
  Operating expenses, excluding depreciation and
     amortization...........................................   174,344    316,248      682,061
  Depreciation and amortization.............................    93,749    185,982      446,338
  Corporate general and administrative......................     7,797     21,442       36,722
  Executive severance charge (note 13)......................        --         --       63,661
                                                              --------   --------   ----------
     Operating expenses.....................................   275,890    523,672    1,228,782
                                                              --------   --------   ----------
     Operating income.......................................    17,960     58,406       45,074
                                                              --------   --------   ----------
Other (income) expense:
  Interest expense..........................................    37,527     85,017      217,136
  Interest income...........................................      (477)    (1,922)     (15,650)
  Gain on disposition of assets (note 2)....................        --    (18,380)    (123,845)
  Gain on disposition of representation contracts...........        --         --      (32,198)
  Other (income) expense, net...............................        --        383       (3,221)
                                                              --------   --------   ----------
     Other (income) expense, net............................    37,050     65,098       42,222
                                                              --------   --------   ----------
     Income (loss) before income taxes and extraordinary
       item.................................................   (19,090)    (6,692)       2,852
Income tax expense (benefit) (note 10)......................    (2,896)     7,802       33,751
Dividends on preferred stock of subsidiary (note 8).........        --     12,901       17,601
                                                              --------   --------   ----------
  Loss before extraordinary item............................   (16,194)   (27,395)     (48,500)
Extraordinary loss, net of income tax benefit (notes 7 and
  8)........................................................        --      4,350       47,089
                                                              --------   --------   ----------
          Net loss..........................................   (16,194)   (31,745)     (95,589)
Preferred stock dividends (note 9(a)).......................     3,820     12,165       25,670
                                                              --------   --------   ----------
  Net loss attributable to common stockholders..............  $(20,014)  $(43,910)  $ (121,259)
                                                              ========   ========   ==========
Basic and diluted loss per common share (notes 1(m) and 9):
  Before extraordinary item.................................  $   (.33)  $   (.41)  $     (.54)
  Extraordinary item........................................        --       (.05)        (.34)
                                                              --------   --------   ----------
          Net loss..........................................  $   (.33)  $   (.46)  $     (.88)
                                                              ========   ========   ==========
Weighted average common shares outstanding..................    60,414     95,636      137,979
                                                              ========   ========   ==========

          See accompanying notes to consolidated financial statements.

                 CHANCELLOR MEDIA CORPORATION AND SUBSIDIARIES

                CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY
                  YEARS ENDED DECEMBER 31, 1996, 1997 AND 1998
                 (DOLLARS IN THOUSANDS, EXCEPT FOR SHARE DATA)

                                          CONVERTIBLE                                     CLASS B
                                        PREFERRED STOCK          COMMON STOCK          COMMON STOCK
                                     ---------------------   --------------------   -------------------    PAID-IN     ACCUMULATED
                                       SHARES      AMOUNT      SHARES      AMOUNT     SHARES     AMOUNT    CAPITAL       DEFICIT
                                     ----------   --------   -----------   ------   ----------   ------   ----------   -----------
Balances at December 31, 1995......   1,610,000   $ 80,500    49,859,058   $ 499     6,232,132    $62     $  317,014    $ (93,498)
  Issuance of Common Stock in
    public offering (note 9(b))....          --         --    18,000,000     180            --     --        264,056           --
  Conversion of 1993 Preferred
    Stock (note 9(a))..............  (1,608,297)   (80,415)   10,051,832     100            --     --         80,315           --
  Redemption of 1993 Preferred
    Stock (note 9(a))..............      (1,703)       (85)           --      --            --     --             (5)          --
  Exercise of common stock options
    (note 9(d))....................          --         --       166,806       2            --     --            700           --
  Convertible preferred stock
    dividends (note 9(a))..........          --         --            --      --            --     --             --       (3,820)
  Net loss.........................          --         --            --      --            --     --             --      (16,194)
                                     ----------   --------   -----------   ------   ----------    ---     ----------    ---------
Balances at December 31, 1996......          --         --    78,077,696     781     6,232,132     62        662,080     (113,512)
  Issuance of $3.00 Convertible
    Preferred Stock (note 9(a))....   5,990,000    299,500            --      --            --     --        (11,692)          --
  Issuance of Common Stock in
    merger (note 9(b)).............          --         --    34,617,460     346            --     --        536,225           --
  Issuance of common stock options
    in merger (note 9(d))..........          --         --            --      --            --     --         34,977           --
  Issuance of 7% Preferred Stock in
    merger (note 9(a)).............   2,200,000    110,000            --      --            --     --             --           --
  Conversion of Class B Common
    Stock (note 9(b))..............          --         --     6,232,132      62    (6,232,132)   (62)            --           --
  Exercise of common stock options
    (note 9(d))....................          --         --       994,526      10            --     --          5,340           --
  Convertible preferred stock
    dividends (note 9(a))..........          --         --            --      --            --     --             --      (12,165)
  Net loss.........................          --         --            --      --            --     --             --      (31,745)
                                     ----------   --------   -----------   ------   ----------    ---     ----------    ---------
Balances at December 31, 1997......   8,190,000    409,500   119,921,814   1,199            --     --      1,226,930     (157,422)
  Issuance of Common Stock (note
    9(b))..........................          --         --    21,850,000     219            --     --        994,423           --
  Exercise of common stock options
    (note 9(c))....................          --         --     1,075,860      10            --     --         22,230           --
  Stock option compensation (note
    9(c))..........................          --         --            --      --            --     --         16,000           --
  Convertible preferred stock
    dividends (note 9(a))..........          --         --            --      --            --     --             --      (25,670)
  Net loss.........................          --         --            --      --            --     --             --      (95,589)
                                     ----------   --------   -----------   ------   ----------    ---     ----------    ---------
Balances at December 31, 1998......   8,190,000   $409,500   142,847,674   $1,428           --    $--     $2,259,583    $(278,681)
                                     ==========   ========   ===========   ======   ==========    ===     ==========    =========


                                         TOTAL
                                     STOCKHOLDERS'
                                        EQUITY
                                     -------------
Balances at December 31, 1995......   $  304,577
  Issuance of Common Stock in
    public offering (note 9(b))....      264,236
  Conversion of 1993 Preferred
    Stock (note 9(a))..............           --
  Redemption of 1993 Preferred
    Stock (note 9(a))..............          (90)
  Exercise of common stock options
    (note 9(d))....................          702
  Convertible preferred stock
    dividends (note 9(a))..........       (3,820)
  Net loss.........................      (16,194)
                                      ----------
Balances at December 31, 1996......      549,411
  Issuance of $3.00 Convertible
    Preferred Stock (note 9(a))....      287,808
  Issuance of Common Stock in
    merger (note 9(b)).............      536,571
  Issuance of common stock options
    in merger (note 9(d))..........       34,977
  Issuance of 7% Preferred Stock in
    merger (note 9(a)).............      110,000
  Conversion of Class B Common
    Stock (note 9(b))..............           --
  Exercise of common stock options
    (note 9(d))....................        5,350
  Convertible preferred stock
    dividends (note 9(a))..........      (12,165)
  Net loss.........................      (31,745)
                                      ----------
Balances at December 31, 1997......    1,480,207
  Issuance of Common Stock (note
    9(b))..........................      994,642
  Exercise of common stock options
    (note 9(c))....................       22,240
  Stock option compensation (note
    9(c))..........................       16,000
  Convertible preferred stock
    dividends (note 9(a))..........      (25,670)
  Net loss.........................      (95,589)
                                      ----------
Balances at December 31, 1998......   $2,391,830
                                      ==========

          See accompanying notes to consolidated financial statements.

                 CHANCELLOR MEDIA CORPORATION AND SUBSIDIARIES

                     CONSOLIDATED STATEMENTS OF CASH FLOWS
                  YEARS ENDED DECEMBER 31, 1996, 1997 AND 1998
                             (DOLLARS IN THOUSANDS)

                                                            1996         1997          1998
                                                          ---------   -----------   -----------
Cash flows from operating activities:
  Net loss..............................................  $ (16,194)  $   (31,745)  $   (95,589)
  Adjustments to reconcile net loss to net cash provided
    by operating activities:
    Depreciation........................................      7,707        14,918        47,027
    Amortization of goodwill, intangible assets and
       other
       assets...........................................     86,042       171,064       399,311
    Executive severance.................................         --            --        16,000
    Provision for doubtful accounts.....................      2,179         5,174         5,684
    Deferred income tax expense (benefit)...............     (4,353)       (3,829)       28,718
    Gain on sale of representation contracts............         --            --       (32,198)
    Gain on disposition of assets.......................         --       (18,380)     (123,845)
    Dividends on preferred stock of subsidiary..........                   12,901        17,601
    Extraordinary loss, net of income tax benefit.......         --         4,350        47,089
    Changes in certain assets and liabilities, net of
       effects of acquisitions:
       Accounts receivable..............................    (28,146)      (29,977)      (89,392)
       Other current assets.............................     (2,804)          733        (7,964)
       Accounts payable and accrued expenses............      3,991        20,004        58,027
       Other assets.....................................       (354)       (4,283)       (6,461)
       Other liabilities................................       (587)       (1,416)        3,623
                                                          ---------   -----------   -----------
         Net cash provided by operating activities......     47,481       139,514       267,631
                                                          ---------   -----------   -----------
Cash flows from investing activities:
  Acquisitions, net of cash acquired....................   (458,332)   (1,631,505)   (1,995,991)
  Issuance of note receivable...........................         --            --      (150,000)
  Escrow deposits on pending acquisitions...............    (17,000)       (4,655)           --
  Proceeds from sale of assets..........................     32,000       269,250            --
  Payments made on purchases of representation
    contracts...........................................         --       (31,456)      (32,410)
  Payments for cost basis investments...................         --            --       (30,000)
  Payments received on sales of representation
    contracts...........................................         --         9,296        26,500
  Capital expenditures..................................     (6,543)      (11,666)      (43,461)
  Other.................................................    (12,063)      (22,273)      (65,807)
                                                          ---------   -----------   -----------
         Net cash used by investing activities..........   (461,938)   (1,423,009)   (2,291,169)
                                                          ---------   -----------   -----------
Cash flows from financing activities:
  Proceeds from issuance of long-term debt..............    447,750     2,945,250     3,596,000
  Principal payments on long-term debt..................   (290,750)   (1,901,250)   (2,073,000)
  Net proceeds from issuance of common stock, preferred
    stock and warrants..................................    264,938       293,158     1,003,784
  Dividends on preferred stock..........................     (3,820)      (14,572)      (57,039)
  Payments for debt issuance costs......................     (3,941)      (25,567)      (47,318)
  Redemption of exchange debentures.....................         --            --      (403,217)
  Redemption of preferred stock.........................        (90)           --            --
                                                          ---------   -----------   -----------
         Net cash provided by financing activities......    414,087     1,297,019     2,019,210
                                                          ---------   -----------   -----------
Increase (decrease) in cash and cash equivalents........       (370)       13,524        (4,328)
Cash and cash equivalents at beginning of year..........      3,430         3,060        16,584
                                                          ---------   -----------   -----------
Cash and cash equivalents at end of year................  $   3,060   $    16,584   $    12,256
                                                          =========   ===========   ===========

          See accompanying notes to consolidated financial statements.

                 CHANCELLOR MEDIA CORPORATION AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
               (DOLLARS IN THOUSANDS, EXCEPT FOR PER SHARE DATA)

(1) SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

  (a) Description of Business

     Chancellor Media Corporation (formerly known as Evergreen Media Corporation) ("Chancellor Media") (together with its subsidiaries, the "Company") is a diversified media company with operations in radio broadcasting, outdoor advertising and media representation. As of December 31, 1998, the Chancellor Radio Group portfolio (including 13 stations operated under time brokerage agreements) consisted of 119 radio stations (89 FM and 30 AM) concentrated in the top 30 markets in the United States and in Puerto Rico and a national radio network, the AMFM Radio Networks, which broadcasts advertising and syndicated programming shows to a national audience of approximately 66 million listeners in the United States (including approximately 39 million listeners from the Company's portfolio of stations). As of December 31, 1998, Chancellor Outdoor Group operated approximately 38,000 outdoor advertising display faces in 37 states. The media representation business consists of Katz Media Group, Inc. ("Katz"), a full-service media representation firm that sells national spot advertising time for clients in the radio and television industries throughout the United States and for the Company's portfolio of stations.

  (b) Principles of Consolidation

     The consolidated financial statements include the accounts of Chancellor Media and its subsidiaries, all of which are wholly owned. Significant intercompany balances and transactions have been eliminated in consolidation.

  (c) Prepaid Land Leases

     The majority of the Company's outdoor advertising structures are located on leased land. Land rent is typically paid in advance for periods ranging from one to twelve months. Prepaid land leases are expensed ratably over the related rental term.

  (d) Property and Equipment

     Property and equipment are stated at cost. Depreciation of property and equipment is computed using the straight-line method over the estimated useful lives of the assets. Repair and maintenance costs are charged to expense as incurred.

  (e) Intangible Assets

     Intangible assets consist primarily of broadcast licenses, goodwill and other identifiable intangible assets. Intangible assets resulting from acquisitions are valued based upon estimated fair values. The Company amortizes such intangible assets using the straight-line method over estimated useful lives ranging from one to 40 years. The Company continually evaluates the propriety of the carrying amount of goodwill and other intangible assets and related amortization periods to determine whether current events or circumstances warrant adjustments to the carrying value and/or revised estimates of amortization periods. These evaluations consist of the projection of undiscounted cash flows over the remaining amortization periods of the related intangible assets. The projections are based on historical trend lines of actual results, adjusted for expected changes in operating results. To the extent such projections indicate that undiscounted cash flows is not expected to be adequate to recover the carrying amounts of the related intangible assets, such carrying amounts are written down by charges to expense. At this time, the Company believes that no impairment of goodwill or other intangible assets has occurred and that no revisions to the amortization periods are warranted.

                 CHANCELLOR MEDIA CORPORATION AND SUBSIDIARIES

  (f) Debt Issuance Costs

     Costs related to the issuance of debt are capitalized and amortized over the terms of the related debt. In 1996, 1997 and 1998, the Company recorded amortization of debt issuance costs of $1,113, $1,337 and $3,768 respectively, which amounts are included in depreciation and amortization expense.

  (g) Barter Transactions

     The Company trades commercial air time and outdoor advertising space for goods and services used principally for promotional, sales and other business activities. An asset and liability is recorded at the fair market value of the goods or services received. Barter revenue is recorded and the liability relieved when commercials are broadcast or outdoor advertising space is utilized. Barter expense is recorded and the asset relieved when goods or services are received or used. Barter amounts are not significant to the Company's consolidated financial statements.

  (h) Income Taxes

     Deferred income taxes are recognized for the tax consequences in future years of differences between the tax bases of assets and liabilities and their financial reporting amounts at each year end based on enacted tax laws and statutory tax rates applicable to the periods in which the differences are expected to affect taxable earnings. Valuation allowances are established when necessary to reduce deferred tax assets to the amounts more likely than not to be realized. Income tax expense is the total of tax payable for the period and the change during the period in deferred tax assets and liabilities which impacted operations.

  (i) Revenue Recognition

     Radio broadcast revenue is derived from the sale of advertising time to local and national advertisers and is recognized as advertisements are broadcast. Outdoor advertising revenue is derived from contracts with advertisers for the rental of outdoor advertising space and is recognized on an accrual basis ratably over the terms of the contracts, which generally cover periods of one month up to five years. Media representation revenue is derived from commissions on sales of advertising time for radio and television stations under representation contracts by the Company's media representation firm, Katz, and is recognized as advertisements are broadcast.

     Fees received or paid pursuant to time brokerage agreements are recognized as gross revenues or amortized to expense, respectively, over the term of the agreement.

  (j) Representation Contracts

     Representation contracts typically may be terminated by either party upon written notice one year after receipt of such notice. In accordance with industry practice, in lieu of termination, a buyout agreement is typically entered into for the purchase of such contracts by the successor representation firm. The purchase price paid by the successor representation firm is based upon the historical commission income projected over the remaining contract period, including the evergreen or notice period, plus two months.

     Costs of obtaining representation contracts are deferred and amortized over the related period of benefit. Amortization of costs of obtaining representation contracts included in depreciation and amortization was $380 and $10,862 for the years ended December 31, 1997 and 1998, respectively. Gains on the disposition of representation contracts are recognized on the effective date of the buyout agreement as a component of other (income) expense.

                 CHANCELLOR MEDIA CORPORATION AND SUBSIDIARIES

  (k) Statements of Cash Flows

     For purposes of the statements of cash flows, the Company considers temporary cash investments purchased with original maturities of three months or less to be cash equivalents.

     The Company paid approximately $37,042, $84,610 and $191,674 for interest in 1996, 1997 and 1998, respectively. Cash payments (refunds) for income taxes were $733, $11,079 and ($79) for 1996, 1997 and 1998, respectively.

  (l) Derivative Financial Instruments

     The Company's derivative financial instruments are used to manage well-defined interest rate risks related to interest on the Company's outstanding debt and are not used for trading purposes.

     As interest rates change under interest rate swap and collar agreements, the differential to be paid or received is recognized as an adjustment to interest expense. The Company's exposure to credit loss is minimal as its interest rate swap agreements are with the participating banks under the Company's senior credit facility.

  (m) Basic and Diluted Loss Per Common Share

     Basic and diluted loss per common share is based on the weighted average shares of common stock outstanding during each year. Stock options, the $3.00 Convertible Exchangeable Preferred Stock and the 7% Convertible Preferred Stock are not included in the calculation as their effect would be antidilutive.

     On August 8, 1996, the Company declared a three-for-two stock split effected in the form of a stock dividend payable on August 26, 1996 to shareholders of record at the close of business on August 19, 1996. On December 18, 1997, the Company declared a two-for-one stock split effected in the form of a stock dividend payable on January 12, 1998 to shareholders of record at the close of business on December 29, 1997. All share and per share data (other than authorized share data) has been adjusted to give effect to the stock dividends.

  (n) Disclosure of Certain Significant Risks and Uncertainties

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

     In the opinion of management, credit risk with respect to trade receivables is limited due to the large number of diversified customers and the geographic diversification of the Company's customer base. The Company performs ongoing credit evaluations of its customers and believes that adequate allowances for any uncollectible trade receivables are maintained. At December 31, 1997 and 1998, no receivable from any customer exceeded 5% of stockholders' equity and no customer accounted for more than 10% of net revenues in 1996, 1997 or 1998.

  (o) Stock Option Plan

     The Company accounts for its stock-based award plans in accordance with Accounting Principles Board ("APB") Opinion No. 25, Accounting for Stock Issued to Employees, and related interpretations, under which compensation expense is recorded to the extent that the current market price of the underlying stock exceeds the exercise price. Note 9(c) provides pro forma net income and pro forma earnings per share disclosures as if the stock-based awards had been accounted for using the provisions of Statement of Financial Accounting Standards ("SFAS") No. 123, Accounting for Stock-Based Compensation.

                 CHANCELLOR MEDIA CORPORATION AND SUBSIDIARIES

  (p) Recently Issued Accounting Principle

     In June 1998, the Financial Accounting Standards Board issued SFAS No. 133, Accounting for Derivative Instruments and Hedging Activities. This Statement establishes accounting and reporting standards for derivative instruments and hedging activities. SFAS No. 133 is effective for all fiscal quarters of all fiscal years beginning after June 15, 1999. Management does not anticipate that this Statement will have a material impact on the Company's consolidated financial statements.

  (q) Reclassifications

     Certain reclassifications have been made to prior years' consolidated financial statements to conform to the current year presentation.

(2) ACQUISITIONS AND DISPOSITIONS

  (a) Completed Transactions

     On January 17, 1996, the Company acquired Pyramid Communications, Inc. ("Pyramid"), a radio broadcasting company with nine FM and three AM radio stations in five radio markets (Chicago, Philadelphia, Boston, Charlotte and Buffalo) (the "Pyramid Acquisition"). The Pyramid Acquisition was effected through the merger of a wholly-owned subsidiary of the Company with and into Pyramid, with Pyramid surviving the merger as a wholly-owned subsidiary of the Company. The total purchase price, including closing costs, allocated to net assets acquired was approximately $316,343 in cash.

     On May 3, 1996, the Company acquired WKLB-FM in Boston from Fairbanks Communications for $34,000 in cash plus various other direct acquisition costs. On November 26, 1996, the Company exchanged WKLB-FM in Boston (now known as WROR-FM) for WGAY-FM in Washington, D.C. The exchange was accounted for as a like-kind exchange and no gain or loss was recognized upon consummation of the transaction. The Company had previously been operating WGAY-FM under a time brokerage agreement and selling substantially all of the broadcast time of WKLB-FM under a time brokerage agreement, in each case since June 17, 1996, pending completion of the exchange.

     On July 19, 1996, the Company sold WHTT-FM and WHTT-AM in Buffalo to Mercury Radio for $19,500 in cash, and on August 1, 1996, the Company sold WSJZ-FM in Buffalo to American Radio Systems for $12,500 in cash (collectively, the "Buffalo Stations"). The assets of the Buffalo Stations were classified as assets held for sale in the Pyramid Acquisition and no gain or loss was recognized by the Company upon consummation of the sales. The combined net income of the Buffalo stations of approximately $733 has been excluded from the consolidated statement of operations for the year ended December 31, 1996. The excess of the proceeds over the carrying amounts at the dates of sale approximated $2,561 (including interest costs during the holding period of approximately $1,169) and has been accounted for as an adjustment to the original purchase price of the Pyramid Acquisition. The Company had previously entered into time brokerage agreements (effective April 15, 1996 for WSJZ-FM and April 25, 1996 for WHTT-FM and WHTT-AM) to sell substantially all of the broadcast time of these stations pending completion of the sales.

     On August 14, 1996, the Company acquired KYLD-FM in San Francisco from Crescent Communications for $44,000 in cash plus various other direct acquisition costs. The Company had previously been operating KYLD-FM under a time brokerage agreement since May 1, 1996.

     On October 18, 1996, the Company acquired WEDR-FM in Miami from affiliates of the Rivers Group for $65,000 in cash plus various other direct acquisition costs.

     On January 31, 1997, the Company acquired WWWW-FM and WDFN-AM in Detroit from affiliates of Chancellor Broadcasting Company ("CBC") for $30,000 in cash plus various other direct acquisition costs. The Company had previously provided certain sales and promotional functions to WWWW-FM and

                 CHANCELLOR MEDIA CORPORATION AND SUBSIDIARIES

WDFN-AM under a joint sales agreement since February 14, 1996 and subsequently operated the stations under a time brokerage agreement since April 1, 1996.

     On January 31, 1997, the Company acquired KKSF-FM and KDFC-FM/AM in San Francisco from affiliates of the Brown Organization for $115,000 in cash plus various other direct acquisition costs. The Company had previously been operating KKSF-FM and KDFC-FM/AM under a time brokerage agreement since November 1, 1996. On July 21, 1997, the Company sold KDFC-FM to Bonneville International Corporation ("Bonneville") for $50,000 in cash. The assets of KDFC-FM were classified as assets held for sale in connection with the purchase price allocation of the acquisition of KKSF-FM and KDFC-FM/AM and no gain or loss was recognized by the Company upon consummation of the sale. The combined net income of KDFC-FM of approximately $934 has been excluded from the consolidated statement of operations for the year ended December 31, 1997. The excess of the proceeds over the carrying amount at the date of sale approximated $739 (including interest costs during the holding period of approximately $1,750) and has been accounted for as an adjustment to the original purchase price of the acquisition of KKSF-FM and KDFC-FM/AM.

     On April 1, 1997, the Company acquired WJLB-FM and WMXD-FM in Detroit from Secret Communications, L.P. ("Secret") for $168,000 in cash plus various other direct acquisition costs. The Company had previously been operating WJLB-FM and WMXD-FM under time brokerage agreements since September 1, 1996.

     On April 3, 1997, the Company exchanged WQRS-FM in Detroit (which the Company acquired on April 3, 1997 from Secret for $32,000 in cash plus various other direct acquisition costs), to affiliates of Greater Media Radio, Inc. in return for WWRC-AM in Washington, D.C. and $9,500 in cash. The exchange was accounted for as a like-kind exchange and no gain or loss was recognized upon consummation of the transaction. The net purchase price to the Company of WWRC-AM was therefore $22,500. The Company had previously been operating WWRC-AM under a time brokerage agreement since June 17, 1996.

     On May 1, 1997, the Company acquired WDAS-FM/AM in Philadelphia from affiliates of Beasley FM Acquisition Corporation for $103,000 in cash plus various other direct acquisition costs.

     On May 15, 1997, the Company exchanged five of its six stations in Charlotte, North Carolina (WPEG-FM, WBAV-FM/AM, WRFX-FM and WFNZ-AM) for two FM stations in Philadelphia (WIOQ-FM and WUSL-FM) owned by EZ Communications, Inc. ("EZ") in Philadelphia (the "Charlotte Exchange"), and also sold the Company's sixth radio station in Charlotte, WNKS-FM, to EZ for $10,000 in cash and recognized a gain of $3,536. The Charlotte Exchange was accounted for as a like-kind exchange and no gain or loss was recognized upon consummation of the transaction.

     On May 30, 1997, the Company acquired WPNT-FM in Chicago from affiliates of Century Broadcasting Company for $75,740 in cash (including $1,990 for the purchase of the station's accounts receivable) plus various other direct acquisition costs. On June 19, 1997, the Company sold WPNT-FM in Chicago to Bonneville for $75,000 in cash and recognized a gain of $529.

     On June 3, 1997, the Company sold WEJM-FM in Chicago to affiliates of Crawford Broadcasting for $14,750 in cash and recognized a gain of $9,258.

     On July 2, 1997, the Company acquired WLTW-FM and WAXQ-FM in New York and WMZQ-FM, WJZW-FM, WZHF-AM and WBZS-AM in Washington, D.C. from Viacom International, Inc. ("Viacom") for approximately $612,388 in cash including various other direct acquisition costs (the "Viacom Acquisition"). The Viacom Acquisition was financed with (i) bank borrowings under the Senior Credit Facility (as defined) of $552,559; (ii) $53,750 in escrow funds paid by the Company on February 19, 1997 and (iii) $6,079 financed through working capital. In June 1997, the Company issued 5,990,000 shares of $3.00 Convertible Exchangeable Preferred Stock for net proceeds of $287,808 which were used to repay

                 CHANCELLOR MEDIA CORPORATION AND SUBSIDIARIES borrowings under the Senior Credit Facility and subsequently were reborrowed on July 2, 1997 as part of the financing of the Viacom Acquisition. On July 7, 1997, the Company sold WJZW-FM in Washington, D.C. to affiliates of Capital Cities/ABC Radio for $68,000 in cash. The assets of WJZW-FM, as well as the assets of WZHF-AM and WBZS-AM, which were sold on August 13, 1997, were accounted for as assets held for sale in connection with the purchase price allocation of the Viacom Acquisition and no gain or loss was recognized by the Company upon consummation of the sales. The combined net income of WJZW-FM, WZHF-AM and WBZS-AM of approximately $153 has been excluded from the consolidated statement of operations for the year ended December 31, 1997. The excess of the carrying amounts over the proceeds at the dates of sale approximated $894 and has been accounted for as an adjustment to the original purchase price of the Viacom Acquisition.

     On July 7, 1997, the Company sold the Federal Communications Commission ("FCC") authorizations and certain transmission equipment previously used in the operation of KYLD-FM in San Francisco to Susquehanna Radio Corporation ("Susquehanna") for $44,000 in cash and recognized a gain of $1,726. Simultaneously therewith, CBC sold the call letters "KSAN-FM" (which CBC previously used in San Francisco) to Susquehanna. On July 7, 1997, the Company and CBC entered into a time brokerage agreement to enable the Company to operate KYLD-FM on the frequency previously assigned to KSAN-FM, and on July 7, 1997, CBC changed the call letters of KSAN-FM to KYLD-FM. Upon the consummation of the Chancellor Merger (as defined herein), the Company changed the format of the new KYLD-FM to the format previously operated on the old KYLD-FM.

     On July 14, 1997, the Company completed the disposition of WLUP-FM in Chicago to Bonneville for net proceeds of $80,000 which were held by a qualified intermediary pending the completion of the deferred exchange of WLUP-FM for KZPS-FM and KDGE-FM in Dallas. On October 7, 1997, the Company applied the net proceeds from the disposition of WLUP-FM of $80,000 in cash, plus an additional $3,500 and various other direct acquisition costs, in a deferred exchange of WLUP-FM for KZPS-FM and KDGE-FM in Dallas. The exchange was accounted for as a like-kind exchange and no gain or loss was recognized upon consummation of the transaction. The Company had previously operated KZPS-FM and KDGE-FM under time brokerage agreements effective August 1, 1997.

     On July 21, 1997, the Company entered into a time brokerage agreement with CBC whereby the Company began managing certain limited functions of CBC's stations KISQ-FM (formerly KBGG-FM), KNEW-AM and KABL-FM in San Francisco pending the consummation of the Chancellor Merger (as defined herein), which occurred on September 5, 1997.

     On August 13, 1997, the Company sold WBZS-AM and WZHF-AM in Washington, D.C. (acquired as part of the Viacom Acquisition) for $13,000 and KDFC-AM in San Francisco for $5,000 to affiliates of Douglas Broadcasting ("Douglas") for a total sales price of $18,000 in the form of a note receivable. The note receivable bears interest at 7 3/4%, with a balloon principal payment due four years after closing. At closing, Douglas was required to post a $1,000 letter of credit for the benefit of the Company that will remain outstanding until all amounts due under the promissory note are paid.

     On August 27, 1997, the Company sold WEJM-AM in Chicago to Douglas for $7,500 in cash and recognized a gain of $3,331.

     On September 5, 1997, pursuant to an Amended and Restated Agreement and Plan of Merger, dated as of February 19, 1997 and amended and restated on July 31, 1997 (the "Chancellor Merger Agreement"), among CBC, Chancellor Radio Broadcasting Company ("CRBC"), Evergreen Media Corporation ("Evergreen"), Evergreen Mezzanine Holdings Corporation ("EMHC") and Evergreen Media Corporation of Los Angeles ("EMCLA"), (i) CBC was merged (the "Parent Merger") with and into EMHC, a direct, wholly-owned subsidiary of Evergreen, with EMHC remaining as the surviving corporation and (ii) CRBC was merged (the "Subsidiary Merger") with and into EMCLA, a direct, wholly-owned subsidiary of EMHC, with

                 CHANCELLOR MEDIA CORPORATION AND SUBSIDIARIES

EMCLA remaining as the surviving corporation (collectively, the "Chancellor Merger"). Upon consummation of the Parent Merger, the Company was renamed Chancellor Media Corporation and EMHC was renamed Chancellor Mezzanine Holdings Corporation ("CMHC"). Upon consummation of the Subsidiary Merger, EMCLA was renamed Chancellor Media Corporation of Los Angeles ("CMCLA"). Consummation of the Chancellor Merger added 52 radio stations (36 FM and 16 AM) to the Company's portfolio of stations, including 13 stations in markets in which the Company previously operated. The total purchase price allocated to net assets acquired was approximately $1,998,383 which included (i) the conversion of each outstanding share of CBC Common Stock into 0.9091 shares of the Company's Common Stock, resulting in the issuance of 34,617,460 shares of the Company's Common Stock at $15.50 per share, (ii) the assumption of long-term debt of CRBC of $949,000 which included $549,000 of borrowings outstanding under the CRBC senior credit facility, $200,000 of CRBC's 9 3/8% Senior Subordinated Notes due 2004 and $200,000 of CRBC's 8 3/4% Senior Subordinated Notes due 2007 (iii) the issuance of 2,117,629 shares of CMCLA's 12% Exchangeable Preferred Stock in exchange for CRBC's substantially identical securities with a fair value of $215,570 including accrued and unpaid dividends of $3,807, (iv) the issuance of 1,000,000 shares of CMCLA's 12 1/4% Series A Senior Cumulative Exchangeable Preferred Stock in exchange for CRBC's substantially identical securities with a fair value of $120,217 including accrued and unpaid dividends of $772, (v) the issuance of 2,200,000 shares of the Company's 7% Convertible Preferred Stock in exchange for CBC's substantially identical securities with a fair value of $111,048 including accrued and unpaid dividends of $1,048, (vi) the assumption of stock options issued to CBC stock option holders with a fair value of $34,977 and (vii) estimated acquisition costs of $31,000.

     On October 28, 1997, the Company acquired Katz, a full-service media representation firm, in a tender offer transaction for a total purchase price of approximately $379,101 (the "Katz Acquisition") which included (i) the conversion of each outstanding share of Katz Common Stock into the right to receive $11.00 in cash, resulting in total cash payments of $149,601, (ii) the assumption of long-term debt of Katz and its subsidiaries of $222,000 which included $122,000 of borrowings outstanding under the Katz senior credit facility and $100,000 of 10 1/2% Senior Subordinated Notes due 2007 of Katz Media Corporation (a subsidiary of Katz) and (iii) estimated acquisition costs of $7,500.

     On December 29, 1997, the Company acquired five radio stations from Pacific and Southern Company, Inc., a subsidiary of Gannett Co., Inc., consisting of WGCI-FM/AM in Chicago for $140,000, KKBQ-FM/AM in Houston for $110,000 and KHKS-FM in Dallas for $90,000, for an aggregate purchase price of $340,000 in cash plus various other direct acquisition costs.

     On January 30, 1998, the Company acquired KXPK-FM in Denver from Ever Green Wireless LLC for $26,000 in cash plus various other direct acquisition costs, of which $1,655 was previously paid by the Company as escrow funds and are classified as other assets at December 31, 1997. The Company had previously been programming KXPK-FM under a time brokerage agreement since September 1, 1997.

     On April 3, 1998, the Company exchanged WTOP-AM in Washington, KZLA-FM in Los Angeles and WGMS-FM in Washington plus $63,000 in cash (including $3,000 previously paid by the Company as escrow funds and classified as other assets at December 31, 1997) to Bonneville for WTJM-FM in New York, KLDE-FM in Houston and KBIG-FM in Los Angeles and recognized a gain of $123,845. The Company had previously operated KLDE-FM and KBIG-FM under time brokerage agreements since October 1, 1997 and WTJM-FM since October 10, 1997, and had sold substantially all of the broadcast time of WTOP-AM, KZLA-FM and WGMS-FM to Bonneville since October 1, 1997.

     On May 29, 1998, as part of the Capstar/SFX Transaction (defined below), the Company exchanged WAPE-FM and WFYV-FM in Jacksonville (valued at $53,000) for Capstar Broadcasting Corporation (together with its subsidiaries, "Capstar") station KODA-FM in Houston (the "Houston Exchange"). As part of the transaction, the Company also paid cash of $90,250 to the owners of KVET-AM, KVET-FM and KASE-FM, who simultaneously transferred such stations to Capstar.

                 CHANCELLOR MEDIA CORPORATION AND SUBSIDIARIES

     On June 1, 1998, the Company acquired WWDC-FM/AM in Washington, D.C. from Capitol Broadcasting Company and its affiliates for $74,062 in cash (including $2,062 for the purchase of the stations' accounts receivable) plus various other direct acquisition costs.

     On June 15, 1998, the Company's national radio network, The AMFM Radio Networks, acquired the syndicated programming shows of Global Satellite Network for $14,000 in cash plus various other direct acquisition costs. The syndicated programming shows acquired include "Rockline", "Modern Rock Live", "Reelin' in the Years" and the concert series "Live from the Pit".

     On July 31, 1998, the Company acquired Martin Media L.P., Martin & MacFarlane, Inc. and certain affiliated companies ("Martin") for a total purchase price of $615,117 which consisted of $612,848 in cash including various other direct acquisition costs and the assumption of notes payable of $2,270. Martin is an outdoor advertising company with over 13,700 billboards and outdoor displays in 12 states serving 23 markets. As part of the Martin transaction, the Company acquired an asset purchase agreement with Kunz & Company and paid an additional $6,000 in cash for a purchase option deposit previously paid by Martin.

     On August 28, 1998, the Company acquired various syndicated programming shows of Casey Kasem and the related programming libraries for $7,150 in cash and $7,000 in the form of a note payable due August 2000. The note is payable in two equal annual installments of $3,500 each on August 28, 1999 and August 28, 2000.

     On October 23, 1998, the Company acquired Primedia Broadcast Group, Inc. and certain of its affiliates, which own and operate eight FM radio stations in Puerto Rico, for a purchase price of $75,619 including various other direct acquisition costs.

     On November 13, 1998, the Company acquired approximately 1,000 billboards and outdoor display faces from Kunz & Company for $40,264 in cash, of which $6,000 was previously paid as a purchase option deposit in connection with the Martin acquisition on July 31, 1998. The Company had previously been operating these properties under a management agreement effective July 31, 1998.

     On December 1, 1998, the Company acquired the assets and working capital of the outdoor advertising division of Whiteco Industries, Inc. ("Whiteco"), including approximately 22,500 billboards and outdoor displays in 34 states, for $981,698 in cash including various other direct acquisition costs.

     Between September and December 1998, the Company acquired approximately 670 additional billboards and outdoor displays in various markets for approximately $23,582 in cash.

     The acquisitions discussed above were accounted for as purchases, and are subject to certain adjustments. Accordingly, the accompanying consolidated financial statements include the results of operations of the acquired entities accounted for as purchases from the dates of acquisition.

                 CHANCELLOR MEDIA CORPORATION AND SUBSIDIARIES

     A summary of the net assets acquired follows:

                                                      1996        1997         1998
                                                    --------   ----------   ----------
Cash and cash equivalents.........................  $  1,011   $    9,724   $    7,826
Accounts receivable, net..........................    13,618      129,907       31,223
Other current assets..............................     1,125       27,596       16,098
Property and equipment............................    11,519      118,371    1,238,365
Assets held for sale..............................    32,000      131,000           --
Intangible assets.................................   465,824    3,823,746    1,133,062
Other assets......................................        --       26,742        1,195
Accounts payable and accrued expenses.............    (4,536)    (100,422)     (14,973)
Deferred tax liabilities..........................   (61,218)    (279,371)     (98,042)
Other liabilities.................................        --      (39,681)         (12)
                                                    --------   ----------   ----------
          Total net assets acquired...............   459,343    3,847,612    2,314,742
Less:
  Cash and cash equivalents acquired..............     1,011        9,724        7,826
  Prior year escrow payments......................        --       17,000        4,655
  Notes payable...................................        --           --        9,270
  Long-term debt assumed..........................        --    1,171,000           --
  Redeemable preferred stock issued...............        --      335,787           --
  Preferred stock issued..........................        --      111,048           --
  Common stock issued.............................        --      536,571           --
  Stock options assumed...........................        --       34,977           --
  Gain on exchange................................        --           --      123,845
  Assets transferred in exchange..................        --           --      173,155
                                                    --------   ----------   ----------
Cash paid for acquisitions........................  $458,332   $1,631,505   $1,995,991
                                                    ========   ==========   ==========

     The pro forma consolidated condensed results of operations data for 1997 and 1998, as if the 1997 and 1998 acquisitions and dispositions discussed above, the 1997 preferred stock offering described in note 9, the 8 1/8% Notes offering described in note 7(f), the 9% Notes offering described in note 7(g), the 8% Senior Notes offering described in note 7(b) and the amendment and restatement of the Senior Credit Facility described in note 7(a) occurred at January 1, 1997, follow:

                                                                     UNAUDITED
                                                              -----------------------
                                                                 1997         1998
                                                              ----------   ----------
Net revenues................................................  $1,227,083   $1,460,968
Net loss....................................................    (200,485)     (92,054)
Basic and diluted loss per common share.....................       (1.67)       (0.85)

     The pro forma results are not necessarily indicative of the financial results which would have occurred if the transactions had been in effect for the entire periods presented.

     On January 21, 1999 and February 9, 1999, the Company acquired approximately 4,500 outdoor display faces from Triumph Outdoor Holdings and certain affiliated companies for $36,345 in cash including working capital and various other direct acquisition costs and is subject to certain adjustments.

     On January 28, 1999, the Company acquired Wincom Broadcasting Corporation which owns WQAL-FM in Cleveland. The Company had previously been operating WQAL-FM under a time brokerage agreement effective October 1, 1998. On February 2, 1999, the Company acquired five additional radio stations in Cleveland including (i) WDOK-FM and WRMR-AM from Independent Group Limited

                 CHANCELLOR MEDIA CORPORATION AND SUBSIDIARIES

Partnership, (ii) WZAK-FM from Zapis Communications and (iii) Zebra Broadcasting Corporation which owns WZJM-FM and WJMO-AM. The six Cleveland stations were acquired for an aggregate purchase price of $282,970 in cash including working capital and is subject to certain adjustments.

     Subsequent to January 1, 1999, the Company acquired approximately 100 additional billboards and outdoor displays in various markets for approximately $8,178 in cash.

  (b) Pending Transactions

     On February 20, 1998, the Company entered into an agreement to acquire from Capstar KTXQ-FM and KBFB-FM in Dallas/Ft. Worth, KODA-FM, KKRW-FM and KQUE-AM in Houston, KPLN-FM and KYXY-FM in San Diego and WDRV-FM, WJJJ-FM, WXDX-FM and WDVE-FM in Pittsburgh (collectively, "the Capstar/SFX Stations") for an aggregate purchase price of approximately $637,500 in a series of purchases and exchanges over a period of three years (the "Capstar/SFX Transaction"). The Capstar/ SFX Stations were acquired by Capstar as part of Capstar's acquisition of SFX on May 29, 1998. On May 29, 1998, the Company completed the Houston Exchange (defined above) and began programming the remaining ten Capstar/SFX Stations under time brokerage agreements. The purchase price for the remaining ten Capstar/SFX Stations will be approximately $494,250. The Company is currently assessing whether the terms of the Capstar/SFX Transaction will be modified upon the consummation of the Capstar Merger.

     On August 14, 1998, the Company entered into an agreement to sell WMVP-AM in Chicago to ABC, Inc. for $21,000 in cash. The Company entered into a time brokerage agreement to sell substantially all of the broadcast time of WMVP-AM effective September 10, 1998. Although there can be no assurance, the Company expects that the disposition of WMVP-AM will be consummated in the second quarter of 1999.

     On August 26, 1998, the Company and Capstar entered into an agreement to merge in a stock-for-stock transaction that will create the nation's largest radio broadcasting entity (the "Capstar Merger"). Pursuant to this agreement, as amended, the Company will acquire Capstar in a merger of Capstar into a wholly-owned subsidiary of Chancellor Media. Each share of Chancellor Media common stock will represent one share in the combined entity. Each share of Capstar common stock will entitle the holder thereof to 0.4955 of a share of common stock of Chancellor Media. Upon consummation of its pending transactions, Capstar will own and operate or program approximately 340 radio stations serving 81 mid-sized markets nationwide. On February 1, 1999, the Company began operating WKNR-AM in Cleveland, a station owned by Capstar, under a time brokerage agreement. The Capstar Merger is subject to stockholder approval of both the Company and Capstar. Although there can be no assurance, the Company expects that the Capstar Merger will be consummated in the second quarter or early third quarter of 1999.

     On September 15, 1998, the Company entered into an agreement to acquire KKFR-FM and KFYI-AM in Phoenix from The Broadcast Group, Inc. for $90,000 in cash. The Company began operating KKFR-FM and KFYI-AM under a time brokerage agreement effective November 5, 1998. Although there can be no assurance, the Company expects that the Phoenix acquisition will be consummated in the second quarter of 1999.

     Consummation of each of the transactions discussed above is subject to various conditions, including, in most cases, approval from the FCC and the expiration or early termination of any waiting period required under the HSR Act. The Company believes that such conditions will be satisfied in the ordinary course, but there can be no assurance that this will be the case.

  (c) Other Transactions

     On April 13, 1998, the Company and Secret entered into a settlement agreement regarding WFLN-FM in Philadelphia. Previously in August 1996, the Company and Secret had entered into an agreement under which the Company would acquire WFLN-FM from Secret for $37,750 in cash. In April 1997, the Company

                 CHANCELLOR MEDIA CORPORATION AND SUBSIDIARIES entered into an agreement to sell WFLN-FM to Greater Media for $41,800 in cash. On July 16, 1997, Secret purported to terminate the sale of WFLN-FM to the Company. The Company subsequently brought suit against Secret to enforce its rights to acquire WFLN-FM. Pursuant to a court settlement entered in August 1997 and the settlement agreement between the Company and Secret entered on April 13, 1998, (i) Secret sold WFLN-FM directly to Greater Media for $37,750, (ii) Greater Media deposited $4,050 (the difference between the Company's proposed acquisition price for WFLN-FM from Secret and the Company's proposed sale price for WFLN-FM to Greater Media) with the court and (iii) the Company received $3,500 of such amount deposited by Greater Media with the court, plus applicable interest (the "WFLN Settlement"), and Secret received the balance of $550, plus applicable interest.

     On May 29, 1998, Capstar sold KKPN-FM in Houston (acquired by Capstar as part of Capstar's acquisition of SFX Broadcasting, Inc. ("SFX")) due to the attributable ownership of Hicks Muse in both Capstar and the Company in order to comply with the FCC's multiple ownership limits. In connection with Capstar's sale of KKPN-FM, the Company received a commission from Capstar of $1,730.

(3) OTHER ASSETS

     Other current assets consist of the following at December 31, 1997 and 1998:

                                                               1997      1998
                                                              -------   -------
Prepaid expenses and other..................................  $18,348   $42,451
Representation contracts receivable.........................   16,463    17,458
                                                              -------   -------
                                                              $34,811   $59,909
                                                              =======   =======

     Other assets consist of the following at December 31, 1997 and 1998:

                                                                1997       1998
                                                              --------   --------
Note receivable -- Capstar(a)...............................  $     --   $150,000
Note receivable -- Douglas (note 2).........................    18,000     18,000
Deferred debt issuance costs, less accumulated amortization
  of $943 in 1997 and $4,711 in 1998........................    24,624     66,959
Deferred costs on purchases of representation contracts,
  less accumulated amortization of $380 in 1997 and $11,242
  in 1998...................................................    35,411     56,719
Investments at cost(b)......................................        --     30,000
Representation contracts receivable.........................    12,187     14,181
Escrow deposits (note 2)....................................     4,655         --
Other.......................................................    18,619     23,034
                                                              --------   --------
                                                              $113,496   $358,893
                                                              ========   ========

---------------

(a) On May 29, 1998, the Company provided a loan (the "Capstar Loan") to Capstar in the principal amount of $150,000 as part of the Capstar/SFX Transaction. The Capstar Loan bears interest at the rate of 12% per annum (subject to increase in certain circumstances), and is secured by a senior pledge of common stock of Capstar's direct subsidiary. A portion of the Capstar Loan will be prepaid by Capstar in connection with the Company's acquisition of, and the proceeds of such prepayment would be used by the Company as a portion of the purchase price for, each Capstar/SFX Station. Hicks Muse, which is a substantial shareholder of the Company, controls Capstar, and certain officers and directors of the Company are directors and/or executive officers of Capstar and/or Hicks Muse.

(b) On October 9, 1998, the Company acquired a non-voting interest in Z-Spanish Media Corporation for $25,000 in cash, which is accounted for under the cost method. Z-Spanish Media is the owner and

                 CHANCELLOR MEDIA CORPORATION AND SUBSIDIARIES operator of 22 Hispanic format radio stations in California, Texas, Arizona and Illinois and provides Hispanic format network programming to an additional 28 affiliated radio stations. Also, on December 18, 1998, the Company acquired an interest in USA Digital Radio for $5,000 in cash, which is accounted for under the cost method. USA Digital Radio is a leading developer of In-Band On-Channel(TM) AM and FM digital audio broadcasting technology, which is designed to allow radio broadcasters to transmit both analog and digital signals simultaneously using existing frequency spectrum allocations.

(4) PROPERTY AND EQUIPMENT

     Property and equipment consists of the following at December 31, 1997 and 1998:

                                               ESTIMATED USEFUL LIFE     1997        1998
                                               ---------------------   --------   ----------
Advertising structures.......................         15 years         $     --   $1,178,751
Transmitter and studio equipment.............       3-20 years           90,493       96,515
Buildings and improvements...................       3-35 years           36,914       58,491
Land.........................................               --           23,122       46,062
Furniture and fixtures.......................        5-7 years           15,554       24,765
Construction in progress.....................               --               --       13,114
Vehicles.....................................        5-7 years            2,870        7,625
Other equipment..............................          Various           23,576       35,914
                                                                       --------   ----------
                                                                        192,529    1,461,237
Less accumulated depreciation................                            32,732       73,081
                                                                       --------   ----------
                                                                       $159,797   $1,388,156
                                                                       ========   ==========

(5) INTANGIBLE ASSETS

     Intangible assets consist of the following at December 31, 1997 and 1998:

                                             ESTIMATED USEFUL LIFE      1997         1998
                                             ---------------------   ----------   ----------
Broadcast licenses.........................       15-40 years        $3,593,384   $4,110,469
Goodwill...................................       15-40 years           631,739    1,086,083
Other......................................        1-40 years           491,272      532,011
                                                                     ----------   ----------
                                                                      4,716,395    5,728,563
Less accumulated amortization..............                             311,952      672,516
                                                                     ----------   ----------
                                                                     $4,404,443   $5,056,047
                                                                     ==========   ==========

     Other intangible assets include: (i) premium advertising revenue base (the value of the higher radio advertising revenues in certain of the Company's markets as compared to other markets of similar population); (ii) advertising client base (the value of the well-established advertising base in place at the time of acquisition of certain stations); (iii) talent contracts (the value of employment contracts between certain stations and their key employees); (iv) fixed asset delivery premium (the benefit expected from the Company's ability to operate fully constructed and operational stations from the date of acquisition), (v) premium audience growth pattern (the value of expected above-average population growth in a given market) and (vi) the fair market value of media representation contracts acquired in connection with the acquisition of Katz.

                 CHANCELLOR MEDIA CORPORATION AND SUBSIDIARIES

(6) ACCOUNTS PAYABLE AND ACCRUED EXPENSES

     Accounts payable and accrued expenses consist of the following at December 31, 1997 and 1998:

                                                                1997       1998
                                                              --------   --------
Accounts payable............................................  $ 78,990   $113,362
Accrued interest............................................    18,130     43,221
Accrued payroll.............................................    34,274     36,858
Representation contracts payable............................    21,680     24,859
Notes payable...............................................        --      4,198
Accrued dividends...........................................    16,120      2,353
Other accrued expenses......................................     9,221     11,767
                                                              --------   --------
                                                              $178,415   $236,618
                                                              ========   ========

(7) LONG-TERM DEBT

     Long-term debt consists of the following at December 31, 1997 and 1998:

                                                                 1997         1998
                                                              ----------   ----------
Senior Credit Facility(a)...................................  $1,573,000   $1,596,000
8% Senior Notes(b)..........................................          --      750,000
9 3/8% Notes(c).............................................     200,000      200,000
8 3/4% Notes(d).............................................     200,000      200,000
10 1/2% Notes(e)............................................     100,000      100,000
8 1/8% Notes(f).............................................     500,000      500,000
9% Notes(g).................................................          --      750,000
                                                              ----------   ----------
          Total long-term debt..............................  $2,573,000   $4,096,000
                                                              ==========   ==========

  (a) Senior Credit Facility

     The Company's senior credit facility, as amended on November 9, 1998 (the "Senior Credit Facility") provides for aggregate commitments under a revolving loan facility and a term loan facility of $1,600,000 and $900,000, respectively. In connection with the amendment and restatement of the Senior Credit Facility on April 25, 1997, the Company wrote off the unamortized balance of deferred debt issuance costs of $4,350 (net of a tax benefit of $2,343) as an extraordinary charge in 1997.

     Borrowings under the Senior Credit Facility bear interest at a rate which, at the option of the Company, is based on the participating banks' prime rate or Eurodollar rate, plus an incremental rate. Without giving effect to the interest rate swap and cap agreements described below, the interest rate on the $900,000 outstanding under the term loan facility at December 31, 1998 was 7.31%, based on Eurodollar rates, and the interest rate on the $680,000 and $16,000 of advances outstanding under the revolving loan facility were 7.31% on a blended basis and 8.5%, respectively, at December 31, 1998, based on the Eurodollar and prime rates, respectively. The Company pays fees ranging from 0.25% to 0.375% per annum on the aggregate unused portion of the loan commitment based upon the leverage ratio for the most recent quarter end, in addition to an annual agent's fee.

     Pursuant to the Senior Credit Facility, the Company is required to enter into interest hedging agreements that result in fixing or placing a cap on the Company's floating rate debt so that no less than 50% of the principal amount of total debt outstanding has a fixed or capped rate. At December 31, 1998, interest rate swap agreements covering a notional balance of $1,810,000 were outstanding. These outstanding swap agreements mature from 1999 through 2002 and require the Company to pay fixed rates of 4.70% to 6.63%

                 CHANCELLOR MEDIA CORPORATION AND SUBSIDIARIES while the counterparty pays a floating rate based on the three-month London Interbank Borrowing Offered Rate ("LIBOR"). During the years ended December 31, 1996, 1997 and 1998, the Company recognized charges under its interest rate swap agreements of $111, $2,913 and $5,134 respectively. The Company's exposure to credit loss is minimal as its interest rate swap agreements are with the participating banks under the senior credit facility.

     The term loan facility is payable in quarterly installments commencing on September 30, 2000 and ending June 30, 2005. The revolving loan facility requires scheduled annual reductions of the commitment amount, payable in quarterly installments commencing on September 30, 2000 and ending on June 30, 2005. The capital stock of the Company's subsidiaries is pledged to secure the performance of the Company's obligations under the Senior Credit Facility, and each of the Company's domestic subsidiaries have guaranteed those obligations.

  (b) 8% Senior Notes

     On November 17, 1998, the Company issued $750,000 aggregate principal amount of 8% Senior Notes due 2008 (the "8% Senior Notes") for estimated net proceeds of $730,000 in a private placement. Interest on the 8% Senior Notes is payable semiannually, commencing on May 1, 1999. The 8% Senior Notes mature on November 1, 2008 and are redeemable, in whole or in part, at the option of the Company at a redemption price equal to 100% plus the Applicable Premium (as defined in the indenture governing the 8% Senior Notes) plus accrued and unpaid interest. In addition, on or prior to November 1, 2001, the Company may redeem up to 25% of the original aggregate principal amount of the 8% Senior Notes at a redemption price equal to 108% plus accrued and unpaid interest with the net proceeds of one or more public equity offerings of Chancellor Media, CMHC or CMCLA. Upon the occurrence of a change in control (as defined in the indenture governing the 8% Senior Notes), the holders of the 8% Senior Notes have the right to require the Company to repurchase all or any part of the 8% Senior Notes at a purchase price equal to 101% plus accrued and unpaid interest.

  (c) 9 3/8% Notes

     Upon consummation of the Chancellor Merger, on September 5, 1997, the Company assumed CRBC's $200,000 aggregate principal amount of 9 3/8% Senior Subordinated Notes due 2004 (the "9 3/8% Notes"). Interest on the 9 3/8% Notes is payable semiannually, commencing on April 1, 1996. The 9 3/8% Notes mature on October 1, 2004 and are redeemable, in whole or in part, at the option of the Company on or after February 1, 2000, at redemption prices ranging from 104.688% at February 1, 2000 and declining to 100% on or after February 1, 2003, plus in each case accrued and unpaid interest. In addition, on or prior to January 31, 1999, the Company may redeem up to 25% of the original aggregate principal amount of the 9 3/8% Notes at a redemption price of 107.031% plus accrued and unpaid interest with the net proceeds of one or more public equity offerings of CMHC or CMCLA. Upon the occurrence of a change in control (as defined in the indenture governing the 9 3/8% Notes), the holders of the 9 3/8% Notes have the right to require the Company to repurchase all or any part of the 9 3/8% Notes at a purchase price equal to 101% plus accrued and unpaid interest.

  (d) 8 3/4% Notes

     Upon consummation of the Chancellor Merger, on September 5, 1997, the Company assumed CRBC's $200,000 aggregate principal amount of 8 3/4% Senior Subordinated Notes due 2007 (the "8 3/4% Notes"). Interest on the 8 3/4% Notes is payable semiannually, commencing on December 15, 1997. The 8 3/4% Notes mature on June 15, 2007 and are redeemable, in whole or in part, at the option of the Company on or after June 15, 2002, at redemption prices ranging from 104.375% at June 15, 2002 and declining to 100% on or after June 15, 2005, plus in each case accrued and unpaid interest. In addition, prior to June 15, 2000, the Company

                 CHANCELLOR MEDIA CORPORATION AND SUBSIDIARIES may redeem up to 25% of the original aggregate principal amount of the 8 3/4% Notes at a redemption price of 108.75% plus accrued and unpaid interest with the net proceeds of one or more public equity offerings of CMHC or CMCLA. Upon the occurrence of a change in control (as defined in the indenture governing the 8 3/4% Notes) on or prior to June 15, 2000, the 8 3/4% Notes may be redeemed as a whole at the option of the Company at a redemption price of 100% plus the Applicable Premium (as defined in the indenture governing the 8 3/4% Notes) and accrued and unpaid interest. Upon the occurrence of a change in control after June 15, 2000, the holders of the 8 3/4% Notes have the right to require the Company to repurchase all or any part of the 8 3/4% Notes at a purchase price equal to 101% plus accrued and unpaid interest.

  (e) 10 1/2% Notes

     Upon consummation of the Katz Acquisition, on October 28, 1997, the Company assumed Katz Media Corporation's $100,000 aggregate principal amount of 10 1/2% Senior Subordinated Notes due 2007 (the "10 1/2% Notes"). Interest on the
10 1/2% Notes is payable semiannually, commencing on July 15, 1997. The 10 1/2% Notes mature on January 15, 2007 and are redeemable, in whole or in part, at the option of the Company on or after January 15, 2002, at redemption prices ranging from 105.25% at January 15, 2002 and declining to 100% on or after January 15, 2006, plus in each case accrued and unpaid interest. In addition, prior to January 15, 2000, the Company may redeem up to 35% of the original aggregate principal amount of the 10 1/2% Notes at a redemption price of 109.5% plus accrued and unpaid interest with the net proceeds of one or more offerings of equity interests of Chancellor Media, CMHC or CMCLA. Upon the occurrence of a change in control (as defined in the indenture governing the 10 1/2% Notes), the holders of the 10 1/2% Notes have the right to require the Company to repurchase all or any part of the 10 1/2% Notes at a purchase price equal to 101% plus accrued and unpaid interest.

  (f) 8 1/8% Notes

     On December 22, 1997, the Company issued $500,000 aggregate principal amount of 8 1/8% Senior Subordinated Notes due 2007 (the "8 1/8% Notes") for estimated net proceeds of $485,000 in a private placement and subsequently registered the 8 1/8% Notes on May 8, 1998. Interest on the 8 1/8% Notes is payable semiannually, commencing on June 15, 1998. The 8 1/8% Notes mature on December 15, 2007 and are redeemable, in whole or in part, at the option of the Company on or after December 15, 2002, at redemption prices ranging from 104.063% at December 15, 2002 and declining to 100% on or after December 15, 2005, plus in each case accrued and unpaid interest. In addition, prior to December 15, 2000, the Company may redeem up to 35% of the original aggregate principal amount of the 8 1/8% Notes at a redemption price of 108.125% plus accrued and unpaid interest with the net proceeds of one or more public equity offerings of Chancellor Media, CMHC or CMCLA. Also, upon the occurrence of a change in control (as defined in the indenture governing the 8 1/8% Notes), the 8 1/8% Notes may be redeemed as a whole at the option of the Company at a redemption price of 100% plus the Applicable Premium (as defined in the indenture governing the 8 1/8% Notes) and accrued and unpaid interest. Upon the occurrence of a change in control after December 15, 2000, the holders of the 8 1/8% Notes have the right to require the Company to repurchase all or any part of the 8 1/8% Notes at a purchase price equal to 101% plus accrued and unpaid interest.

  (g) 9% Notes

     On September 30, 1998, the Company issued $750,000 aggregate principal amount of 9% Senior Subordinated Notes due 2008 (the "9% Notes") for estimated net proceeds of $730,000 in a private placement and subsequently registered the 9% Notes on December 10, 1998. Interest on the 9% Notes is payable semiannually, commencing on April 1, 1999. The 9% Notes mature on October 1, 2008 and are redeemable, in whole or in part, at the option of the Company on and after October 1, 2003, at redemption prices ranging from 106.5% at October 1, 2003 and declining to 100% on October 1, 2008, plus in each case accrued and unpaid interest. In addition, on or prior to October 1, 2000, the Company may redeem up to 25%

                 CHANCELLOR MEDIA CORPORATION AND SUBSIDIARIES of the original aggregate principal amount of the 9% Notes at a redemption price of 109% plus accrued and unpaid interest with the net proceeds of one or more public equity offerings of Chancellor Media, CMHC or CMCLA. Upon the occurrence of a change in control (as defined in the indenture governing the 9% Notes), the 9% Notes may be redeemed, on or prior to October 1, 2000, as a whole at the option of the Company at a redemption price of 100% plus the Applicable Premium (as defined in the indenture governing the 9% Notes) and accrued and unpaid interest. Upon the occurrence of a change in control after October 1, 2000, the holders of the 9% Notes have the right to require the Company to repurchase all or any part of the 9% Notes at a purchase price equal to 101% plus accrued and unpaid interest.

  (h) Other

     The 9 3/8% Notes, the 8 3/4% Notes, the 10 1/2% Notes, the 8 1/8% Notes and the 9% Notes (collectively, the "Subordinated Notes") are unsecured obligations of the Company, subordinated in right of payment to all existing and any future senior indebtedness of the Company. The Subordinated Notes are fully and unconditionally guaranteed, on a joint and several basis, by all of the Company's direct and indirect subsidiaries other than certain inconsequential subsidiaries (the "Subsidiary Guarantors"). The Subsidiary Guarantors are wholly-owned subsidiaries of the Company.

     The 8% Senior Notes are senior unsecured obligations of the Company and rank equal in right of payment to the obligations of the Company under the Senior Credit Facility and existing and all other indebtedness of the Company not expressly subordinated to the 8% Senior Notes. However, because the 8% Senior Notes are unsecured, the 8% Senior Notes are effectively subordinated in right of payment to the Company's secured debt, including the Senior Credit Facility. The 8% Senior Notes are fully and unconditionally guaranteed, on a joint and several basis, by the Subsidiary Guarantors.

     The Senior Credit Facility and the indentures governing the 8% Senior Notes and the Subordinated Notes contain customary restrictive covenants, which, among other things and with certain exceptions, limit the ability of the Company and its subsidiaries to incur additional indebtedness and liens in connection therewith, enter into certain transactions with affiliates, pay dividends, consolidate, merge or effect certain asset sales, issue additional stock, effect an asset swap and make acquisitions. The Company is required under the Senior Credit Facility to maintain specified financial ratios, including leverage, cash flow and debt service coverage ratios (as defined).

     A summary of the future maturities of long-term debt at December 31, 1998 follows:

1999........................................................  $       --
2000........................................................      67,500
2001........................................................     157,500
2002........................................................     180,000
2003........................................................     316,000
Thereafter..................................................   3,375,000

(8) REDEEMABLE PREFERRED STOCK

  (a) 12 1/4% Preferred Stock

     Upon consummation of the Chancellor Merger on September 5, 1997, the Company issued 1,000,000 shares of CMCLA's 12 1/4% Series A Senior Cumulative Exchangeable Preferred Stock (the "12 1/4% Preferred Stock") in exchange for CRBC's substantially identical securities with a fair value of $120,217 including accrued and unpaid dividends of $772. The liquidation preference of each share of 12 1/4% Preferred Stock was $119.445 plus accrued and unpaid dividends of $1,829 at December 31, 1997. The dividend rate on the 12 1/4% Preferred Stock was 12.25% per annum of the liquidation preference and was payable quarterly.

                 CHANCELLOR MEDIA CORPORATION AND SUBSIDIARIES

     On July 20, 1998, CMCLA completed a consent solicitation (the "12 1/4% Preferred Stock Consent Solicitation") to modify certain timing restrictions on its ability to exchange all shares of its 12 1/4% Preferred Stock for its 12 1/4% Subordinated Exchange Debentures due 2008 (the "12 1/4% Debentures"). Consenting holders of 12 1/4% Preferred Stock received payments of $0.05 per share of 12 1/4% Preferred Stock. On July 23, 1998, CMCLA exchanged the shares of 12 1/4% Preferred Stock for 12 1/4% Debentures (the "12 1/4% Exchange"). In connection with the 12 1/4% Preferred Stock Consent Solicitation and 12 1/4% Exchange, CMCLA incurred approximately $170 in transaction costs which were recorded as deferred debt issuance costs.

     On August 19, 1998, CMCLA completed a cash tender offer (the "12 1/4% Debentures Tender Offer") for all of its 12 1/4% Debentures for an aggregate repurchase cost of $143,836 which included (i) the principal amount of the 12 1/4% Debentures of $119,445, (ii) premiums on the repurchase of the 12 1/4% Debentures of $22,683, (iii) accrued and unpaid interest on the 12 1/4% Debentures from July 23, 1998 through August 19, 1998 of $1,138 and (iv) estimated transaction costs of $570. In connection with the 12 1/4% Debentures Tender Offer, CMCLA recorded an extraordinary charge of $15,224 (net of a tax benefit of $8,199) consisting of the premiums, estimated transaction costs and the write-off of the unamortized balance of deferred debt issuance costs.

  (b) 12% Preferred Stock

     Upon consummation of the Chancellor Merger, on September 5, 1997, the Company issued 2,117,629 shares of CMCLA's 12% Exchangeable Preferred Stock (the "12% Preferred Stock") in exchange for CRBC's substantially identical securities with a fair value of $215,570 including accrued and unpaid dividends of $3,807. The liquidation preference of each share of 12% Preferred Stock was $100.00 plus accrued and unpaid dividends of $11,756 at December 31, 1997. The dividend rate on the 12% Preferred Stock was 12% per annum of the liquidation preference and was payable semi-annually.

     On May 8, 1998, CMCLA completed a consent solicitation (the "12% Preferred Stock Consent Solicitation") to modify certain timing restrictions on its ability to exchange all shares of its 12% Preferred Stock for its 12% Subordinated Exchange Debentures due 2009 (the "12% Debentures"). Consenting holders of 12% Preferred Stock received payments of $0.05 per share of 12% Preferred Stock. On May 13, 1998, CMCLA exchanged the shares of 12% Preferred Stock for 12% Debentures (the "12% Exchange"). In connection with the 12% Preferred Stock Consent Solicitation and 12% Exchange, CMCLA incurred approximately $270 in transaction costs which were recorded as deferred debt issuance costs.

     On June 10, 1998, CMCLA completed a cash tender offer (the "12% Debentures Tender Offer") for all of its 12% Debentures for an aggregate repurchase cost of $262,495 which included (i) the principal amount of the 12% Debentures of $211,763, (ii) premiums on the repurchase of the 12% Debentures of $47,798,
(iii) accrued and unpaid interest on the 12% Debentures from May 13, 1998 through June 10, 1998 of $1,976 and (iv) estimated transaction costs of $958. In connection with the 12% Debentures Tender Offer, CMCLA recorded an extraordinary charge of $31,865 (net of a tax benefit of $17,158) consisting of the premiums, estimated transaction costs and the write-off of the unamortized balance of deferred debt issuance costs.

(9) STOCKHOLDERS' EQUITY

  (a) Preferred Stock

     (i) 1993 Convertible Preferred Stock

     In October 1993, the Company issued 1,610,000 shares of $3.00 Convertible Exchangeable Preferred Stock (the "1993 Convertible Preferred Stock") for net proceeds of approximately $76,645. The Company converted 1,608,297 shares of the 1993 Convertible Preferred Stock into 10,051,832 shares of the Company's Common Stock and redeemed the remaining 1,703 shares of 1993 Convertible Preferred Stock at $52.70 per share in 1996 (the "1996 Preferred Stock Conversion"). The 1993 Convertible Preferred Stock had a

                 CHANCELLOR MEDIA CORPORATION AND SUBSIDIARIES liquidation preference of $50.00 per share plus accrued and unpaid dividends and a dividend rate of $3.00 per share, payable quarterly.

     (ii) $3.00 Convertible Exchangeable Preferred Stock

     In June 1997, the Company issued 5,990,000 shares of Chancellor Media's $3.00 Convertible Exchangeable Preferred Stock (the "$3.00 Convertible Preferred Stock") for net proceeds of $287,808. The liquidation preference of each share of Convertible Preferred Stock is $50.00 plus accrued and unpaid dividends of $749 at December 31, 1997 and 1998. Dividends on the $3.00 Convertible Preferred Stock are cumulative and payable quarterly commencing September 15, 1997 at a rate per annum of $3.00 per share, when, as and if declared by the Board of Directors of the Company. The $3.00 Convertible Preferred Stock is convertible at the option of the holder at any time unless previously redeemed or exchanged, into the Company's Common Stock, par value $.01 per share at a conversion price of $25.00 per share, subject to adjustment in certain events. The $3.00 Convertible Preferred Stock is redeemable in whole or in part, at the option of the Company, on or after June 16, 1999, at redemption prices ranging from 104.8% and declining to 100% of the liquidation preference on or after June 15, 2007, plus in each case accrued and unpaid dividends, provided that on or prior to June 15, 2000, the closing price of the Common Stock has equaled or exceeded 150% of the conversion price for 20 out of any 30 consecutive trading days. The $3.00 Convertible Preferred Stock is exchangeable, subject to certain conditions, at the option of the Company, in whole but not in part, commencing September 15, 2000, for 6% Convertible Subordinated Exchange Debentures due 2012 (the "6% Exchange Debentures") at a rate of $50.00 principal amount of 6% Exchange Debentures for each share of $3.00 Convertible Preferred Stock. Upon the occurrence of a change in control (as defined in the certificate of designation governing the $3.00 Convertible Preferred Stock), holders will have special conversion rights, subject to cash redemption by the Company. The $3.00 Convertible Preferred Stock is senior in liquidation preference to the Common Stock of Chancellor Media and pari passu with the 7% Convertible Preferred Stock.

     (iii) 7% Convertible Preferred Stock

     Upon consummation of the Chancellor Merger, on September 5, 1997, the Company issued 2,200,000 shares of Chancellor Media's 7% Convertible Preferred Stock (the "7% Convertible Preferred Stock") in exchange for Chancellor's substantially identical securities with a fair value of $111,048 including accrued and unpaid dividends of $1,048. The liquidation preference of each share of 7% Convertible Preferred Stock is $50.00 plus accrued and unpaid dividends of $1,604 at December 31, 1997 and 1998. Dividends on the 7% Convertible Preferred Stock are cumulative and payable quarterly, commencing July 15, 1997. The 7% Convertible Preferred Stock is convertible at the option of the holder at any time unless previously redeemed or exchanged, into the Company's Common Stock, par value $.01 per share at a conversion price of $18.095 per share, subject to adjustment in certain events. The 7% Convertible Preferred Stock is redeemable in whole or in part, at the option of the Company, on or after January 15, 2000, at redemption prices ranging from 104.9% at January 15, 2000 and declining to 100% of the liquidation preference on or after January 15, 2007, plus in each case accrued and unpaid dividends. Upon the occurrence of a change in control (as defined in the certificate of designation governing the 7% Convertible Preferred Stock), the holders of the 7% Convertible Preferred Stock have the right to require the Company to repurchase all or any part of the 7% Convertible Preferred Stock at a price of 101% of the liquidation preference, plus accrued and unpaid dividends. The 7% Convertible Preferred Stock is senior in liquidation preference to the Common Stock of Chancellor Media and pari passu with the $3.00 Convertible Preferred Stock.

  (b) Common Stock

     On October 17, 1996, the Company completed a secondary public offering of 18,000,000 shares of its Common Stock (the "1996 Offering"). The net proceeds to the Company in connection with the 1996

                 CHANCELLOR MEDIA CORPORATION AND SUBSIDIARIES

Offering of approximately $264,236 were used to reduce borrowings under the Company's prior senior credit facility.

     On September 5, 1997, the Company issued 34,617,460 shares of Common Stock at $15.50 per share in connection with the Chancellor Merger. In addition, upon consummation of the Chancellor Merger, each share of the Company's formerly outstanding Class A Common Stock and Class B Common Stock was reclassified, changed and converted into one share of Common Stock.

     On August 8, 1996, the Company declared a three-for-two stock split effected in the form of a stock dividend payable on August 26, 1996 to shareholders of record at the close of business on August 19, 1996. On December 18, 1997, the Company declared a two-for-one stock split effected in the form of a stock dividend payable on January 12, 1998 to shareholders of record at the close of business on December 29, 1997. All share and per share data (other than authorized share data) contained in the accompanying consolidated financial statements have been retroactively adjusted to give effect to the stock dividend.

     On March 13, 1998, the Company completed an offering of 21,850,000 shares of its Common Stock for net proceeds of approximately $994,642. The net proceeds were used to reduce bank borrowings under the revolving credit portion of the Senior Credit Facility (as defined) and the excess proceeds were initially invested in short-term investment grade securities. The Company subsequently used the excess proceeds for general corporate purposes, including the financing of certain acquisitions and exchanges.

  (c) Stock Options

     The Company has established the 1992, 1993, 1995 and 1998 Key Employee Stock Option Plans (the "Employee Option Plans") which provide for the issuance of stock options to officers and other key employees of the Company and its subsidiaries. The Employee Option Plans make available for issuance an aggregate of 15,105,000 shares of Common Stock. Options issued under the Employee Option Plans have varying vesting periods as provided in separate stock option agreements and generally carry an expiration date of ten years subsequent to the date of issuance. Options issued under the 1993, 1995 and 1998 Employee Option Plans are required to have exercise prices equal to or in excess of the fair market value of the Company's Common Stock on the date of issuance unless approved by the Compensation Committee of the Company's Board of Directors.

     In May 1995, the Company also established the Stock Option Plan for Non-Employee Directors (the "Director Plan") which provides for the issuance of stock options to non-employee directors of the Company. The Director Plan makes available for issuance an aggregate of 900,000 shares of Common Stock. Options issued under the Director Plan have exercise prices equal to the fair market value of the Company's Common Stock on the date of issuance, vest over a three year period and have an expiration date of ten years subsequent to the date of issuance.

     In connection with the BPI Acquisition, the Company assumed outstanding options to purchase 310,276 shares of the Company's Common Stock (the "BPI Options"). The BPI Options vested and became exercisable on May 12, 1996 and have an expiration date of ten years subsequent to the original date of issuance by BPI.

     In connection with the Chancellor Merger, the Company assumed outstanding options to purchase 3,526,112 shares of the Company's Common Stock (the "Chancellor Options") with a fair value of $34,977. The Chancellor Options have varying vesting periods as provided in separate stock option agreements and generally carry an expiration date of ten years subsequent to the original date of issuance by CBC.

     The total options available for grant were 1,115,894 and 2,171,939 at December 31, 1997 and 1998, respectively.

                 CHANCELLOR MEDIA CORPORATION AND SUBSIDIARIES

     Following is a summary of activity in the employee option plans and agreements discussed above for the years ended December 31, 1996, 1997 and 1998:

                                     1996                   1997                   1998
                             --------------------   --------------------   ---------------------
                                         WEIGHTED               WEIGHTED                WEIGHTED
                                         AVERAGE                AVERAGE                 AVERAGE
                                         EXERCISE               EXERCISE                EXERCISE
                              SHARES      PRICE      SHARES      PRICE       SHARES      PRICE
                             ---------   --------   ---------   --------   ----------   --------
Outstanding at beginning of
year.......................  2,579,748    $ 3.46    3,559,984    $ 5.97     8,826,696    $12.98
Granted....................  1,174,500     11.56    2,773,590     22.89     7,392,000     39.28
Assumed in acquisitions....         --        --    3,526,112      9.29            --        --
Exercised..................   (166,806)     4.27     (994,526)     5.43    (1,075,860)     9.55
Canceled...................    (27,458)     4.96      (38,464)    19.46      (316,847)    20.82
                             ---------              ---------              ----------
Outstanding at end of
  year.....................  3,559,984    $ 5.97    8,826,696    $12.98    14,825,989    $26.03
                             =========              =========              ==========
Options exercisable at year
  end......................  1,935,484              5,687,960              10,211,090
                             =========              =========              ==========

     The following table summarizes information about stock options outstanding at December 31, 1998:

                                      OPTIONS OUTSTANDING                         OPTIONS EXERCISABLE
                       --------------------------------------------------   --------------------------------
                           NUMBER                                               NUMBER
                       OUTSTANDING AT   WEIGHTED AVERAGE      WEIGHTED      EXERCISABLE AT       WEIGHTED
      RANGE OF          DECEMBER 31,       REMAINING          AVERAGE        DECEMBER 31,        AVERAGE
   EXERCISE PRICES          1998        CONTRACTUAL LIFE   EXERCISE PRICE        1998         EXERCISE PRICE
   ---------------     --------------   ----------------   --------------   ---------------   --------------
$0.01................       645,000        3.6 years           $ 0.01            645,000          $ 0.01
$4.13 to 6.17........     1,850,688        5.5 years             4.60          1,850,688            4.60
$10.67 to 15.81......     2,121,349        7.2 years            11.50          1,537,488           11.49
$17.05 to 24.13......     3,459,002        8.6 years            22.26          2,639,914           22.16
$26.38 to 32.13......     1,095,000        9.5 years            30.26            338,000           29.31
$37.31 to 48.38......     5,654,950        9.4 years            42.96          3,200,000           41.96
                         ----------                                           ----------
                         14,825,989                            $26.03         10,211,090          $22.42
                         ==========                                           ==========

     The weighted-average fair value of options granted during 1996, 1997 and 1998 which have exercise prices equal to or in excess of the market value of the Company's common stock on the date of issuance was $5.25, $10.25 and $17.50, respectively. The weighted-average fair value of options granted during 1998 which have exercise prices less than the market value of the Company's common stock on the date of issuance was $28.19.

                 CHANCELLOR MEDIA CORPORATION AND SUBSIDIARIES

     The Company applies APB Opinion No. 25 in accounting for its Employee Option Plans and, accordingly, no compensation cost is recognized in the consolidated financial statements for stock options which have exercise prices equal to or in excess of the market value of the Company's Common Stock on the date of issuance. A charge for stock compensation expense of $16,000 is included in executive severance charge for the year ended December 31, 1998 (see note
13). Had the Company determined compensation cost based on the fair value at the grant date for its stock options under SFAS No. 123, the Company's net loss would have been increased to the pro forma amounts indicated below:

                                                        1996       1997       1998
                                                      --------   --------   ---------
Net loss:
  As reported.......................................  $(16,194)  $(31,745)  $ (95,589)
  Pro forma.........................................   (19,249)   (44,639)   (160,687)
Basic and diluted loss per common share:
  As reported.......................................      (.33)      (.46)       (.88)
  Pro forma.........................................      (.38)      (.59)      (1.35)

     Pro forma net loss reflects only options granted subsequent to December 31, 1994. Therefore, the full impact of calculating compensation cost for stock options under SFAS No. 123 is not reflected in the pro forma net loss amounts presented above.

     The fair value for the stock options was estimated at the date of grant using a Black-Scholes option pricing model with the following weighted-average assumptions for 1996, 1997 and 1998: expected stock volatility ranging from 39.9% to 44.5%; risk-free interest rates ranging from 4.8% to 6.0%; dividend yields of 0%; and expected lives ranging from three to seven years.

(10) INCOME TAXES

     Income tax expense (benefit) from continuing operations consists of the following:

                                                           1996      1997      1998
                                                          -------   -------   -------
Current tax expense:
  Federal...............................................  $   485   $ 6,840   $    --
  State.................................................      972     4,791     5,033
                                                          -------   -------   -------
Total current tax expense...............................    1,457    11,631     5,033
Deferred tax expense (benefit)..........................   (4,353)   (3,829)   28,718
                                                          -------   -------   -------
Total income tax expense (benefit)......................  $(2,896)  $ 7,802   $33,751
                                                          =======   =======   =======

     During 1997 and 1998, the Company incurred extraordinary losses in connection with various refinancings. The tax benefit related to the extraordinary losses were approximately $2,343 and $25,357 for the years ended December 31, 1997 and 1998, respectively. This tax benefit, which reduced current taxes payable, is separately allocated to the extraordinary item. See
Note 7(a) and Note 8. During 1998, the Company reduced current taxes payable by $13,098 due to a tax benefit received from the exercise of certain stock options.

                 CHANCELLOR MEDIA CORPORATION AND SUBSIDIARIES

     Total income tax expense (benefit) differed from the amount computed by applying the U.S. federal statutory income tax rate of 35% to loss from continuing operations for the years ended December 31, 1996, 1997 and 1998 as a result of the following:

                                                           1996      1997      1998
                                                          -------   -------   -------
Computed "expected" tax expense (benefit)...............  $(6,682)  $(2,342)  $   998
Amortization of goodwill................................    2,477     5,744    11,728
State income taxes, net of federal benefit..............      632     2,533     4,919
Non-deductible executive compensation...................       --        --    13,221
Non-deductible meals and entertainment..................      729     1,028     2,312
Other, net..............................................      (52)      839       573
                                                          -------   -------   -------
                                                          $(2,896)  $ 7,802   $33,751
                                                          =======   =======   =======

     The tax effects of temporary differences that give rise to significant portions of the deferred tax assets and liabilities at December 31, 1997 and 1998 are presented below:

                                                                1997        1998
                                                              ---------   ---------
Deferred tax assets:
  Net operating loss and credit carryforwards...............  $  38,552   $  76,755
  Accrued executive compensation and stock options..........      1,720      10,452
  Differences in book and tax bases related to media
     representation contracts...............................     39,908      27,233
  Differences in book and tax bases of lease liabilities....      4,727       4,727
  Other.....................................................      3,147       1,754
                                                              ---------   ---------
          Total deferred tax assets.........................     88,054     120,921
                                                              ---------   ---------
Deferred tax liabilities:
  Property and equipment and intangibles, primarily related
     to acquisitions........................................   (445,992)   (567,221)
  Other.....................................................     (3,702)     (6,834)
                                                              ---------   ---------
          Total deferred tax liabilities....................   (449,694)   (574,055)
                                                              ---------   ---------
          Net deferred tax liability........................  $(361,640)  $(453,134)
                                                              =========   =========

     Deferred tax assets and liabilities are computed by applying the U.S. federal and state income tax rate in effect to the gross amounts of temporary differences and other tax attributes, such as net operating loss carryforwards.

     In assessing the realizability of deferred tax assets, management considers whether it is more likely than not that some portion or all of the deferred tax assets will not be realized. The ultimate realization of deferred tax assets is dependent upon the generation of future taxable income during the periods in which those temporary differences become deductible. Management considers the scheduled reversal of deferred tax liabilities, projected future taxable income, and tax planning strategies in making this assessment. The Company expects the deferred tax assets at December 31, 1998 to be realized as a result of the reversal during the carryforward period of existing taxable temporary differences giving rise to deferred tax liabilities and the generation of taxable income in the carryforward period.

     At December 31, 1998, the Company has net operating loss carryforwards available to offset future taxable income of approximately $176,600, expiring from 2001 to 2018 and has alternative minimum tax credit carryforwards of approximately $4,700 that do not expire. Approximately $102,800 and $2,800 of the net operating loss and tax credit carryforwards, respectively, at December 31, 1998 are subject to annual use limitations under tax rules governing changes of ownership.

                 CHANCELLOR MEDIA CORPORATION AND SUBSIDIARIES

(11) COMMITMENTS AND CONTINGENCIES

     The Company has long-term operating leases for office space, certain broadcasting facilities and equipment and the majority of the land occupied by its outdoor advertising structures. The leases expire at various dates, generally during the next ten years, and have varying options to renew and cancel. Rental expense for operating leases (excluding those with lease terms of one month or less that were not renewed) was approximately $5,462, $10,913 and $39,427 for 1996, 1997 and 1998, respectively. Future minimum lease payments under noncancelable operating leases (with initial or remaining lease terms in excess of one year) as of December 31, 1998 are as follows:

Year ending December 31:
  1999......................................................  $   67,218
  2000......................................................      66,957
  2001......................................................      64,904
  2002......................................................      63,501
  2003......................................................      62,992
  Thereafter................................................   1,501,398

     In July 1998, a stockholder derivative action was commenced in the Delaware Court of Chancery by a stockholder purporting to act on behalf of the Company. The defendants in the case include Hicks, Muse, Tate & Furst Incorporated ("Hicks Muse"), LIN Television and some of Chancellor Media's directors. The plaintiff alleges that, among other things, (1) Hicks Muse allegedly caused the Company to pay too high of a price for LIN because Hicks Muse had allegedly paid too high of a price when it acquired LIN; and (2) the transaction therefore allegedly constitutes a breach of fiduciary duty and a waste of corporate assets by Hicks Muse, which is alleged to control the Company, and the directors of the Company named as defendants. The plaintiff seeks to enjoin consummation or rescission of the transaction, compensatory damages, an order requiring that the directors named as defendants "carry out their fiduciary duties," and attorneys' fees and other costs. Plaintiff, defendants and the Company had reached a tentative settlement of this lawsuit. However, as a result of the decision by the Boards of Directors of the Company and LIN to terminate the LIN Merger, the settlement will not proceed as planned.

     In September 1998, a stockholder class action complaint was filed in the Delaware Court of Chancery by a stockholder purporting to act individually and on behalf of all other persons, other than defendants, who own securities of Chancellor Media and are similarly situated. The defendants in the case are named as Chancellor Media, Hicks Muse, Thomas O. Hicks, Jeffrey A. Marcus, James
E. de Castro, Eric C. Neuman, Lawrence D. Stuart, Jr., Steven Dinetz, Thomas J. Hodson, Perry Lewis, John H. Massey and Vernon E. Jordan, Jr. The plaintiff alleges breach of fiduciary duties, gross mismanagement, gross negligence or recklessness, and other matters relating to the defendants' actions in connection with the proposed Capstar merger. The plaintiff seeks to certify the complaint as a class action, enjoin consummation of the Capstar merger, order defendants to account to plaintiff and other alleged class members for damages, and award attorneys' fees and other costs. The Company believes that the lawsuit is without merit and intends to vigorously defend the action.

     On July 10, 1998, the Company entered into an agreement to acquire a 50% economic interest in Grupo Radio Centro, S.A. de C.V., an owner and operator of radio stations in Mexico, for approximately $120,500 in cash and $116,500 in Chancellor Media common stock. On October 15, 1998, the Company announced that it had provided notice to Grupo Radio that it was terminating the acquisition agreement in accordance with its terms. The Company has received notice from Grupo Radio requesting arbitration under the terms of the acquisition agreement of allegations that Chancellor Media wrongfully terminated that agreement, and the parties have commenced the arbitration process. The Company believes that it had a proper basis for terminating the agreement in accordance with its terms and intends to contest these allegations vigorously.

                 CHANCELLOR MEDIA CORPORATION AND SUBSIDIARIES

     The Company is also involved in various other claims and lawsuits which are generally incidental to its business. The Company is also vigorously contesting all of these matters and believes that the ultimate resolution of these matters and those mentioned above will not have a material adverse effect on its consolidated financial position or results of operations.

     The Company offers substantially all of its employees voluntary participation in a 401(k) Plan. The Company may make discretionary contributions to the plans; however, no such contributions were made by the Company during 1996, 1997 or 1998.

(12) FINANCIAL INSTRUMENTS AND RISK MANAGEMENT

  (a) Interest Rate Risk Management

     The Company enters into interest rate swaps and collars to diversify its risk associated with interest rate fluctuations. Under interest rate swaps, the Company agrees with other parties to exchange, at specified intervals, the difference between fixed rate and floating rate interest amounts calculated by reference to an agreed notional principal amount.

     Under interest rate collars, the Company agrees with other parties to exchange, at specified intervals and interest rate levels, the difference between fixed rate and floating rate interest amounts calculated by reference to an agreed notional principal amount. If the index rate is between the cap rate and floor rate, the Company does not receive or make any payments.

  (b) Fair Value of Financial Instruments

     The following table presents the carrying amounts and estimated fair values of the Company's financial instruments at December 31, 1997 and 1998. The fair value of a financial instrument is defined as the amount at which the instrument could be exchanged in a current transaction between willing parties.

                                                      1997                        1998
                                            ------------------------    ------------------------
                                             CARRYING        FAIR        CARRYING        FAIR
                                              AMOUNT        VALUE         AMOUNT        VALUE
                                            ----------    ----------    ----------    ----------
Notes receivable..........................  $   18,000    $   18,000    $  168,000    $  182,600
Long-term debt -- Senior Credit
  Facility................................   1,573,000     1,573,000     1,596,000     1,596,000
Long-term debt -- 8% Senior Notes.........          --            --       750,000       761,250
Long-term debt -- 9 3/8% Notes............     200,000       209,000       200,000       208,000
Long-term debt -- 8 3/4% Notes............     200,000       205,000       200,000       204,000
Long-term debt -- 10 1/2% Notes...........     100,000       110,000       100,000       110,000
Long-term debt -- 8 1/8% Notes............     500,000       500,000       500,000       495,000
Long-term debt -- 9% Notes................          --            --       750,000       787,500
Interest rate swaps and collars
  liability...............................          --         3,919            --        12,799
Redeemable preferred stock -- 12 1/4%
  Preferred Stock.........................     119,445       133,000            --            --
Redeemable preferred stock -- 12%
  Preferred Stock.........................     211,763       239,821            --            --
Preferred stock -- $3.00 Convertible
  Preferred Stock.........................     299,500       473,959       299,500       567,553
Preferred stock -- 7% Convertible
  Preferred Stock.........................     110,000       237,875       110,000       285,626

                 CHANCELLOR MEDIA CORPORATION AND SUBSIDIARIES

     The following methods and assumptions were used to estimate the fair value of each class of financial instrument:

          Cash and cash equivalents, accounts receivable and accounts payable: The carrying amount of these assets and liabilities approximates fair value because of the short maturity of these instruments.

          Notes receivable: The fair value of notes receivable is estimated by discounting the expected future cash flows at interest rates commensurate with the creditworthiness of the third party.

          Long-term debt: The fair values of the Company's 8% Senior Notes,
     9 3/8% Notes, 8 3/4% Notes, 10 1/2% Notes, 8 1/8% Notes, and 9% Notes are based on quoted market prices at December 31, 1997 and 1998. As amounts outstanding under the Company's Senior Credit Facility agreements bear interest at current market rates, their carrying amounts approximate fair market value.

          Interest rate swaps and collars: The fair value of the interest rate swap and collar contracts is estimated by obtaining quotations from brokers. The fair value is an estimate of the amounts that the Company would (receive) pay at the reporting date if the contracts were transferred to other parties or canceled by either party.

          Redeemable preferred stock: The fair values of the Company's 12 1/4% Preferred Stock and 12% Preferred Stock are based on December 31, 1997 quoted market prices.

          Preferred stock: The fair values of the Company's $3.00 Convertible Preferred Stock and 7% Convertible Preferred Stock are based on quoted market prices at December 31, 1997 and 1998.

(13) RELATED PARTY AND OTHER TRANSACTIONS

     As of December 31, 1998, Thomas O. Hicks and affiliates of Hicks Muse beneficially owned an aggregate 16,944,371 shares of Common Stock of the Company. Mr. Hicks is Chairman of the Board and a director of the Company.

     The Company is subject to a financial monitoring and oversight agreement, dated April 1, 1996, as amended on September 4, 1997, with Hicks, Muse & Co. Partners, L.P. ("Hicks Muse Partners"), an affiliate of Hicks Muse. In connection with the financial monitoring and oversight agreement, the Company pays to Hicks Muse Partners an annual fee of not less than $1,000, subject to increase or decrease (but not below $1,000), based upon changes in the consumer price index. Hicks Muse Partners is also entitled to reimbursement for any out-of-pocket expenses incurred in connection with rendering services under the financial monitoring and oversight agreement. The financial monitoring and oversight agreement provides that the agreement will terminate at the time as Thomas O. Hicks and his affiliates collectively cease to beneficially own at least two-thirds of the number of shares of Chancellor Media common stock beneficially owned by them, collectively, at the effective time of the Chancellor Merger. The Company paid Hicks Muse Partners $333 and $1,019 in 1997 and 1998, respectively, in connection with the financial monitoring and oversight agreement which is included in corporate general and administrative expense.

     In connection with the consummation of the Chancellor Merger, a financial advisory agreement among CBC, CRBC and HM2/Management Partners, L.P. ("HM2/Management"), an affiliate of Hicks Muse, was terminated. In consideration thereof, in lieu of any payments required to be made under the financial advisory agreement in respect of the transactions contemplated by the Chancellor Merger, HM2/Management was paid a fee of $10,000 in cash upon consummation of the Chancellor Merger in 1997 which was accounted for as a direct acquisition cost. As part of the termination of the financial advisory agreement, the Company paid Hicks Muse Partners $1,500 for financial advisory services in connection with the acquisition of Katz in 1997 which was accounted for as a direct acquisition cost.

                 CHANCELLOR MEDIA CORPORATION AND SUBSIDIARIES

     Vernon E. Jordan, Jr., a director of the Company, also serves on the board of directors of Bankers Trust Company and Bankers Trust Corporation. BT Alex. Brown Incorporated, an affiliate of Bankers Trust Company and Bankers Trust Corporation, was engaged by the Company in January 1999 as a financial advisor to explore strategic alternatives in an effort to maximize shareholder value. In addition, affiliates of Bankers Trust Company and Bankers Trust Corporation have in the past provided a variety of commercial banking, investment banking and financial advisory services to the Company, and expect to continue to provide services to the Company in the future. Fees paid to BT Alex. Brown in 1998 were approximately $10,275.

     In connection with the Capstar/SFX Transaction, the Company (i) began programming ten radio stations owned by Capstar under time brokerage agreements effective May 29, 1998 and paid fees of $28,831 to Capstar related to these agreements during 1998 and (ii) provided a loan to Capstar in the principal amount of $150,000 (see note 3). Interest income on this note receivable was $10,600 during 1998. The Company also began operating Capstar's WKNR-AM in Cleveland under a time brokerage agreement effective February 1, 1999.

     The Company recorded revenue of $365 for the period October 28, 1997 to December 31, 1997 and $6,836 for the year ended December 31, 1998 for providing media representation services to Capstar. The Company paid or accrued $11,157 in 1998 in connection with Capstar's participation in the Company's AMFM Radio Networks and other transactions. The Company had a net receivable balance from Capstar of $748 at December 31, 1997, and a net payable to Capstar of $162 at December 31, 1998.

     In October and November 1998, LIN purchased two airplanes and subsequently entered into two lease agreements with respect to those airplanes with the Company. The leases expire in October 1999 and 2003, respectively, and in 1998, the Company paid approximately $415 to LIN under the leases.

     On April 14, 1998, Scott K. Ginsburg resigned as President and Chief Executive Officer of the Company, and on April 20, 1998, Mr. Ginsburg resigned as director of the Company and from all appointments and positions with its respective subsidiaries. On April 20, 1998, Mr. Ginsburg and the Company entered into a separation and consulting agreement. Following Mr. Ginsburg's resignation, the Company entered into new employment agreements with James E. de Castro, the Company's Chief Operating Officer, and Matthew E. Devine, the Company's Chief Financial Officer, each effective April 17, 1998. On April 29, 1998, Jeffrey A. Marcus was named President and Chief Executive Officer, and the Company entered into an employment agreement with Mr. Marcus effective June 1, 1998. In connection with Mr. Ginsburg's resignation, the Company incurred a one-time executive severance charge of $59,475 which consists of (i) a lump sum severance payment of $20,000 to Mr. Ginsburg; (ii) compensation expense of $16,000 related to the grant of 800,000 stock options to Mr. Ginsburg at an exercise price of $23.25 per share, (iii) consulting fees of $12,500 to be paid to Mr. Ginsburg over five years, (iv) one-time cash payments of $5,000 and $2,000 to Mr. de Castro and Mr. Devine, respectively, (v) execution bonuses of $1,000 each paid to Mr. de Castro, Mr. Devine and Mr. Marcus and (vi) other costs incurred in connection with Mr. Ginsburg's resignation of $975. Subsequently, Matthew E. Devine resigned as Senior Vice President and Chief Financial Officer of the Company and from all appointments and positions with its respective subsidiaries and entered into a termination agreement with the Company. In connection with Mr. Devine's resignation, the Company incurred a one-time executive severance charge of $4,186 which consists of (i) a one-time cash payment of $2,000, (ii) bonus payments totaling $2,033 and (iii) other costs of $153.

(14) SEGMENT DATA

     The Company adopted SFAS No. 131, Disclosures about Segments of an Enterprise and Related Information, effective January 1, 1998. This statement supersedes SFAS No. 14, Financial Reporting for Segments of a Business Enterprise, replacing the "industry segment" approach with the "management" approach. The management approach designates the internal organization that is used by management for making operating decisions and assessing performance as the source of the Company's reportable segments.

                 CHANCELLOR MEDIA CORPORATION AND SUBSIDIARIES

SFAS No. 131 also requires disclosures about products and services, geographic areas, and major customers. The adoption of SFAS No. 131 did not affect the results of operations or financial position of the Company, but did affect the disclosure of segment information. Certain information disclosed in the prior year has been restated to conform to the provisions of SFAS No. 131. Intersegment revenue is included in the segment totals for internal reporting. This intercompany revenue is eliminated in consolidation. The accounting policies of the segments are the same as those described in note 1.

     The Company conducts business in three distinct operating segments consisting of radio broadcasting, outdoor advertising and media representation. Information about each of the operating segments follows:

  (a) Chancellor Radio Group -- radio broadcasting

     The Chancellor Radio Group portfolio consisted of 119 radio stations (89 FM and 30 AM) concentrated in the top 30 markets in the United States and in Puerto Rico at December 31, 1998, including 13 stations operated under time brokerage agreements. As of December 31, 1998, the Chancellor Radio Group owned superduopolies (clusters of four or five FM stations) in 11 of the nation's 15 largest radio markets - New York, Los Angeles, Chicago, San Francisco, Philadelphia, Detroit, Dallas/Ft. Worth, Washington, D.C., Houston, Puerto Rico and Phoenix and in four other large markets - Minneapolis-St. Paul, Pittsburgh, Denver and Orlando. The Chancellor Radio Group also operates a national radio network, the AMFM Radio Networks, which broadcasts advertising and syndicated programming shows to a national audience of approximately 66 million listeners in the United States (including approximately 39 million listeners from the Company's portfolio of stations).

  (b) Chancellor Outdoor Group -- outdoor advertising

     The Chancellor Outdoor Group owned and operated approximately 38,000 outdoor advertising billboards and display faces in 37 states at December 31, 1998. The Company entered into the outdoor advertising business with the acquisition of Martin on July 31, 1998 and further expanded its outdoor advertising segment with the acquisition of Whiteco on December 1, 1998. The Chancellor Outdoor Group segment data includes the results of operations of each of the acquired entities from the date of acquisition.

  (c) Katz -- media representation

     The Company entered into the media representation business with the acquisition of Katz on October 28, 1997. Katz is a full-service media representation firm that sells national spot advertising time for its clients in the radio, television and cable industries throughout the United States. Katz is retained on an exclusive basis by radio stations, television stations and cable television systems in over 200 designated market areas throughout the United States, including at least one radio or television station in each of the 50 largest designated market areas. The media representation segment data includes the results of operations of Katz from the date of acquisition.

                 CHANCELLOR MEDIA CORPORATION AND SUBSIDIARIES

     Separate financial data for each of the Company's three business segments is provided below. The Company evaluates the performance of its segments based on the following:

                                                      1996        1997         1998
                                                    --------   ----------   ----------
Chancellor Radio Group -- radio broadcasting:
  Net revenues....................................  $293,850   $  548,856   $1,057,044
  Operating expenses..............................   174,344      297,085      551,037
  Depreciation and amortization...................    83,765      168,597      376,833
  Operating income................................    32,493       75,450      122,188
  Capital expenditures............................     6,015       10,544       18,736
  Identifiable assets.............................   875,768    4,265,038    4,649,127
Chancellor Outdoor Group -- outdoor advertising:
  Net revenues....................................        --           --       47,605
  Operating expenses..............................        --           --       23,505
  Depreciation and amortization...................        --           --       25,986
  Operating loss..................................        --           --       (3,871)
  Capital expenditures............................        --           --        5,344
  Identifiable assets.............................        --           --    1,743,254
Katz -- media representation:
  Net revenues....................................        --       35,901      192,794
  Operating expenses..............................        --       21,842      131,106
  Depreciation and amortization...................        --        4,210       29,630
  Operating income................................        --        8,399       25,299
  Capital expenditures............................        --          436       15,190
  Identifiable assets.............................        --      495,951      528,238

     The segment financial data includes intersegment revenues and expenses which must be excluded to reconcile to the Company's consolidated financial statements. In addition, certain depreciation and amortization expenses, corporate general and administrative expenses, executive severance expenses, corporate capital expenditures and general corporate assets were not allocated to business segments and must be included to reconcile to the Company's consolidated financial statements. Reconciling financial data is provided below:

                                                          1996       1997      1998
                                                        --------   --------   -------
Intersegment net revenues.............................  $     --   $  2,679   $23,587
Intersegment operating expenses.......................        --      2,679    23,587
Unallocated depreciation and amortization.............     9,984     13,175    13,889
Unallocated corporate general and administrative
  expenses............................................     4,549     12,268    20,992
Unallocated executive severance.......................        --         --    63,661
Unallocated corporate capital expenditures............       528        686     4,191
Unallocated general corporate assets..................   145,191    207,886   307,288

                 CHANCELLOR MEDIA CORPORATION AND SUBSIDIARIES

(15) QUARTERLY FINANCIAL DATA (UNAUDITED)

                                                                      QUARTER ENDED
                                                     ------------------------------------------------
                                                     MARCH 31   JUNE 30    SEPTEMBER 30   DECEMBER 31
                                                     --------   --------   ------------   -----------
1997:
  Net revenues.....................................  $ 81,897   $106,364     $145,022      $248,795
  Operating income.................................       568     16,968       15,002        25,868
  Income (loss) before extraordinary item..........    (6,011)     9,870       (6,000)      (25,254)
  Net income (loss) attributable to common
     stockholders..................................    (6,011)     4,821      (11,049)      (31,671)
  Basic and diluted income (loss) per common share:
     Before extraordinary item.....................     (0.07)      0.11        (0.12)        (0.27)
     Net income (loss).............................     (0.07)      0.06        (0.12)        (0.27)
1998:
  Net revenues.....................................  $233,557   $321,710     $343,829      $374,760
  Operating income (loss)..........................   (13,201)   (18,072)      38,010        38,337
  Income (loss) before extraordinary item..........   (68,571)    40,401        6,262       (26,592)
  Net income (loss) attributable to common
     stockholders..................................   (74,988)     2,118      (15,379)      (33,010)
  Basic and diluted income (loss) per common share:
     Before extraordinary item.....................     (0.60)      0.23           --         (0.23)
     Net income (loss).............................     (0.60)      0.01        (0.11)        (0.23)

     Basic and diluted loss per common share for the years ended December 31, 1997 and 1998 differs from the sum of basic and diluted loss per common share for the quarters during the respective year due to the different periods used to calculate weighted average shares outstanding.

(16) SUBSEQUENT EVENTS

     LIN Merger Termination. On July 7, 1998, the Company entered into a merger agreement with the indirect parent of LIN Television Corporation ("LIN") to acquire LIN in a stock for stock transaction (the "LIN Merger"). On March 15, 1999, the Boards of Directors of the Company and LIN agreed to terminate the LIN merger agreement.

     On April 8, 1998, the Company entered into an agreement to acquire Petry Media Corporation, an independent television representation firm, for approximately $127,000 in cash and on September 3, 1998, the Company entered into an agreement to acquire Pegasus Broadcasting of San Juan, L.L.C., a television broadcasting company, for approximately $69,600 in cash. In connection with the termination of the LIN merger, on March 15, 1999, the Company's Board of Directors approved the negotiation of the assignment of the Company's agreements to acquire Petry and Pegasus to LIN Television Corporation. The assignment of these agreements is subject to negotiation of definitive documentation, third-party approval and various other conditions, including governmental approvals and, accordingly, there can be no assurance that such agreements will be assigned by the Company at all.

     Executive Management Realignment. On March 15, 1999, the Company announced the following executive management changes:

     - the appointments of Thomas O. Hicks as Chief Executive Officer of the Company, of James E. de Castro as President and Chief Executive Officer of a newly created Chancellor Radio and Outdoor Group and of R. Steven Hicks, currently President and Chief Executive Officer of Capstar, as President and Chief Executive Officer of the newly created Chancellor Media Services Group;

                 CHANCELLOR MEDIA CORPORATION AND SUBSIDIARIES

     - the creation of an Office of the Chairman of the Company's Board of Directors, in which Mr. de Castro and Mr. Steven Hicks will join the Company's Chairman, Mr. Thomas Hicks, as Vice Chairmen;

     - the resignation of Jeffrey A. Marcus as the Company's President and Chief Executive Officer effective March 15, 1999;

     - the appointments of Kenneth J. O'Keefe as Chief Operating Officer of Chancellor Radio Group and James A. McLaughlin as President and Chief Operating Officer of Chancellor Outdoor Group;

     - the appointment of D. Geoffrey Armstrong, currently Chief Operating Officer of Capstar, as acting Chief Financial Officer, replacing Thomas
       P. McMillin, who also resigned from his executive positions with the Company effective March 15, 1999;

     - the resignation of Eric C. Neuman as the Company's Senior Vice President -- Strategic Development effective March 15, 1999;

     - the appointment of William S. Banowsky, Jr., currently Executive Vice President and General Counsel of Capstar, as the Company's General Counsel, replacing Richard A. B. Gleiner, who also resigned from his executive positions with the Company effective March 15, 1999.

     The Company is expected to record a significant non-recurring charge in the first quarter of 1999 in connection with the termination for the LIN Merger and, if completed, assignment of the Petry Media Corporation and Pegasus Broadcasting purchase agreements to LIN and the executive management realignment discussed above.

     See note 11 for the current status of certain litigation related to the LIN Merger.

                           AMFM INC. AND SUBSIDIARIES
            (FORMERLY CHANCELLOR MEDIA CORPORATION AND SUBSIDIARIES)

                     CONDENSED CONSOLIDATED BALANCE SHEETS
                 (DOLLARS IN THOUSANDS, EXCEPT FOR SHARE DATA)

                                     ASSETS

                                                              DECEMBER 31,   SEPTEMBER 30,
                                                                  1998           1999
                                                              ------------   -------------
                                                                              (UNAUDITED)
Current assets:
  Cash and cash equivalents.................................   $   12,256     $    86,512
  Accounts receivable, less allowance for doubtful accounts
    of $15,580 in 1998 and $23,447 in 1999..................      352,646         486,651
  Other current assets......................................       59,909         106,742
                                                               ----------     -----------
         Total current assets...............................      424,811         679,905
Property and equipment, net.................................    1,388,156         467,736
Intangible assets, net......................................    5,056,047      10,527,440
Investments in non-consolidated affiliates..................           --       1,129,389
Other assets, net...........................................      358,893         242,340
                                                               ----------     -----------
                                                               $7,227,907     $13,046,810
                                                               ==========     ===========

                           LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
  Accounts payable and accrued expenses.....................   $  236,618     $   389,252
  Current portion of long-term debt.........................           --          54,625
                                                               ----------     -----------
         Total current liabilities..........................      236,618         443,877
Long-term debt, net of current portion......................    4,096,000       5,645,670
Deferred tax liabilities....................................      453,134       1,740,476
Other liabilities...........................................       50,325          51,176
                                                               ----------     -----------
         Total liabilities..................................    4,836,077       7,881,199
                                                               ----------     -----------
Commitments and contingencies
Minority interest in consolidated subsidiary................           --           3,704
Redeemable preferred stock:
  Redeemable senior exchangeable preferred stock of
    subsidiary, par value $.01 per share; 10,000,000 shares
    authorized, 1,254,618 shares issued and outstanding;
    liquidation preference of $129,226......................           --         148,542
  Redeemable series E cumulative exchangeable preferred
    stock of subsidiary, par value $.01 per share; 4,150,000
    shares authorized, 1,430,989 shares issued and
    outstanding; liquidation preference of $146,863.........           --         169,281
Stockholders' equity:
  Preferred stock, $.01 par value. 2,200,000 shares of 7%
    convertible preferred stock authorized, issued and
    outstanding.............................................      110,000         110,000
  Preferred stock, $.01 par value. 6,000,000 shares
    authorized in 1998; 5,990,000 shares of $3.00
    convertible exchangeable preferred stock issued and
    outstanding in 1998.....................................      299,500              --
  Common stock, $.01 par value. 200,000,000 shares and
    750,000,000 shares authorized in 1998 and 1999,
    respectively; 142,847,674 shares and 209,619,958 shares
    issued and outstanding in 1998 and 1999, respectively...        1,428           2,096
  Paid-in capital...........................................    2,259,583       5,094,432
  Accumulated deficit.......................................     (278,681)       (362,444)
                                                               ----------     -----------
         Total stockholders' equity.........................    2,391,830       4,844,084
                                                               ----------     -----------
                                                               $7,227,907     $13,046,810
                                                               ==========     ===========

     See accompanying notes to condensed consolidated financial statements.

                           AMFM INC. AND SUBSIDIARIES
            (FORMERLY CHANCELLOR MEDIA CORPORATION AND SUBSIDIARIES)

                CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
                                  (UNAUDITED)
                     (IN THOUSANDS, EXCEPT PER SHARE DATA)

                                                 THREE MONTHS ENDED               NINE MONTHS ENDED
                                            -----------------------------   -----------------------------
                                            SEPTEMBER 30,   SEPTEMBER 30,   SEPTEMBER 30,   SEPTEMBER 30,
                                                1998            1999            1998            1999
                                            -------------   -------------   -------------   -------------
Gross revenues............................    $389,551        $ 667,300      $1,015,562      $1,552,143
  Less agency commissions.................      45,722           74,863         116,466         175,295
                                              --------        ---------      ----------      ----------
          Net revenues....................     343,829          592,437         899,096       1,376,848
                                              --------        ---------      ----------      ----------
Operating expenses:
  Operating expenses, excluding
     depreciation and amortization........     175,062          303,492         491,924         731,260
  Depreciation and amortization...........     120,648          236,842         315,772         529,725
  Corporate general and administrative....      10,109           13,491          25,188          44,103
  Non-cash compensation...................          --            6,148              --           6,148
  Merger and non-recurring costs..........          --           30,977          59,475          59,956
                                              --------        ---------      ----------      ----------
     Operating expenses...................     305,819          590,950         892,359       1,371,192
                                              --------        ---------      ----------      ----------
     Operating income.....................      38,010            1,487           6,737           5,656
                                              --------        ---------      ----------      ----------
Other (income) expense:
  Interest expense, net...................      48,624          124,094         135,709         296,205
  Gain on disposition of assets...........          --         (208,950)       (123,845)       (221,356)
  Gain on disposition of representation
     contracts............................     (18,497)          (9,431)        (29,767)        (18,284)
  Other (income) expense..................          --               --          (3,559)             --
                                              --------        ---------      ----------      ----------
     Other (income) expense, net..........      30,127          (94,287)        (21,462)         56,565
                                              --------        ---------      ----------      ----------
     Income (loss) before income taxes....       7,883           95,774          28,199         (50,909)
Income tax expense........................         722           36,167          32,507           8,818
Dividends on preferred stock of
  subsidiaries............................         899            7,940          17,601           7,940
                                              --------        ---------      ----------      ----------
  Income (loss) before equity in net loss
     of affiliates and minority interest
     and extraordinary item...............       6,262           51,667         (21,909)        (67,667)
Equity in net loss of affiliates and
  minority interest.......................          --            1,885              --           2,085
                                              --------        ---------      ----------      ----------
  Income (loss) before extraordinary
     item.................................       6,262           49,782         (21,909)        (69,752)
Extraordinary loss, net of income tax
  benefit.................................      15,224               --          47,089              --
                                              --------        ---------      ----------      ----------
          Net income (loss)...............      (8,962)          49,782         (68,998)        (69,752)
Preferred stock dividends.................       6,417            1,176          19,252          14,011
                                              --------        ---------      ----------      ----------
  Net income (loss) attributable to common
     stockholders.........................    $(15,379)       $  48,606      $  (88,250)     $  (83,763)
                                              ========        =========      ==========      ==========
Basic income (loss) per common share:
  Before extraordinary item...............    $     --        $    0.25      $    (0.31)     $    (0.52)
  Extraordinary item......................       (0.11)              --           (0.34)             --
                                              --------        ---------      ----------      ----------
          Net income (loss)...............    $  (0.11)       $    0.25      $    (0.65)     $    (0.52)
                                              ========        =========      ==========      ==========
Diluted income (loss) per common share:
  Before extraordinary item...............    $     --        $    0.23      $    (0.31)     $    (0.52)
  Extraordinary item......................       (0.11)              --           (0.34)             --
                                              --------        ---------      ----------      ----------
          Net income (loss)...............    $  (0.11)       $    0.23      $    (0.65)     $    (0.52)
                                              ========        =========      ==========      ==========
Weighted average common shares
  outstanding.............................     142,345          194,662         136,427         160,511
                                              ========        =========      ==========      ==========

     See accompanying notes to condensed consolidated financial statements.

                           AMFM INC. AND SUBSIDIARIES
            (FORMERLY CHANCELLOR MEDIA CORPORATION AND SUBSIDIARIES)

            CONDENSED CONSOLIDATED STATEMENT OF STOCKHOLDERS' EQUITY
                  FOR THE NINE MONTHS ENDED SEPTEMBER 30, 1999
                                  (UNAUDITED)
                     (IN THOUSANDS, EXCEPT FOR SHARE DATA)

                                           CONVERTIBLE
                                         PREFERRED STOCK           COMMON STOCK                                      TOTAL
                                      ----------------------   --------------------    PAID-IN     ACCUMULATED   STOCKHOLDERS'
                                        SHARES      AMOUNT       SHARES      AMOUNT    CAPITAL       DEFICIT        EQUITY
                                      ----------   ---------   -----------   ------   ----------   -----------   -------------
Balances at December 31, 1998.......   8,190,000   $ 409,500   142,847,674   $1,428   $2,259,583    $(278,681)    $2,391,830
  Issuance of common
    stock -- Capstar merger.........          --          --    53,553,966     536     2,420,182           --      2,420,718
  Conversion of preferred stock.....  (5,990,000)   (299,500)   11,979,800     120       299,375           --             (5)
  Assumption of stock options and
    warrants -- Capstar merger......          --          --            --      --        81,481           --         81,481
  Exercise of common stock
    options.........................          --          --     1,238,518      12        37,700           --         37,712
  Non-cash compensation expense.....          --          --            --      --         6,148           --          6,148
  Convertible preferred stock
    dividends.......................          --          --            --      --            --      (14,011)       (14,011)
  Net loss..........................          --          --            --      --            --      (69,752)       (69,752)
  Other.............................          --          --            --      --       (10,037)          --        (10,037)
                                      ----------   ---------   -----------   ------   ----------    ---------     ----------
Balances at September 30, 1999......   2,200,000   $ 110,000   209,619,958   $2,096   $5,094,432    $(362,444)    $4,844,084
                                      ==========   =========   ===========   ======   ==========    =========     ==========

     See accompanying notes to condensed consolidated financial statements.

                           AMFM INC. AND SUBSIDIARIES
            (FORMERLY CHANCELLOR MEDIA CORPORATION AND SUBSIDIARIES)

                CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
                                  (UNAUDITED)
                             (DOLLARS IN THOUSANDS)

                                                                    NINE MONTHS ENDED
                                                              -----------------------------
                                                              SEPTEMBER 30,   SEPTEMBER 30,
                                                                  1998            1999
                                                              -------------   -------------
Net cash provided by operating activities...................   $   146,459      $ 234,442
                                                               -----------      ---------
Cash flows from investing activities:
  Acquisitions, net of cash acquired........................      (905,264)      (495,746)
  Proceeds from sale of assets..............................            --        744,254
  Purchases of property and equipment.......................       (21,684)       (53,290)
  Payments made on purchases of representation contracts....       (25,724)       (27,151)
  Payments received on sales of representation contracts....        20,283         18,193
  Issuance of note receivable from affiliate................      (150,000)            --
  Payments for equity basis investments.....................            --         (6,500)
  Other.....................................................       (39,750)       (16,663)
                                                               -----------      ---------
          Net cash provided by (used by) investing
            activities......................................    (1,122,139)       163,097
                                                               -----------      ---------
Cash flows from financing activities:
  Proceeds of long-term debt................................     1,973,000        643,000
  Payments on long-term debt................................    (1,528,000)      (968,713)
  Net proceeds from issuance of common stock................     1,000,645         22,016
  Repurchase of 12% and 12 1/4% Exchange Debentures.........      (403,213)            --
  Dividends on preferred stock..............................       (50,436)       (14,802)
  Redemption of preferred stock.............................            --         (1,345)
  Payments for debt issuance costs..........................       (19,837)            --
  Other.....................................................            --         (3,439)
                                                               -----------      ---------
          Net cash provided by (used by) financing
            activities......................................       972,159       (323,283)
                                                               -----------      ---------
Increase (decrease) in cash and cash equivalents............        (3,521)        74,256
Cash and cash equivalents at beginning of period............        16,584         12,256
                                                               -----------      ---------
Cash and cash equivalents at end of period..................   $    13,063      $  86,512
                                                               ===========      =========

     See accompanying notes to condensed consolidated financial statements.

                           AMFM INC. AND SUBSIDIARIES
            (FORMERLY CHANCELLOR MEDIA CORPORATION AND SUBSIDIARIES)

              NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
                                  (UNAUDITED)
               (DOLLARS IN THOUSANDS, EXCEPT FOR PER SHARE DATA)

1. BASIS OF PRESENTATION

     The accompanying unaudited interim financial statements include the accounts of AMFM Inc. (formerly Chancellor Media Corporation) and its wholly-owned and majority-owned subsidiaries (collectively, the "Company" or "AMFM"). All significant intercompany balances and transactions have been eliminated in consolidation and in the opinion of management, all adjustments (consisting of normal recurring accruals) necessary to present fairly the financial position, results of operations and cash flows have been recorded. Investments in which the Company owns 20 percent to 50 percent of the voting common stock or otherwise exercises significant influence over operating and financial policies of the company are accounted for using the equity method. Interim period results are not necessarily indicative of results to be expected for the year.

     These financial statements should be read in conjunction with the consolidated financial statements and the notes thereto included in the Company's Annual Report on Form 10-K for the year ended December 31, 1998. The year-end consolidated balance sheet data was derived from the audited financial statements, but does not include all disclosures required by generally accepted accounting principles.

     Income (loss) per common share is based on the weighted average shares of common stock outstanding during the period. The calculation for diluted income per common share for the three months ended September 30, 1999 includes the assumed exercise of stock options and warrants, the effect of which would be to increase average shares outstanding by 6.5 million shares, and the assumed conversion of the $3.00 Convertible Exchangeable Preferred Stock and the 7% Convertible Preferred Stock into common stock at the beginning of the period, the effect of which would be to decrease preferred stock dividends by $1,176 and increase average shares outstanding by 13.2 million shares. The $3.00 Convertible Exchangeable Preferred Stock, the 7% Convertible Preferred Stock and stock options (during loss periods) are not included in the calculation of loss per common share for the three months ended September 30, 1998 and the nine months ended September 30, 1998 and 1999 as their effect would be antidilutive. Weighted average shares excluded from the calculation that related to potentially dilutive securities amounted to approximately 18.1 million for the three months ended September 30, 1998 and approximately 23.7 million and 21.9 million for the nine months ended September 30, 1998 and 1999, respectively.

     Certain reclassifications have been made to prior period condensed consolidated financial statements to conform to the current period presentation.

2. CLEAR CHANNEL MERGER AGREEMENT

     On October 2, 1999, the Company and Clear Channel Communications, Inc. ("Clear Channel") entered into a definitive merger agreement. Under the terms of the merger agreement, AMFM stockholders will receive 0.94 shares of Clear Channel common stock, on a fixed exchange basis, for each share of the Company's common stock held on the record date of the transaction. Pursuant to the Telecommunications Act of 1996 and other regulatory guidelines, it is expected that, collectively, Clear Channel and the Company will need to divest approximately 100 radio stations to obtain antitrust and Federal Communications Commission approval for the merger. Consummation of the merger is also subject to stockholder approval by both companies and other conditions. Although there can be no assurance, the Company expects that the Clear Channel merger will be consummated during the second half of 2000.

                           AMFM INC. AND SUBSIDIARIES
            (FORMERLY CHANCELLOR MEDIA CORPORATION AND SUBSIDIARIES)

      NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)

3. ACQUISITIONS AND DISPOSITIONS

  (a) Capstar Merger

     On July 13, 1999, the Company acquired Capstar Broadcasting Corporation ("Capstar Broadcasting"), a Delaware corporation, through the merger (the "Capstar Merger") of a wholly-owned subsidiary of the Company into Capstar Broadcasting, with Capstar Broadcasting surviving as a wholly-owned subsidiary of the Company. Concurrent with the Capstar Merger, the Company was renamed AMFM Inc. As a result of the Capstar Merger, all of the then outstanding shares of Capstar Broadcasting common stock were converted, in a tax-free exchange, into
0.4955 of a share of the Company's common stock, or approximately 53.6 million shares of the Company's common stock in the aggregate. The Company added 338 radio stations (239 FM and 99 AM) to its portfolio and also assumed the outstanding options, warrants and other equity rights in Capstar Broadcasting which represented up to an additional 3.3 million shares of the Company's common stock. Approximately $2,200,000 of Capstar Broadcasting's debt and preferred stock remained outstanding after the Capstar Merger, as discussed in Note 4.

  (b) Outdoor Activity and Sale of Outdoor Advertising Business to Lamar

     On September 15, 1999, the Company completed the sale to Lamar Advertising Company ("Lamar") of all of the outstanding common stock of Chancellor Media Outdoor Corporation and Chancellor Media Whiteco Outdoor Corporation, indirect wholly-owned subsidiaries of the Company, which together held all of the Company's assets used in its outdoor advertising business. The Company received cash proceeds of $700,000, subject to a net working capital adjustment, and 26,227,273 shares of class A common stock, par value $.01 per share, of Lamar ("Lamar Common Stock"). During the three months ended September 30, 1999, the Company recognized a pre-tax gain of $209,970 related to the sale.

     The Company owns approximately 30% of the aggregate number of outstanding shares and approximately 11% of the voting shares of Lamar, based upon the number of shares of Lamar common stock outstanding as of September 30, 1999. Lamar, the Company and the controlling stockholder of Lamar entered into a stockholders agreement under which (1) the Company designated Thomas O. Hicks and James E. de Castro as its representatives on the Lamar board of directors, increasing the size of Lamar's board to ten members, (2) the Company agreed not to sell any of the Lamar Common Stock for a period of 12 months from the closing date, which ends on September 15, 2000 and (3) Lamar agreed, subject to certain exceptions, not to take any action without the prior written consent of the Company that would result in a change of control of Lamar or the acquisition or disposition of assets worth in excess of $500,000. Due to the Company's ability to exercise significant influence over the operating and financial policies of Lamar, the Company is accounting for its investment in Lamar using the equity method. Lamar and the Company entered into a registration rights agreement which gives the Company the right to require Lamar to register the sale of the Lamar Common Stock under applicable securities laws in some circumstances.

     At September 30, 1999, the market value of the Company's common stock of Lamar, based on the closing sale price of unrestricted class A common stock of Lamar as reported by The Nasdaq Stock Market, was $1,298,250, and the investment was carried at $1,109,671. The excess of the Company's carrying value over the underlying equity in net assets is being amortized over 15 years. The Company's share of undistributed losses of Lamar totaled $219 at September 30, 1999.

     During 1999, prior to the sale of the Company's outdoor advertising business, the Company acquired approximately 4,800 billboards and outdoor displays in various transactions for approximately $51,000 in cash, including certain working capital and direct acquisition costs. On May 24, 1999, the Company sold 466 billboards and outdoor displays in various markets to PNE Media, LLC for approximately $25,600 in cash. These assets were accounted for as assets held for sale and no gain or loss was recognized by the

                           AMFM INC. AND SUBSIDIARIES
            (FORMERLY CHANCELLOR MEDIA CORPORATION AND SUBSIDIARIES)

      NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)

Company upon consummation of the sale. The excess of the carrying amount over the proceeds was accounted for as an adjustment to the original purchase price of the billboards and outdoor displays.

  (c) Other Completed Transactions

     On January 15, 1999, the Company acquired the music production library and related license agreements of Brown Bag Productions for a purchase price of $8,483 including direct acquisition costs.

     On January 28, 1999, the Company acquired Wincom Broadcasting Corporation which owns WQAL-FM in Cleveland. The Company had previously been operating WQAL-FM under a time brokerage agreement effective October 1, 1998. On February 2, 1999, the Company acquired five additional radio stations in Cleveland including (i) WDOK-FM and WRMR-AM from Independent Group Limited Partnership,
(ii) WZAK-FM from Zapis Communications and (iii) Zebra Broadcasting Corporation which owned WZJM-FM and WJMO-AM. The six Cleveland stations were acquired for an aggregate purchase price of $283,758 in cash, including working capital and direct acquisition costs.

     On April 16, 1999, the Company sold WMVP-AM in Chicago to ABC, Inc. for $21,000 in cash and recognized a pre-tax gain of $14,466. The Company had previously entered into a time brokerage agreement effective September 10, 1998 to sell the broadcast time of WMVP-AM pending completion of the sale.

     On July 1, 1999, the Company acquired KKFR-FM and KFYI-AM in Phoenix from The Broadcast Group, Inc. for $90,000 in cash. The Company began operating KKFR-FM and KFYI-AM under a time brokerage agreement effective November 5, 1998.

     On September 1, 1999, the Company acquired WTPA-FM and WNCE-FM in Harrisburg, Pennsylvania from Quaker State Broadcasting Corporation for approximately $15,443 in cash. Additionally, the Company acquired KRYL-FM (now known as KASZ-FM) in Killeen, Texas and KMXJ-FM in Ft. Smith, Arkansas and disposed of KKTK-AM in Waco, Texas for a net cost of approximately $595 in cash.

     The foregoing acquisitions were accounted for as purchases. Accordingly, the accompanying consolidated financial statements include the results of operations of the acquired entities from their respective dates of acquisition.

                           AMFM INC. AND SUBSIDIARIES
            (FORMERLY CHANCELLOR MEDIA CORPORATION AND SUBSIDIARIES)

      NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)

     A summary of the net assets acquired in the nine-month period ended September 30, 1999 follows:

                                                               NINE MONTHS
                                                                  ENDED
                                                              SEPTEMBER 30,
                                                                  1999
                                                              -------------
Cash and cash equivalents...................................   $    20,845
Accounts receivable, net....................................       132,768
Other current assets........................................        13,702
Property and equipment......................................       308,428
Intangible assets...........................................     6,363,754
Other assets................................................        42,426
Accounts payable and accrued expenses.......................       (88,426)
Deferred tax liabilities....................................    (1,386,381)
Other.......................................................         6,575
                                                               -----------
          Total net assets acquired.........................     5,413,691
Less:
  Cash and cash equivalents acquired........................        20,845
  Common stock issued.......................................     2,399,018
  Long-term debt............................................     2,081,091
  Redeemable preferred stock................................       312,836
  Stock options and warrants................................       103,180
  Other liabilities assumed.................................           725
  Notes payable.............................................           250
                                                               -----------
Cash paid for acquisitions..................................   $   495,746
                                                               ===========

     The unaudited pro forma condensed consolidated results of operations data for the nine months ended September 30, 1998 and 1999, as if the acquisitions and dispositions through September 30, 1999 occurred at January 1, 1998, follow:

                                                                   NINE MONTHS ENDED
                                                             -----------------------------
                                                             SEPTEMBER 30,   SEPTEMBER 30,
                                                                 1998            1999
                                                             -------------   -------------
Net revenues...............................................   $1,384,171      $1,546,115
Loss before extraordinary item.............................     (335,425)       (251,600)
Net loss...................................................     (382,514)       (251,600)
Basic and diluted loss per common share -- before
  extraordinary item.......................................        (1.87)          (1.34)
Basic and diluted loss per common share....................        (2.11)          (1.34)

     The pro forma results are not necessarily indicative of the financial results which would have occurred if the transactions had been in effect for the entire periods presented.

     On August 30, 1999, the Company contributed $37,500 and certain rights to the Company's Internet web sites for an approximate 92% interest in AMFM Interactive Inc. AMFM Interactive Inc. was organized to develop the Company's Internet web sites and stream online broadcasts of the Company's on-air programming and other media.

                           AMFM INC. AND SUBSIDIARIES
            (FORMERLY CHANCELLOR MEDIA CORPORATION AND SUBSIDIARIES)

      NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)

  (d) Pending Transactions

     On August 6, 1999, the Company entered into an agreement to sell Capstar Broadcasting's radio stations KIOK-FM, KALE-AM and KEGX-FM in Richland, Washington and KTCR-AM in Kennewick, Washington to New Northwest Broadcasters II, Inc. for $4,000 payable in cash. Although there can be no assurance, the Company expects to complete the sale of these stations in the fourth quarter of 1999.

     On August 30, 1999, the Company entered into an agreement with Cox Radio, Inc. ("Cox") to acquire KOST-FM and KFI-AM in Los Angeles plus $3,000 in cash payable by Cox in exchange for 13 of its radio stations including Chancellor Media Corporation of Los Angeles ("CMCLA", an indirect subsidiary of the Company) stations WEDR-FM in Miami and WFOX-FM in Atlanta, and Capstar Broadcasting stations WEFX-FM, WNLK-AM, WKHL-FM and WSTC-AM in Stamford/Norwalk, WFYV-FM, WAPE-FM, WBWL-AM, WKQL-FM, WMXQ-FM and WOKV-AM in Jacksonville and WPLR-FM and the local sales rights of a 14th Capstar Broadcasting station, WYBC-FM in New Haven. The Company began programming KOST-FM and KFI-AM in Los Angeles and Cox began programming the 13 Company stations under time brokerage agreements effective October 1, 1999. Although there can be no assurance, the Company expects that the Cox exchange will be consummated in the first quarter of 2000.

     On September 14, 1999, the Company entered into an agreement to acquire radio station KQOD-FM in Stockton, California from Carson Group, Inc. for a purchase price of $5,150 payable in cash. KQOD-FM will become part of Capstar Broadcasting's station portfolio. The Company began programming KQOD-FM under a local marketing agreement on September 20, 1999. Although there can be no assurance, the Company expects to complete the acquisition in the fourth quarter of 1999.

     On September 22, 1999, the Company entered into an agreement to sell the capital stock of its Puerto Rico subsidiaries to Spanish Broadcasting System of Puerto Rico, Inc. ("Spanish Broadcasting") for $90,000 payable in cash. The Company owns and operates eight radio stations in Puerto Rico. Pending completion of the sale, Spanish Broadcasting will program these eight stations under a time brokerage agreement. Although there can be no assurance, the Company expects to complete the sale of these subsidiaries in the fourth quarter of 1999.

4. LONG-TERM DEBT AND REDEEMABLE PREFERRED STOCK

     Long-term debt consists of the following at December 31, 1998 and September 30, 1999:

                                                              DECEMBER 31,   SEPTEMBER 30,
                                                                  1998           1999
                                                              ------------   -------------
CMCLA's Senior Credit Facility..............................   $1,596,000     $1,282,500
8% Senior Notes.............................................      750,000        750,000
9 3/8% Notes................................................      200,000        200,000
8 3/4% Notes................................................      200,000        200,000
10 1/2% Notes...............................................      100,000        100,000
8 1/8% Notes................................................      500,000        500,000
9% Notes....................................................      750,000        750,000
Capstar Broadcasting's Credit Facility......................           --      1,230,250
12 3/4% Capstar Partners Notes..............................           --        239,406
9 1/4% Capstar Radio Notes..................................           --        129,474
10 3/4% Capstar Communications Notes........................           --        318,199
11 3/8% Capstar Communications Notes........................           --            466
                                                               ----------     ----------
                                                                4,096,000      5,700,295
Less current portion........................................           --        (54,625)
                                                               ----------     ----------
                                                               $4,096,000     $5,645,670
                                                               ==========     ==========

                           AMFM INC. AND SUBSIDIARIES
            (FORMERLY CHANCELLOR MEDIA CORPORATION AND SUBSIDIARIES)

      NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)

     The Company's long-term debt balance at September 30, 1999 includes Capstar Broadcasting debt that remained outstanding subsequent to the Capstar Merger. In addition, the Company's financial statements at September 30, 1999 include the 12% Capstar Broadcasting Partners, Inc. ("Capstar Partners," an indirect subsidiary of the Company) Senior Exchangeable Preferred Stock and the 12 5/8% Capstar Communications, Inc. ("Capstar Communications," an indirect subsidiary of the Company) Series E Cumulative Exchangeable Preferred Stock. A description of the long-term debt and redeemable preferred stock additions is included below.

     Capstar Broadcasting's Credit Facility. Capstar Broadcasting is a party to a credit facility under which Capstar Radio Broadcasting Partners, Inc. ("Capstar Radio"), an indirect subsidiary of the Company, is the borrower. Capstar Broadcasting's credit facility consists of a $500,000 revolving loan, a $450,000 A Term Loan and a $400,000 B Term Loan. Pursuant to Capstar Broadcasting's credit facility and subject to bank availabilities and approvals, Capstar Broadcasting may request additional term loans and revolving credit loans in an aggregate amount up to $550,000. The interest rate under Capstar Broadcasting's credit facility is a floating rate. As of September 30, 1999, Capstar Broadcasting had borrowings of $1,230,250 outstanding under its credit facility, of which $54,625 is current. The outstanding balance includes $396,500 in revolving loans, $438,750 under the A Term Loan and $395,000 under the B Term Loan, with a weighted average effective interest rate of 7.48% per annum. As of September 30, 1999, the remaining required scheduled annual principal payments on the A Term Loan, payable quarterly, were $11,250 in 1999, $56,250 in 2000, $67,500 in 2001, $78,750 in 2002, $90,000 in 2003 and $135,000 in 2004. As of
September 30, 1999, the remaining required scheduled annual principal payments on the B Term Loan, payable quarterly, were $1,000 in 1999, $4,000 in years 2000 through 2002, $92,000 in 2003, $190,000 in 2004 and $100,000 in 2005. In April
1999, Capstar Broadcasting's credit facility was amended to, among other things, permit the Capstar Merger; increase the leverage ratio required to be maintained by Capstar Radio during the period from April 1, 1999 through September 30, 2000; increase the pricing of Capstar Broadcasting's credit facility beginning January 1, 2000; and permit Capstar Broadcasting's April 30, 1999 acquisition of Triathlon Broadcasting Company.

     Capstar Broadcasting's credit facility is collateralized by granting a first priority perfected pledge of Capstar Radio's assets, including the capital stock of its subsidiaries, excluding the assets of Capstar Communications. Capstar Partners, Capstar Broadcasting and all of the direct and indirect subsidiaries of Capstar Partners (other than Capstar Communications) have guaranteed Capstar Broadcasting's credit facility and have collateralized their guarantees by granting a first priority perfected pledge of substantially all of their assets.

     12 3/4% Capstar Partners Notes. In February 1997, Capstar Partners issued its 12 3/4% Senior Discount Notes due 2009 which are carried at a discount from their aggregate principal amount at maturity of $273,350. The carrying value of the 12 3/4% Capstar Partners Senior Discount Notes due 2009 will increase through accretion until February 1, 2002. As of September 30, 1999, the carrying value was $239,406. Beginning on August 1, 2002, Capstar Partners will pay interest of approximately $17,426 semi-annually on February 1 and August 1 of each year until maturity.

     The 12 3/4% Capstar Partners Senior Discount Notes due 2009 may be redeemed at any time on or after February 1, 2002, in whole or in part, at the option of Capstar Partners at prices ranging from 106.375% at February 1, 2002 and declining to 100% on February 1, 2007 (expressed as a percentage of the accreted value on the redemption date), plus in each case accrued and unpaid interest. In addition, prior to February 1, 2001, Capstar Partners may, at its option, redeem up to 25% of the principal amount at maturity of its 12 3/4% Senior Discount Notes due 2009 at a redemption price of 112.75% of the accreted value, out of the proceeds of one or more public equity offering or major asset sales. Upon the occurrence of a change in control (as defined in the indenture of the 12 3/4% Capstar Partners Senior Discount Notes due 2009), the holders of the
12 3/4% Capstar Partners Senior Discount Notes due 2009 have the right to require Capstar Partners to purchase all or a

                           AMFM INC. AND SUBSIDIARIES
            (FORMERLY CHANCELLOR MEDIA CORPORATION AND SUBSIDIARIES)

      NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)

portion of the 12 3/4% Capstar Partners Senior Discount Notes due 2009 at a purchase price equal to (i) 101% of the accreted value if the change in control occurs before February 1, 2002 or (ii) 101% of the principal amount at maturity, plus accrued and unpaid interest, if the change in control occurs after February 1, 2002. The indenture of the 12 3/4% Capstar Partners Senior Discount Notes due 2009 contains limitations on incurrence of additional indebtedness, issuance of preferred stock of subsidiaries and restricted payments, as well as other restrictive covenants.

     9 1/4% Capstar Radio Notes. In June 1997, Capstar Radio issued its 9 1/4% Senior Subordinated Notes due 2007 with a principal amount outstanding at September 30, 1999 of $125,775. Capstar Radio pays interest of approximately $5,817 on its 9 1/4% Senior Subordinated Notes due 2007 semi-annually on January 1 and July 1 of each year.

     Capstar Radio's 9 1/4% Senior Subordinated Notes due 2007 may be redeemed at any time on or after July 1, 2002, in whole or in part, at the option of Capstar Radio at prices ranging from 104.625% at July 1, 2002 and declining to 100% on or after July 1, 2005, plus in each case accrued and unpaid interest. In addition, prior to July 1, 2001, Capstar Radio may redeem up to 25% of the original aggregate principal amount of its 9 1/4% Senior Subordinated Notes due 2007 at a redemption price of 109.25% plus accrued and unpaid interest with net proceeds of one or more public equity offerings or major asset sales. Upon the occurrence of a change of control (as defined in the indenture of the 9 1/4% Capstar Radio Senior Subordinated Notes due 2007), the holders of the 9 1/4% Capstar Radio Senior Subordinated Notes due 2007 have the right to require Capstar Radio to purchase all or a portion of its 9 1/4% Senior Subordinated Notes due 2007 at a price equal to 101% plus accrued and unpaid interest. The indenture of the 9 1/4% Capstar Radio Senior Subordinated Notes due 2007 contains limitations on incurrence of additional indebtedness, issuance of preferred stock of subsidiaries and restricted payments, as well as other restrictive covenants.

     10 3/4% Capstar Communications Notes and 11 3/8% Capstar Communications Notes. Capstar Communications has outstanding its 10 3/4% Senior Subordinated Notes due 2006 and its 11 3/8% Senior Subordinated Notes due 2000. Capstar Communications pays interest of approximately $15,792 on its 10 3/4% Senior Subordinated Notes due 2006 semi-annually on May 15 and November 15 of each year and pays interest of approximately $27 on its 11 3/8% Senior Subordinated Notes due 2000 semi-annually on April 1 and October 1 of each year. As of September 30, 1999, the outstanding principal balances were $293,816 and $466 on the 10 3/4% Capstar Communications Senior Subordinated Notes due 2006 and the
11 3/8% Capstar Communications Senior Subordinated Notes due 2000, respectively. On November 12, 1999, Capstar Communications completed a cash tender offer to acquire all of its outstanding 10 3/4% Senior Subordinated Notes due 2006. Approximately $293,641 in aggregate principal amount of the notes, representing 99.9% of the outstanding notes, was accepted for payment for an aggregate repurchase cost of $327,750 plus accrued interest of $15,169. The repurchase was funded with borrowings under the senior credit facility of CMCLA.

     Capstar Communications' 10 3/4% Senior Subordinated Notes due 2006 and its 11 3/8% Senior Subordinated Notes due 2000 are fully, unconditionally, jointly and severally guaranteed by every direct and indirect wholly-owned subsidiary of Capstar Communications. Capstar Communications is a holding company with no assets, liabilities or operations other than its investment in its subsidiaries.

     12% Capstar Partners Preferred Stock. In June 1997, Capstar Partners issued 1,000,000 shares of its 12% Senior Exchangeable Preferred Stock. Capstar Partners is required to pay dividends on its 12% Senior Exchangeable Preferred Stock semi-annually on January 1 and July 1 of each year at a rate of $12.00 per share. Until July 1, 2002, dividends may be paid, at Capstar Partners' option, either in cash or in additional shares of 12% Capstar Partners Senior Exchangeable Preferred Stock. Since issuance, Capstar Partners has paid the required dividend in additional shares. However, Capstar Partners intends to pay all future dividends in cash beginning January 1, 2000. As of September 30, 1999, 1,254,618 shares of the 12% Capstar Partners

                           AMFM INC. AND SUBSIDIARIES
            (FORMERLY CHANCELLOR MEDIA CORPORATION AND SUBSIDIARIES)

      NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)

Senior Exchangeable Preferred Stock were issued and outstanding with a liquidation preference equal to $100.00 per share plus accrued and unpaid dividends.

     The 12% Capstar Partners Senior Exchangeable Preferred Stock is redeemable at Capstar Partners' option, in whole or in part at any time on or after July 1, 2002, at prices ranging from 106% at July 1, 2002 and declining to 100% after July 1, 2007, plus, without duplication, accumulated and unpaid dividends to the date of redemption. In addition, subject to certain exceptions, prior to July 1, 2001, Capstar Partners may, at its option, redeem up to 25% of its 12% Senior Exchangeable Preferred Stock with the net cash proceeds from one or more Public Equity or Major Asset Sales (both as defined in the certificate of designation governing the 12% Capstar Partners Senior Exchangeable Preferred Stock), at the redemption prices set forth in the certificate of designation, plus, without duplication, accumulated and unpaid dividends to the redemption date. The 12% Capstar Partners Senior Exchangeable Preferred Stock is subject to mandatory redemption in whole on July 1, 2009 at a price equal to 100% of the liquidation preference thereof, plus all accrued and unpaid dividends.

     Capstar Partners may, at its option, subject to certain conditions, on any scheduled dividend payment date, exchange its 12% Senior Exchangeable Preferred Stock, in whole but not in part, for 12% Capstar Partners Exchange Debentures. Holders of the 12% Capstar Partners Senior Exchangeable Preferred Stock will be entitled to receive $1.00 principal amount of 12% Capstar Partners Exchange Debentures for each $1.00 in liquidation preference of 12% Capstar Partners Senior Exchangeable Preferred Stock.

     12 5/8% Capstar Communications Series E Preferred Stock. Capstar Communications has outstanding its 12 5/8% Series E Cumulative Exchangeable Preferred Stock. Capstar Communications is required to pay dividends on its 12 5/8% Series E Cumulative Exchangeable Preferred Stock semi-annually on January 15 and July 15 of each year at the rate per share of $12.625 per year. Until January 15, 2002, Capstar Communications may pay dividends either in cash or in additional shares of its 12 5/8% Series E Cumulative Exchangeable Preferred Stock. Since July 15, 1998, Capstar Communications has paid the required dividend in additional shares. However, Capstar Communications intends to pay all future dividends in cash. As of September 30, 1999, 1,430,989 shares of the 12 5/8% Capstar Communications Series E Cumulative Exchangeable Preferred Stock were issued and outstanding with a liquidation preference equal to $100.00 per share plus accrued and unpaid dividends. On October 12, 1999, Capstar Communications commenced a consent solicitation to modify certain timing restrictions on its ability to exchange all shares of its 12 5/8% Series E Cumulative Exchangeable Preferred Stock for its 12 5/8% Senior Subordinated Exchange Debentures due 2006. If at least a majority of the holders consent to the proposed modifications, then consenting holders of 12 5/8% Capstar Communications Series E Cumulative Exchangeable Preferred Stock will be entitled to receive consent payments of $0.25 per share of 12 5/8% Capstar Communications Series E Cumulative Exchangeable Preferred Stock. If the requisite consents are obtained and certain other conditions are satisfied, Capstar Communications intends to exchange the outstanding shares of 12 5/8% Series E Cumulative Exchangeable Preferred Stock for its 12 5/8% Senior Subordinated Exchange Debentures in November 1999.

  Change in Legal Structure and Refinancing

     Through a series of related transactions, including capital contributions of stock and mergers of subsidiaries, the Company intends to combine the outstanding bonds, bank indebtedness and preferred stock of its direct and indirect subsidiaries into fewer entities (the "Reorganization"). After completion of the Reorganization, Capstar Communications will assume and/or be liable for all of its remaining outstanding bonds, as well as the bonds and bank indebtedness of Capstar Radio and CMCLA, which will be combined with Capstar Communications in the fourth quarter of 1999. The Reorganization also includes the tender offer for the 10 3/4% Capstar Communications Senior Subordinated Notes due 2006 and the possible exchange of the 12 5/8% Capstar Communications Series E Cumulative Exchangeable Preferred Stock for 12 5/8% Capstar

                           AMFM INC. AND SUBSIDIARIES
            (FORMERLY CHANCELLOR MEDIA CORPORATION AND SUBSIDIARIES)

      NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)

Communications Senior Subordinated Debentures due 2006 described above. The Reorganization is expected to be completed during the fourth quarter of 1999.

     Also as part of the Reorganization, the Company intends to refinance CMCLA's senior credit facility and Capstar Broadcasting's credit facility with a new credit facility. Several banks entered into a commitment letter with CMCLA on November 3, 1999 and agreed to provide Capstar Communications with a senior credit facility. The Company expects that Capstar Communications' senior credit facility will be entered into in November 1999. Capstar Communications' senior credit facility will include commitments for a revolving loan facility of $600,000 and a term loan facility of $2,600,000. The proceeds of such facilities may be used to repay the existing credit facilities of CMCLA and Capstar Broadcasting, to repay, repurchase or redeem other debt and equity securities of the Company and its subsidiaries and for other general corporate purposes. Both the revolving loan facility and the term loan facility of Capstar Communications will mature two years after the date of Capstar Communications' senior credit facility. No scheduled amortization of principal will be required prior to maturity. Both the revolving loan facility and the term loan facility of Capstar Communications will bear interest at fluctuating rates based upon the prime rate or the eurodollar rate. The margin above the applicable prime rate or the eurodollar rate will be determined by reference to Capstar Communications' ratio of consolidated debt to consolidated earnings before interest, taxes, depreciation and amortization, provided that such margins will be fixed at .50% and 1.50%, respectively, until delivery of Capstar Communications' financial statements for the fiscal quarter ending March 31, 2000, and capped at .50% and 1.50%, respectively, thereafter so long as the Clear Channel merger agreement has not been terminated. Capstar Communications' senior credit facility will be guaranteed by most of the direct and indirect subsidiaries, other than Capstar Communications, of Chancellor Mezzanine Holdings Corporation ("Chancellor Mezzanine"), a direct subsidiary of the Company, and will be secured by (a) a non-recourse pledge of the stock of Chancellor Mezzanine, (b) a recourse pledge of the stock of Capstar Partners, (c) a recourse pledge of the stock of Capstar Communications and most of the subsidiaries of Capstar Communications, and (d) a pledge of the common stock of Lamar to be held by Capstar Communications after the Reorganization. Capstar Communications' senior credit facility will be subject to affirmative and negative covenants, including (i) limitations on indebtedness, mergers, acquisitions and dispositions of assets, dividends, stock repurchases, other restricted payments, investments and liens, and (ii) financial maintenance covenants. The merger of the Company and Clear Channel will be an event of default under Capstar Communications' senior credit facility and will require refinancing at the effective time of the merger.

5. PREFERRED STOCK CONVERSION

     On August 6, 1999, the Company gave notice to the holders of its $3.00 Convertible Exchangeable Preferred Stock of the Company's election to redeem all of the outstanding shares of its $3.00 Convertible Exchangeable Preferred Stock at a per share redemption price of $52.40, plus accrued and unpaid dividends. Each holder had the right to convert each share of $3.00 Convertible Exchangeable Preferred Stock held by it into two shares of common stock of the Company in lieu of being redeemed. On August 24, 1999, preferred holders converted 5,989,900 shares of $3.00 Convertible Exchangeable Preferred Stock into 11,979,800 shares of the Company's common stock, and the Company redeemed the remaining 100 shares of $3.00 Convertible Exchangeable Preferred Stock for $5 in the aggregate.

                           AMFM INC. AND SUBSIDIARIES
            (FORMERLY CHANCELLOR MEDIA CORPORATION AND SUBSIDIARIES)

      NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)

6. MERGER AND NON-RECURRING COSTS

     During the first quarter of 1999, the Company recorded a charge of $28,979 for merger and non-recurring costs, of which approximately $1,493 is accrued as of September 30, 1999, which consisted of the following:

Write-off of LIN Merger and Petry transaction costs(a)......   $16,783
Executive severance costs(b)................................    12,196
                                                               -------
          Total.............................................   $28,979
                                                               =======

---------------

(a) On July 7, 1998, the Company entered into a merger agreement with the indirect parent of LIN Television Corporation, a Delaware corporation ("LIN"), to acquire LIN by merger. On April 8, 1998, the Company entered into an agreement to acquire Petry Media Corporation ("Petry"), a leading independent television representation firm, for approximately $127,000. Effective March 15, 1999, the Company and LIN agreed to terminate the LIN merger agreement. The Company subsequently assigned to LIN its contract to acquire Petry. The Company recorded a charge of $16,783 to write off transaction costs incurred in connection with the LIN merger agreement and Petry transaction.

(b) On March 15, 1999, the Company announced an executive realignment which included (i) the resignation of Jeffrey A. Marcus as the Company's President and Chief Executive Officer; (ii) the resignation of Thomas P. McMillin as the Company's Chief Financial Officer; (iii) the departure of Richard A. B. Gleiner as the Company's General Counsel; and (iv) the resignation of Eric C. Neuman as the Company's Senior Vice
     President -- Strategic Development, each effective March 15, 1999. In connection with the executive realignment, the Company recorded a charge of $12,196 for executive severance and other costs.

     During the third quarter of 1999, the Company recorded a charge of $30,977 for merger and non-recurring costs which consisted of the following:

Personnel changes, format changes and other non-recurring
costs incurred in connection with the implementation of the
Company's clustering strategy(a)............................   $ 6,027
Personnel changes and contractual obligations in exiting
  certain non-core business ventures(b).....................    23,555
Other(c)....................................................     1,395
                                                               -------
          Total.............................................   $30,977
                                                               =======

---------------

(a) The Company has announced its new clustering strategy whereby each cluster of stations in a market will be managed as a single business unit. In connection with this strategy, certain personnel have been terminated and other personnel-related costs have been incurred to align formats within a market to target certain demographics. Of the total costs incurred, $5,694 related to personnel costs. At September 30, 1999, $2,269 of those costs were accrued and are expected to be paid during the fourth quarter of 1999.

(b) Previously, the Company has announced that it would sharpen its focus on domestic radio and new media operations. As a result, management decided to discontinue Katz Media's international operations and streamline its television representation business, sell its outdoor advertising business, terminate its contracts to acquire Grupo Radio and assign to LIN its contract to acquire Petry. Of the $23,555 incurred, $3,814 related to personnel costs and the remainder related to the termination of contractual obligations, such as leases, and legal and advisory fees. At September 30, 1999, $3,312 of the total costs are accrued and are expected to be paid during the fourth quarter of 1999.

(c) During the third quarter of 1999, developmental costs of $1,395 were incurred related to Galaxy and Star Performance, the Company's proprietary traffic system and sales training program.

                           AMFM INC. AND SUBSIDIARIES
            (FORMERLY CHANCELLOR MEDIA CORPORATION AND SUBSIDIARIES)

      NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)

7. CONTINGENCIES

     On August 29, 1997, two lawsuits were commenced against Capstar Communications (formerly SFX Broadcasting, Inc.) and its directors in the Court of Chancery of the State of Delaware (New Castle County). The plaintiffs in the lawsuits are Harbor Finance Partners (C.A. No. 15891) and Steven Lieberman (C.A. No. 15901). The complaints are identical and allege that the consideration to be paid as a result of the acquisition of Capstar Communications to the holders of the class A common stock of Capstar Communications was unfair and that the individual defendants breached their fiduciary duties. Both complaints sought to have the actions certified as class actions and sought to enjoin the acquisition of Capstar Communications by Capstar Broadcasting or, in the alternative, monetary damages. The parties agreed that the lawsuits could be consolidated in one action entitled In Re SFX Broadcasting, Inc. Shareholders Litigation (C.A. No. 15891). On March 17, 1998, the parties entered into a Memorandum of Understanding, pursuant to which the parties reached an agreement providing for a settlement of the lawsuit. Pursuant to the settlement, Capstar Communications agreed not to seek an amendment to the Capstar Communications merger agreement with Capstar Broadcasting to reduce the consideration to be received by the stockholders of Capstar Communications in the Capstar Communications acquisition in order to offset the indemnity obligations of SFX Entertainment, Inc., a former subsidiary of Capstar Communications. The settlement also provides for Capstar Communications to pay plaintiff's counsel an aggregate of $950, including all fees and expenses as approved by the court. The settlement is conditioned on court approval. Pursuant to the settlement, the defendants have denied, and continue to deny, that they have acted in bad faith or breached any fiduciary duty. The parties expect to submit the settlement document soon to the court for its approval. There can be no assurance that the court will approve the settlement.

     On July 13, 1998, Noddings Investment Group, Inc. and Noddings Warrant Limited Partnership filed Civil Action No. 16538 in the Court of Chancery of the State of Delaware in and for New Castle County against Capstar Communications. Noddings, which allegedly holds 415,900 warrants, alleges that Capstar Communications breached a warrant agreement that Noddings contends requires Capstar Communications to permit Noddings, after payment of an $11.50 purchase price, to exercise warrants in exchange for cash and shares of stock of SFX Entertainment, Inc., a former subsidiary of Capstar Communications. Specifically, Noddings alleges that Capstar Communications has violated the warrant agreement by permitting Noddings to receive cash in exchange for its warrants, but refusing to convey shares of stock of SFX Entertainment. In March 1999, the Chancery Court held that Noddings is entitled to 0.2983 shares of SFX Entertainment, Inc. stock per warrant in addition to the $22.3725 in cash, after Noddings' payment of the $11.50 purchase price. Capstar Communications appealed to the Supreme Court of the State of Delaware. In September 1999, the Supreme Court affirmed the Chancery Court's decision.

     On July 24, 1998, in connection with Capstar Broadcasting's then pending acquisition of Triathlon Broadcasting Company, Capstar Broadcasting was notified of an action filed on behalf of all holders of depository shares of Triathlon against Triathlon, Triathlon's directors, and Capstar Broadcasting. The action was filed in the Court of Chancery of the State of Delaware (Civil Action No. 16560) in and for New Castle County, Delaware by Herbert Behrens. The complaint alleges that Triathlon and its directors breached their fiduciary duties to the class of depository shareholders by agreeing to a transaction with Capstar Broadcasting that allegedly favored the class A common stockholders at the expense of the depository stockholders. Capstar Broadcasting is accused of knowingly aiding and abetting the breaches of fiduciary duties allegedly committed by the other defendants. The complaint sought to have the action certified as a class action and sought to enjoin the Triathlon acquisition, or in the alternative, sought monetary damages in an unspecified amount. On February 12, 1999, the parties signed a memorandum of understanding that provided for the settlement of the lawsuit. The amount of the settlement will equal $0.11 in additional consideration for each depositary share owned by any class member at the effective time of the Triathlon acquisition. Capstar Broadcasting also agreed not to oppose plaintiff's counsel's application for attorney fees and expenses in the aggregate amount of

                           AMFM INC. AND SUBSIDIARIES
            (FORMERLY CHANCELLOR MEDIA CORPORATION AND SUBSIDIARIES)

      NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)

$150. The proposed settlement is contingent upon confirmatory discovery by the plaintiff, execution of a definitive settlement agreement, and court approval.

     In September 1998, a stockholder class action complaint was filed in the Delaware Court of Chancery by a stockholder purporting to act individually and on behalf of all other persons, other than defendants, who own securities of the Company and are similarly situated. The defendants named in the case are the Company, Hicks, Muse, Tate & Furst Incorporated Thomas O. Hicks, Jeffrey A. Marcus, James E. de Castro, Eric C. Neuman, Lawrence D. Stuart, Jr., Steven Dinetz, Thomas J. Hodson, Perry Lewis, John H. Massey and Vernon E. Jordan, Jr. The plaintiff alleges breach of fiduciary duties, gross mismanagement, gross negligence or recklessness, and other matters relating to the defendants' actions in connection with the Capstar Merger. The plaintiff sought to certify the complaint as a class action, enjoin consummation of the Capstar Merger, order defendants to account to plaintiff and other alleged class members for damages, and award attorneys' fees and other costs. The Company believes that the lawsuit is without merit and intends to vigorously defend the action.

     The Company is also involved in various other claims and lawsuits which are generally incidental to its business. The Company is also vigorously contesting all of these matters and believes that the ultimate resolution of these matters and those mentioned above will not have a material adverse effect on its consolidated financial position or results of operations.

8. SEGMENT DATA

     During the nine months ended September 30, 1999, the Company conducted business in three distinct operating segments consisting of radio broadcasting, new media and outdoor advertising. Following the sale of the Company's outdoor advertising business to Lamar on September 15, 1999, the Company operates in only the radio broadcasting and new media segments. Information about each of the operating segments follows:

  (a) AMFM Radio Group -- radio broadcasting

     The AMFM Radio Group portfolio consisted of 455 radio stations (328 FM and 127 AM) at September 30, 1999, including eleven stations operated under time brokerage or joint sales agreements. The AMFM Radio Group also operates a national radio network, The AMFM Radio Networks, which broadcasts advertising and syndicated programming shows to a national audience of approximately 68 million listeners in the United States, and the Chancellor Marketing Group, a full-service sales promotion firm developing integrated marketing programs for Fortune 1000 companies.

  (b) AMFM New Media Group -- media representation and Internet

     The AMFM New Media Group includes Katz Media, a full-service media representation firm that sells national spot advertising time for its clients in the radio and television industries primarily throughout the United States and for the Company's portfolio of stations. The Company's Internet initiative focuses on developing the Company's Internet web sites, streaming online broadcasts of the Company's on-air programming and other media, and promoting emerging Internet and new media concerns.

  (c) Chancellor Outdoor Group -- outdoor advertising

     The Company's outdoor advertising business was formed on July 31, 1998 with the acquisition of Martin Media and Martin & MacFarlane, Inc., and also included the assets of the outdoor advertising division of Whiteco Industries, Inc., acquired on December 1, 1998. On September 15, 1999, the Company completed the sale of its outdoor advertising business to Lamar, as discussed in Note 3(b). The Chancellor Outdoor Group segment data includes the results of operations of the outdoor advertising business through September 15, 1999.

                           AMFM INC. AND SUBSIDIARIES
            (FORMERLY CHANCELLOR MEDIA CORPORATION AND SUBSIDIARIES)

      NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)

     Separate financial data for each of the Company's operating segments is provided below.

                                                     THREE MONTHS ENDED               NINE MONTHS ENDED
                                                -----------------------------   -----------------------------
                                                SEPTEMBER 30,   SEPTEMBER 30,   SEPTEMBER 30,   SEPTEMBER 30,
                                                    1998            1999            1998            1999
                                                -------------   -------------   -------------   -------------
AMFM Radio Group -- radio broadcasting:
  Net revenues................................    $287,704        $516,232        $778,901       $1,115,880
  Operating expenses, excluding depreciation
     and amortization.........................     140,682         252,822         420,745          573,241
  Depreciation and amortization...............      98,476         185,167         271,265          391,269
  Operating income............................      46,799          70,455          81,651          136,209
  Capital expenditures........................          NA              NA          10,754           19,104
AMFM New Media Group -- media representation
  and Internet:
  Net revenues................................      46,764          52,999         122,127          141,535
  Operating expenses, excluding depreciation
     and amortization.........................      32,994          36,750          81,086          100,001
  Depreciation and amortization...............       7,155          15,914          22,727           31,382
  Operating income (loss).....................       5,076          (5,469)         13,427            1,322
  Capital expenditures........................          NA              NA           8,616            5,262
Chancellor Outdoor Group -- outdoor
  advertising:
  Net revenues................................      15,086          45,737          15,086          156,627
  Operating expenses, excluding depreciation
     and amortization.........................       7,111          25,822           7,111           84,583
  Depreciation and amortization...............      11,022          30,536          11,022           94,062
  Operating loss..............................      (3,504)        (13,731)         (3,504)         (31,007)
  Capital expenditures........................          NA              NA              --           22,716

     The segment financial data includes intersegment revenues and expenses which must be excluded to reconcile to the Company's consolidated financial statements. In addition, certain depreciation and amortization expenses, corporate general and administrative expenses, non-cash compensation, merger and non-recurring costs, and corporate capital expenditures were not allocated to operating segments and must be included to reconcile to the Company's consolidated financial statements. Reconciling financial data is provided below:

                                              THREE MONTHS ENDED               NINE MONTHS ENDED
                                         -----------------------------   -----------------------------
                                         SEPTEMBER 30,   SEPTEMBER 30,   SEPTEMBER 30,   SEPTEMBER 30,
                                             1998            1999            1998            1999
                                         -------------   -------------   -------------   -------------
Intersegment net revenues...............    $5,725          $22,531         $17,018         $37,194
Intersegment operating expenses,
  excluding depreciation and
  amortization..........................     5,725           11,902          17,018          26,565
Unallocated depreciation and
  amortization..........................     3,995            5,225          10,758          13,012
Unallocated corporate general and
  administrative expenses...............     6,366            7,589          14,604          21,923
Unallocated non-cash compensation.......        --            6,148              --           6,148
Unallocated merger and non-recurring
  costs.................................        --           20,177          59,475          49,156
Unallocated corporate capital
  expenditures..........................        NA               NA           2,314           6,208

                           AMFM INC. AND SUBSIDIARIES
            (FORMERLY CHANCELLOR MEDIA CORPORATION AND SUBSIDIARIES)

      NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)

     Total identifiable assets of the Company's operating segments at September 30, 1999 were $11,081,480 and $638,772 for the AMFM Radio Group and the AMFM New Media Group, respectively. Unallocated corporate identifiable assets at September 30, 1999 were $1,326,558.

9. RECENTLY ISSUED ACCOUNTING PRONOUNCEMENT

     In June 1998, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 133, Accounting for Derivative Instruments and Hedging Activities. This statement establishes accounting and reporting standards for derivative instruments and hedging activities. SFAS No. 133, as amended by SFAS No. 137, is effective for all fiscal quarters of all fiscal years beginning after June 15, 2000. Management does not anticipate that this statement will have a material impact on the Company's consolidated financial statements.

                       REPORT OF INDEPENDENT ACCOUNTANTS

To the Board of Directors and
Stockholders of Capstar Broadcasting Corporation

     In our opinion, the accompanying consolidated balance sheets and the related consolidated statements of operations, stockholders' equity and of cash flows present fairly, in all material respects, the financial position of Capstar Broadcasting Corporation and its subsidiaries at December 31, 1998 and 1997, and the results of their operations and their cash flows for each of the three years in the period ended December 31, 1998, in conformity with generally accepted accounting principles. These financial statements are the responsibility of the Company's management; our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits of these statements in accordance with generally accepted auditing standards which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for the opinion expressed above.

PRICEWATERHOUSECOOPERS LLP

Austin, Texas
February 26, 1999, except as to Note 3,
which is as of March 15, 1999

               CAPSTAR BROADCASTING CORPORATION AND SUBSIDIARIES

                          CONSOLIDATED BALANCE SHEETS
                     (THOUSANDS, EXCEPT PER SHARE AMOUNTS)

                                     ASSETS

                                                                   DECEMBER 31,
                                                              -----------------------
                                                                 1997         1998
                                                              ----------   ----------
Current assets:
  Cash and cash equivalents.................................  $   70,059   $   17,117
  Accounts receivable, net of allowance for doubtful
     accounts of $2,889 and $8,352, respectively............      40,350      112,846
  Prepaid expenses and other current assets.................       4,285       20,121
                                                              ----------   ----------
          Total current assets..............................     114,694      150,084
Property and equipment, net.................................     106,717      248,920
Intangibles and other, net..................................     881,545    4,240,378
Other non-current assets....................................      18,500       23,620
                                                              ----------   ----------
          Total assets......................................  $1,121,456   $4,663,002
                                                              ==========   ==========
                        LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
  Current portion of long-term debt.........................  $    1,388   $   29,834
  Accounts payable..........................................      13,641       15,387
  Accrued liabilities.......................................      16,826       68,269
  Income taxes payable......................................       2,417       30,471
                                                              ----------   ----------
          Total current liabilities.........................      34,272      143,961
  Long-term debt, net of current portion....................     593,184    1,748,755
  Deferred income taxes.....................................     160,422    1,163,156
                                                              ----------   ----------
          Total liabilities.................................     787,878    3,055,872
Commitments and contingencies (Note 15)
Redeemable preferred stock of subsidiaries:
  Capstar Broadcasting Partners, Inc., $.01 par value,
     10,000 shares authorized, 1,000 and 1,196 shares issued
     and outstanding respectively, aggregate liquidation
     preference of $106,560 and $118,460 respectively.......     101,493      113,699
  Capstar Communications, Inc., Series E Cumulative
     Exchangeable Preferred Stock, $.01 par value, 4,150
     shares authorized, 1,266 shares issued and outstanding,
     aggregate liquidation preference of $133,944...........          --      148,669
  Stockholders' equity:
     Preferred stock, $.10 par value, 1,000 shares
      authorized, none issued...............................          --           --
     Common stock, Class A, voting $.01 par value, 750,000
      shares authorized, 2,579 and 33,986 shares issued and
      outstanding, respectively.............................          26          340
     Common stock, Class B, nonvoting, $.01 par value,
      150,000 shares authorized, 4,818 and 6,082 shares
      issued and outstanding, respectively..................          48           61
     Common stock, Class C, voting, $.01 par value, 150,000
      shares authorized, 22,812 and 67,538 shares issued and
      outstanding, respectively.............................         228          675
     Additional paid-in capital.............................     291,324    1,503,201
     Stock subscriptions receivable.........................      (4,374)      (2,694)
     Unearned compensation..................................          --       (4,893)
     Accumulated deficit....................................     (55,167)    (151,928)
                                                              ----------   ----------
          Total stockholders' equity........................     232,085    1,344,762
                                                              ----------   ----------
          Total liabilities and stockholders' equity........  $1,121,456   $4,663,002
                                                              ==========   ==========

   The accompanying notes are an integral part of the consolidated financial statements.

               CAPSTAR BROADCASTING CORPORATION AND SUBSIDIARIES

                     CONSOLIDATED STATEMENTS OF OPERATIONS
                     (THOUSANDS, EXCEPT PER SHARE AMOUNTS)

                                                                 YEAR ENDED DECEMBER 31,
                                                             --------------------------------
                                                               1996        1997        1998
                                                             --------    --------    --------
Gross broadcast revenue....................................  $ 47,200    $189,820    $568,050
Less agency commissions....................................     4,334      14,375      50,583
                                                             --------    --------    --------
  Net broadcast revenue....................................    42,866     175,445     517,467
                                                             --------    --------    --------
Operating expenses:
  Programming, technical and news..........................     9,313      43,073      94,019
  Sales and promotion......................................    12,808      48,156     137,632
  General and administrative...............................     8,360      30,906      72,914
Corporate expenses.........................................     2,523      14,221      23,678
Corporate expenses -- noncash compensation.................     6,176      10,575      21,260
LMA fees...................................................       834       2,519       4,103
Depreciation and amortization..............................     4,141      26,415      96,207
Merger, nonrecurring and systems development expense.......        --       4,729      12,970
                                                             --------    --------    --------
Operating income (loss)....................................    (1,289)     (5,149)     54,684
Other income (expense):
  Interest expense.........................................    (8,907)    (47,012)   (121,145)
  Interest income..........................................        34       4,572       3,423
  Loss on sale of broadcasting property....................        --        (908)         --
  Loss on investments in limited liability companies.......        --          --     (28,565)
  Other....................................................      (929)         --        (183)
                                                             --------    --------    --------
Loss before benefit for income taxes, dividends and
  accretion on preferred stock of subsidiaries and
  extraordinary item.......................................   (11,091)    (48,497)    (91,786)
Benefit for income taxes...................................       322      11,720      24,317
Dividends and accretion on preferred stock of
  subsidiaries.............................................        --       6,560      21,987
                                                             --------    --------    --------
Loss before extraordinary item.............................   (10,769)    (43,337)    (89,456)
Extraordinary loss on early extinguishment of debt, net of
  tax benefit of $707, $1,473, and $3,282, respectively....     1,188       2,403       7,305
                                                             --------    --------    --------
Net loss...................................................   (11,957)    (45,740)    (96,761)
Dividends, accretion and redemption of preferred stocks....     1,350       7,071          --
                                                             --------    --------    --------
Net loss attributable to common stock......................  $(13,307)   $(52,811)   $(96,761)
                                                             ========    ========    ========
Basic and diluted loss per common share:
  Before extraordinary loss................................  $  (1.37)   $  (1.98)   $  (1.02)
  Extraordinary loss.......................................     (0.13)      (0.09)      (0.08)
                                                             --------    --------    --------
     Net loss..............................................  $  (1.50)   $  (2.07)   $  (1.10)
                                                             ========    ========    ========
Weighted average common shares outstanding.................     8,880      25,455      87,678
                                                             ========    ========    ========

   The accompanying notes are an integral part of the consolidated financial statements

               CAPSTAR BROADCASTING CORPORATION AND SUBSIDIARIES

                CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY
                     (THOUSANDS, EXCEPT PER SHARE AMOUNTS)

                                                             GULFSTAR COMMUNICATIONS, INC.
                                     -----------------------------------------------------------------------------
                                                              CLASS A             CLASS B             CLASS C
                                       COMMON STOCK        COMMON STOCK        COMMON STOCK        COMMON STOCK
                                     -----------------   -----------------   -----------------   -----------------
                                     NUMBER OF    PAR    NUMBER OF    PAR    NUMBER OF    PAR    NUMBER OF    PAR
                                      SHARES     VALUE    SHARES     VALUE    SHARES     VALUE    SHARES     VALUE
                                     ---------   -----   ---------   -----   ---------   -----   ---------   -----
GULFSTAR COMMUNICATIONS, INC.:
Balance at January 1, 1996.........      1        $ 1        4        $ 1        1        $--       --        $--
 Issuance of Common stock..........     --         --       --         --       --         --       --         --
 Issuance of Class A Common
   stock...........................     --         --       --         --       --         --       --         --
 Issuance of Class B Common
   stock...........................     --         --       --         --       --         --       --         --
 Issuance of Class C Common
   stock...........................     --         --       --         --       --         --       --          1
 Conversion of Common stock to
   Class A Common stock............     (1)        --        1         --       --         --       --         --
 Conversion of Class A and B Common
   stock to Common stock...........      1         --       --         --       (1)        --       --         --
 Issuance of warrants..............     --         --       --         --       --         --       --         --
 Accrued interest on Stock
   subscriptions receivable........     --         --       --         --       --         --       --         --
 Dividends and accretion on
   Redeemable preferred stock......     --         --       --         --       --         --       --         --
 Unearned compensation -- stock
   issued for nonrecourse notes....     --         --       --         --       --         --       --         --
CAPSTAR BROADCASTING CORPORATION*:
 Issuance of common stock..........     --         --       --         --       --         --       --         --
 Issuance of warrants..............     --         --       --         --       --         --       --         --
 Net loss..........................     --         --       --         --       --         --       --         --
                                        --        ---       --        ---       --        ---       --        ---
Balance at December 31, 1996.......      1          1        5          1       --         --       --          1
GULFSTAR COMMUNICATIONS, INC.:
 Issuance of Common stock..........     --         --       --         --       --         --       --         --
 Conversion of Class A Common stock
   to Class C Common stock.........     --         --       (4)        --       --         --        4         --
 Conversion of Class C Common stock
   to Class A Common stock.........     --         --        1         --       --         --       (1)        --
 Dividends and accretion on
   Redeemable preferred stock......     --         --       --         --       --         --       --         --
 Accrued interest on Stock
   subscriptions receivable........     --         --       --         --       --         --       --         --
 Payments received on Stock
   subscriptions receivable........     --         --       --         --       --         --       --         --
 Compensation expense..............     --         --       --         --       --         --       --         --
CAPSTAR BROADCASTING CORPORATION*:
 Issuances of Common stock.........     --         --       --         --       --         --       --         --
 Repurchase of Common stock........     --         --       --         --       --         --       --         --
 Conversion of Class B Common stock
   to Class A Common stock.........     --         --       --         --       --         --       --         --
 Compensation expense                   --         --       --         --       --         --       --         --
 Elimination of Capstar
   Broadcasting Partners, Inc.
   Common stock....................     --         --       --         --       --         --       --         --
 Issuance of Common stock..........     --         --       --         --       --         --       --         --
 Repurchase of Common stock........     --         --       --         --       --         --       --         --
 Issuance of shares in connection
   with merger.....................     (1)        (1)      (2)        (1)      --         --       (3)        (1)
 Redemption of Redeemable preferred
   stock...........................     --         --       --         --       --         --       --         --
 Accrued interest on Stock
   subscriptions receivable........     --         --       --         --       --         --       --         --
 Payments received on Stock
   subscriptions receivable........     --         --       --         --       --         --       --         --
 Net loss..........................     --         --       --         --       --         --       --         --
                                        --        ---       --        ---       --        ---       --        ---
Balance at December 31, 1997.......     --         --       --         --       --         --       --         --
   Initial public offering, net of
    expenses.......................     --         --       --         --       --         --       --         --
   Other issuances of common
    stock..........................     --         --       --         --       --         --       --         --
   Repurchase of common stock......     --         --       --         --       --         --       --         --
   Conversion of Class C Common
    stock to Class A Common
    stock..........................     --         --       --         --       --         --       --         --
   Conversion of Class B Common
    stock to Class C Common
    stock..........................     --         --       --         --       --         --       --         --
   Unearned compensation related to
    shares to be issued to
    seller.........................     --         --       --         --       --         --       --         --
   Unearned compensation related to
    granting of employee stock
    options........................     --         --       --         --       --         --       --         --
   Compensation expense............     --         --       --         --       --         --       --         --
   Accrued interest on Stock
    subscriptions receivable.......     --         --       --         --       --         --       --         --
   Payments received on Stock
    subscriptions receivable.......     --         --       --         --       --         --       --         --
   Net loss........................     --         --       --         --       --         --       --         --
                                        --        ---       --        ---       --        ---       --        ---
Balance at December 31, 1998.......     --        $--       --        $--       --        $--       --        $--
                                        ==        ===       ==        ===       ==        ===       ==        ===

                                           GULFSTAR COMMUNICATIONS, INC.
                                     -----------------------------------------

                                     ADDITIONAL       STOCK
                                      PAID-IN     SUBSCRIPTIONS     UNEARNED
                                      CAPITAL      RECEIVABLE     COMPENSATION
                                     ----------   -------------   ------------
GULFSTAR COMMUNICATIONS, INC.:
Balance at January 1, 1996.........   $    365       $  (333)       $    --
 Issuance of Common stock..........      1,378        (1,390)            --
 Issuance of Class A Common
   stock...........................        184            --             --
 Issuance of Class B Common
   stock...........................         31            --             --
 Issuance of Class C Common
   stock...........................        358          (298)            --
 Conversion of Common stock to
   Class A Common stock............         --            --             --
 Conversion of Class A and B Common
   stock to Common stock...........         --            --             --
 Issuance of warrants..............      3,884            --             --
 Accrued interest on Stock
   subscriptions receivable........         69           (69)            --
 Dividends and accretion on
   Redeemable preferred stock......     (1,350)           --             --
 Unearned compensation -- stock
   issued for nonrecourse notes....      6,950            --         (1,518)
CAPSTAR BROADCASTING CORPORATION*:
 Issuance of common stock..........         --            --             --
 Issuance of warrants..............         --            --             --
 Net loss..........................         --            --             --
                                      --------       -------        -------
Balance at December 31, 1996.......     11,869        (2,090)        (1,518)
GULFSTAR COMMUNICATIONS, INC.:
 Issuance of Common stock..........        300          (300)            --
 Conversion of Class A Common stock
   to Class C Common stock.........         --            --             --
 Conversion of Class C Common stock
   to Class A Common stock.........         --            --             --
 Dividends and accretion on
   Redeemable preferred stock......     (1,693)           --             --
 Accrued interest on Stock
   subscriptions receivable........        131          (131)            --
 Payments received on Stock
   subscriptions receivable........         --            36             --
 Compensation expense..............      7,232            --          1,518
CAPSTAR BROADCASTING CORPORATION*:                                       --
 Issuances of Common stock.........         --            --             --
 Repurchase of Common stock........         --            --             --
 Conversion of Class B Common stock
   to Class A Common stock.........         --            --             --
 Compensation expense                       --            --             --
 Elimination of Capstar
   Broadcasting Partners, Inc.
   Common stock....................         --            --             --
 Issuance of Common stock..........         --            --             --
 Repurchase of Common stock........         --            --             --
 Issuance of shares in connection
   with merger.....................    (12,461)        2,485             --
 Redemption of Redeemable preferred
   stock...........................     (5,378)           --             --
 Accrued interest on Stock
   subscriptions receivable........         --            --             --
 Payments received on Stock
   subscriptions receivable........         --            --             --
 Net loss..........................         --            --             --
                                      --------       -------        -------
Balance at December 31, 1997.......         --            --             --
   Initial public offering, net of
    expenses.......................         --            --             --
   Other issuances of common
    stock..........................         --            --             --
   Repurchase of common stock......         --            --             --
   Conversion of Class C Common
    stock to Class A Common
    stock..........................         --            --             --
   Conversion of Class B Common
    stock to Class C Common
    stock..........................         --            --             --
   Unearned compensation related to
    shares to be issued to
    seller.........................         --            --             --
   Unearned compensation related to
    granting of employee stock
    options........................         --            --
   Compensation expense............         --            --             --
   Accrued interest on Stock
    subscriptions receivable.......         --            --             --
   Payments received on Stock
    subscriptions receivable.......         --            --             --
   Net loss........................         --            --             --
                                      --------       -------        -------
Balance at December 31, 1998.......   $     --       $    --        $    --
                                      ========       =======        =======

               CAPSTAR BROADCASTING CORPORATION AND SUBSIDIARIES

                CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY
              (THOUSANDS, EXCEPT PER SHARE AMOUNTS) -- (CONTINUED)

                                                CAPSTAR BROADCASTING CORPORATION
                                    *(CAPSTAR BROADCASTING PARTNERS, INC. THROUGH JUNE 20, 1997)
                                    ---------------------------------------------------------
                                         CLASS A             CLASS B             CLASS C
                                      COMMON STOCK        COMMON STOCK        COMMON STOCK
                                    -----------------   -----------------   -----------------
                                    NUMBER OF    PAR    NUMBER OF    PAR    NUMBER OF    PAR
                                     SHARES     VALUE    SHARES     VALUE    SHARES     VALUE
                                    ---------   -----   ---------   -----   ---------   -----
GULFSTAR COMMUNICATIONS, INC.:
 Balance at January 1, 1996.......        --    $  --        --     $ --         --     $ --
 Issuance of Common stock.........        --       --        --       --         --       --
 Issuance of Class A Common
   stock..........................        --       --        --       --         --       --
 Issuance of Class B Common
   stock..........................        --       --        --       --         --       --
 Issuance of Class C Common
   stock..........................        --       --        --       --         --       --
 Conversion of Common stock to
   Class A Common stock...........        --       --        --       --         --       --
 Conversion of Class A and B
   Common stock to Common stock...        --       --        --       --         --       --
 Issuance of warrants.............        --       --        --       --         --       --
 Accrued interest on Stock
   subscriptions receivable.......        --       --        --       --         --       --
 Dividends and accretion on
   Redeemable preferred stock.....        --       --        --       --         --       --
 Unearned compensation-stock
   issued for nonrecourse notes...        --       --        --       --         --       --
CAPSTAR BROADCASTING CORPORATION*:
 Issuance of common stock.........     9,416       94        --       --         --       --
 Issuance of warrants.............        --       --        --       --         --       --
 Net loss.........................        --       --        --       --         --       --
                                     -------    -----    ------     ----     ------     ----
Balance at December 31, 1996......     9,416       94        --       --         --       --
GULFSTAR COMMUNICATIONS, INC.:
 Issuance of Common stock.........        --       --        --       --         --       --
 Conversion of Class A Common
   stock to Class C Common
   stock..........................        --       --        --       --         --       --
 Conversion of Class C Common
   stock to Class A Common
   stock..........................        --       --        --       --         --       --
 Dividends and accretion on
   Redeemable preferred stock.....        --       --        --       --         --       --
 Accrued interest on Stock
   subscriptions receivable.......        --       --        --       --         --       --
 Payments received on Stock
   subscriptions receivable.......        --       --        --       --         --       --
 Compensation expense.............        --       --        --       --         --       --
CAPSTAR BROADCASTING CORPORATION*:
 Issuances of Common stock........     3,824       38     1,818       18         --       --
 Repurchase of Common stock.......       (18)      --        --       --         --       --
 Conversion of Class B Common
   stock to Class A Common
   stock..........................     1,818       18    (1,818)     (18)        --       --
 Compensation expense.............        --       --        --       --         --       --
 Elimination of Capstar
   Broadcasting Partners, Inc.
   Common stock...................   (15,040)    (150)       --       --         --       --
 Issuance of Common stock.........       960       10     2,656       27     18,187      182
 Repurchase of Common stock.......      (119)      (1)       --       --         --       --
 Issuance of shares in connection
   with merger....................     1,738       17     2,162       21      4,625       46
 Redemption of Redeemable
   preferred stock................        --       --        --       --         --       --
 Accrued interest on Stock
   subscriptions receivable.......        --       --        --       --         --       --
 Payments received on stock
   subscriptions receivable.......        --       --        --       --         --       --
 Net loss.........................        --       --        --       --         --       --
                                     -------    -----    ------     ----     ------     ----
Balance at December 31, 1997......     2,579       26     4,818       48     22,812      228
 Initial public offering, net of
   expenses.......................    31,000      310        --       --         --       --
 Other issuances of common
   stock..........................       172        2     2,464       25     43,797      438
 Repurchase of common stock.......       (36)      (1)       --       --         --       --
 Conversion of Class C Common
   stock to Class A Common
   stock..........................       271        3        --       --       (271)      (3)
 Conversion of Class B Common
   stock to Class C Common
   stock..........................        --       --    (1,200)     (12)     1,200       12
 Unearned compensation related to
   shares to be issued to
   seller.........................        --       --        --       --         --       --
 Unearned compensation related to
   granting of employee stock
   options........................        --       --        --       --         --       --
 Compensation expense.............        --       --        --       --         --       --
 Accrued interest on Stock
   subscriptions receivable.......        --       --        --       --         --       --
 Payments received on Stock
   subscriptions receivable.......        --       --        --       --         --       --
 Net loss.........................        --       --        --       --         --       --
                                     -------    -----    ------     ----     ------     ----
Balance at December 31, 1998......    33,986    $ 340     6,082     $ 61     67,538     $675
                                     =======    =====    ======     ====     ======     ====

                                        CAPSTAR BROADCASTING CORPORATION
                                  *(CAPSTAR BROADCASTING PARTNERS, INC. THROUGH JUNE 20, 1997)
                                    -----------------------------------------

                                                                                  RETAINED
                                    ADDITIONAL       STOCK                        EARNINGS         TOTAL
                                     PAID-IN     SUBSCRIPTIONS     UNEARNED     (ACCUMULATED   STOCKHOLDERS'
                                     CAPITAL      RECEIVABLE     COMPENSATION     DEFICIT)        EQUITY
                                    ----------   -------------   ------------   ------------   -------------
GULFSTAR COMMUNICATIONS, INC.:
 Balance at January 1, 1996.......  $       --      $    --        $    --       $   2,530      $    2,564
 Issuance of Common stock.........          --           --             --              --             (12)
 Issuance of Class A Common
   stock..........................          --           --             --              --             184
 Issuance of Class B Common
   stock..........................          --           --             --              --              31
 Issuance of Class C Common
   stock..........................          --           --             --              --              61
 Conversion of Common stock to
   Class A Common stock...........          --           --             --              --              --
 Conversion of Class A and B
   Common stock to Common stock...          --           --             --              --              --
 Issuance of warrants.............          --           --             --              --           3,884
 Accrued interest on Stock
   subscriptions receivable.......          --           --             --              --              --
 Dividends and accretion on
   Redeemable preferred stock.....          --           --             --              --          (1,350)
 Unearned compensation-stock
   issued for nonrecourse notes...          --           --             --              --           5,432
CAPSTAR BROADCASTING CORPORATION*:
 Issuance of common stock.........      94,061           --             --              --          94,155
 Issuance of warrants.............         744           --             --              --             744
 Net loss.........................          --           --             --         (11,957)        (11,957)
                                    ----------      -------        -------       ---------      ----------
Balance at December 31, 1996......      94,805           --             --          (9,427)         93,736
GULFSTAR COMMUNICATIONS, INC.:
 Issuance of Common stock.........          --           --             --              --              --
 Conversion of Class A Common
   stock to Class C Common
   stock..........................          --           --             --              --              --
 Conversion of Class C Common
   stock to Class A Common
   stock..........................          --           --             --              --              --
 Dividends and accretion on
   Redeemable preferred stock.....          --           --             --              --          (1,693)
 Accrued interest on Stock
   subscriptions receivable.......          --           --             --              --              --
 Payments received on Stock
   subscriptions receivable.......          --           --             --              --              36
 Compensation expense.............          --           --             --              --           8,750
CAPSTAR BROADCASTING CORPORATION*:
 Issuances of Common stock........      61,942       (1,596)            --              --          60,402
 Repurchase of Common stock.......        (175)          --             --              --            (175)
 Conversion of Class B Common
   stock to Class A Common
   stock..........................          --           --             --              --              --
 Compensation expense.............       1,825           --             --              --           1,825
 Elimination of Capstar
   Broadcasting Partners, Inc.
   Common stock...................         150           --             --              --              --
 Issuance of Common stock.........      89,570         (550)            --              --          89,239
 Repurchase of Common stock.......        (764)          --             --              --            (765)
 Issuance of shares in connection
   with merger....................      43,823       (2,485)            --              --          31,443
 Redemption of Redeemable
   preferred stock................          --           --             --              --          (5,378)
 Accrued interest on Stock
   subscriptions receivable.......         148         (148)            --              --              --
 Payments received on stock
   subscriptions receivable.......          --          405             --              --             405
 Net loss.........................          --           --             --         (45,740)        (45,740)
                                    ----------      -------        -------       ---------      ----------
Balance at December 31, 1997......     291,324       (4,374)            --         (55,167)        232,085
 Initial public offering, net of
   expenses.......................     550,998           --             --              --         551,308
 Other issuances of common
   stock..........................     635,024           --             --              --         635,489
 Repurchase of common stock.......        (483)          --             --              --            (484)
 Conversion of Class C Common
   stock to Class A Common
   stock..........................          --           --             --              --              --
 Conversion of Class B Common
   stock to Class C Common
   stock..........................          --           --             --              --              --
 Unearned compensation related to
   shares to be issued to
   seller.........................       5,428           --         (5,428)             --              --
 Unearned compensation related to
   granting of employee stock
   options........................         878           --           (878)             --              --
 Compensation expense.............      19,847           --          1,413              --          21,260
 Accrued interest on Stock
   subscriptions receivable.......         185         (185)            --              --              --
 Payments received on Stock
   subscriptions receivable.......          --        1,865             --              --           1,865
 Net loss.........................          --           --             --         (96,761)        (96,761)
                                    ----------      -------        -------       ---------      ----------
Balance at December 31, 1998......  $1,503,201      $(2,694)       $(4,893)      $(151,928)     $1,344,762
                                    ==========      =======        =======       =========      ==========

   The accompanying notes are an integral part of the consolidated financial statements.

               CAPSTAR BROADCASTING CORPORATION AND SUBSIDIARIES

                     CONSOLIDATED STATEMENTS OF CASH FLOWS
                     (THOUSANDS, EXCEPT PER SHARE AMOUNTS)

                                                                 YEAR ENDED DECEMBER 31,
                                                           -----------------------------------
                                                             1996        1997         1998
                                                           ---------   ---------   -----------
Cash flows from operating activities:
  Net loss...............................................  $ (11,957)  $ (45,740)  $   (96,761)
  Adjustments to reconcile net loss to net cash provided
     by (used in) operating activities:
     Loss on early extinguishment of debt................      1,188       2,403         7,305
     Depreciation and amortization.......................      4,141      26,415        96,207
     Noncash interest....................................      2,626      24,047        23,338
     Deferred income taxes...............................        547     (12,198)      (42,713)
     Noncash compensation expense........................      6,176      10,575        21,260
     Write-off of pending acquisition costs..............        105          --            --
     Write-down of investments in limited liability
       companies.........................................         --          --        28,565
     Provision for uncollectible accounts receivable.....        661       2,044         5,916
     Dividends and accretion on preferred stock of
       subsidiary........................................         --       6,560        21,987
     Noncash interest income.............................         --        (755)           --
     Loss on sale of broadcasting property...............         --         908            --
     Changes in assets and liabilities, net of effects of
       acquisitions:
       Accounts receivable...............................     (5,331)    (12,029)       (1,683)
       Prepaid expenses and other current assets.........     (1,002)        252        (1,615)
       Accounts payable and accrued expenses.............        507       1,800        (2,639)
       Income taxes payable..............................         --       2,417       (67,229)
                                                           ---------   ---------   -----------
          Net cash provided by (used in) operating
            activities...................................     (2,339)      6,699        (8,062)
                                                           ---------   ---------   -----------
Cash flows from investing activities:
  Proceeds from sale of broadcasting property............         --      35,932       229,180
  Purchase of property and equipment.....................     (2,478)    (10,020)      (44,886)
  Payments for acquisitions, net of cash acquired........   (149,612)   (505,375)   (1,675,558)
  Payments for pending acquisitions......................     (3,342)     (6,895)      (18,090)
  Income tax liability indemnity payments................         --          --        92,968
  Other investing activities, net........................       (147)       (644)       (3,812)
                                                           ---------   ---------   -----------
          Net cash used in investing activities..........   (155,579)   (487,002)   (1,420,198)
                                                           ---------   ---------   -----------
Cash flows from financing activities:
  Proceeds from long-term debt and credit facilities.....     64,647     556,902     1,324,500
  Repayment of long-term debt and credit facilities......    (13,210)   (200,249)     (983,758)
  Payments of financing related costs....................     (2,936)    (25,169)       (8,887)
  Net proceeds from issuance of common stock.............     94,155     145,149     1,186,797
  Net proceeds from issuance of preferred stock..........     20,979      95,071            --
  Net proceeds from issuance of warrants.................      3,884          --            --
  Payments on subscribed stock...........................         --          --         1,865
  Redemption of preferred stock..........................         --     (30,223)     (135,207)
  Purchase of common stock...............................         --        (940)         (484)
  Preferred stock dividends..............................         --          --        (9,508)
                                                           ---------   ---------   -----------
          Net cash provided by financing activities......    167,519     540,541     1,375,318
                                                           ---------   ---------   -----------
Net increase (decrease) in cash and cash equivalents.....      9,601      60,238       (52,942)
Cash and cash equivalents at beginning of period.........        220       9,821        70,059
                                                           ---------   ---------   -----------
Cash and cash equivalents at end of period...............  $   9,821   $  70,059   $    17,117
                                                           =========   =========   ===========

   The accompanying notes are an integral part of the consolidated financial statements.

               CAPSTAR BROADCASTING CORPORATION AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                     (THOUSANDS, EXCEPT PER SHARE AMOUNTS)
1. ORGANIZATION AND BUSINESS:

     Capstar Broadcasting Corporation ("Capstar Broadcasting"), a holding company controlled by Hicks, Muse, Tate & Furst Equity Fund III, L.P. ("HM Fund III") and its affiliates, and its direct and indirect wholly-owned subsidiaries (collectively, "the Company") operate in a single reportable industry segment, which segment encompasses the ownership and management of radio broadcast stations located primarily in mid-sized markets throughout the United States. At December 31, 1998, the Company owned and operated, provided programming to or sold advertising on behalf of 220 FM stations and 97 AM stations located in 78 markets.

     In June 1997, Capstar Broadcasting was formed and exchanged all of its shares of common stock for all of the outstanding common stock of Capstar Broadcasting Partners, Inc. ("Capstar Partners"). The transaction resulted in the formation of a new holding company and resulted in no change in ownership and was accounted for as a reorganization at historical cost. After this transaction was completed Capstar Broadcasting owned 100% of the common equity of Capstar Partners and Capstar Partners owned 100% of the common equity of Capstar Radio Broadcasting Partners, Inc. ("Capstar Radio").

     On October 16, 1996, Capstar Partners acquired Capstar Radio and its wholly-owned subsidiaries pursuant to a merger agreement dated June 21, 1996. The acquisition of Capstar Radio has been accounted for under the purchase method of accounting and has been included in the consolidated financial statements since the date of its acquisition on October 16, 1996.

     In July 1997, the Company acquired GulfStar Communications, Inc. ("Former GulfStar"), a company controlled by the general partner of HM Fund III. Pursuant to the merger agreement, each share of Former GulfStar's common stock was converted into shares of the Company subject to a conversion ratio calculated based on the relative value of the Company and Former GulfStar, principally determined by utilizing projected broadcast cash flows for the year ended December 31, 1998. As a result of the merger, Former GulfStar became a wholly-owned subsidiary. Due to the fact that the Company and Former GulfStar were under common control at the time of the merger, the transfer of the assets and liabilities of Former GulfStar has been accounted for at historical cost in a manner similar to a pooling-of-interests except that the acquisition by the Company of the minority interest of Former GulfStar has been accounted for by the purchase method. For financial accounting purposes the merger with Former GulfStar resulted in a change in reporting entity and the restatement of the financial statements for all periods prior to July 1997, to give retroactive effect to the merger and present the combined consolidated results of operations of the Company and its direct and indirect wholly-owned subsidiaries and Former GulfStar for the periods the entities were under common control.

               CAPSTAR BROADCASTING CORPORATION AND SUBSIDIARIES

                     (THOUSANDS, EXCEPT PER SHARE AMOUNTS)

     Separate results of operations of the combining entities to the date of the merger are as follows:

                                                                      SIX MONTHS
                                                        YEAR ENDED       ENDED
                                                       DECEMBER 31,    JUNE 30,
                                                           1996          1997
                                                       ------------   -----------
                                                                      (UNAUDITED)
Net broadcast revenue:
  Capstar Broadcasting...............................    $ 10,303      $ 41,862
  GulfStar...........................................      32,563        23,294
                                                         --------      --------
                                                         $ 42,866      $ 65,156
                                                         ========      ========
Extraordinary item:
  Capstar Broadcasting...............................    $     --      $    851
  GulfStar...........................................       1,188            --
                                                         --------      --------
                                                         $  1,188      $    851
                                                         ========      ========
Net loss:
  Capstar Broadcasting...............................    $ (3,757)     $ (7,156)
  GulfStar...........................................      (8,200)       (8,842)
                                                         --------      --------
                                                         $(11,957)     $(15,998)
                                                         ========      ========

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:

  Basis of Presentation

     The consolidated financial statements include the accounts of the Company and its direct and indirect wholly owned subsidiaries. All significant intercompany accounts and transactions have been eliminated in consolidation.

     The 10 3/4% Senior Subordinated Notes Due 2006 (the "10 3/4% CCI Notes") and the 11 3/8% Senior Subordinated Notes Due 2000 (the "11 3/8% CCI Notes") are guaranteed by every direct and indirect subsidiary of Capstar Communications, Inc. ("CCI"). The guarantees by the guarantor subsidiaries are full, unconditional, and joint and several. All of the guarantor subsidiaries are wholly-owned. CCI is a holding company with no assets, liabilities or operations other than its investment in its subsidiaries. Separate financial statements of each guarantor have not been included as management has determined that they are not material to investors.

  Cash Equivalents

     For purposes of the accompanying consolidated statement of cash flows, the Company considers highly liquid investments with maturities at date of purchase of three months or less to be cash equivalents.

  Property and Equipment

     Property and equipment are stated at cost, less accumulated depreciation and amortization. Equipment under capital lease obligations is recorded at the lower of cost or fair market value at the inception of the lease. The costs of assets retired or otherwise disposed of and the related accumulated depreciation and amortization balances are removed from the accounts and any resulting gain or loss is included in income. Leasehold improvements are amortized over the shorter of their useful lives or the terms of the related leases. Amortization of assets recorded under capital leases is included in depreciation expense.

               CAPSTAR BROADCASTING CORPORATION AND SUBSIDIARIES

                     (THOUSANDS, EXCEPT PER SHARE AMOUNTS)

  Intangible Assets

     FCC licenses and goodwill represent the excess of cost over the fair values of the identifiable tangible and other intangible net assets acquired. Other intangible assets comprise costs incurred for pending acquisitions, noncompete agreements, deferred financing costs and costs related to favorable tower and facility leases. Pending acquisition costs are deferred and capitalized as part of completed acquisitions or expensed in the period in which the pending acquisition is terminated. Approximately $2,936, $25,169 and $8,887 of new financing costs were incurred for the years ended December 31, 1996, 1997 and 1998, respectively. Deferred financing costs are amortized by the interest method over the life of the related debt. Accumulated amortization related to deferred financing costs at December 31, 1997 and 1998 was approximately $1,209 and $2,366, respectively.

     The Company periodically evaluates intangible and other long-lived assets for potential impairment in accordance with the provisions of APB Opinion 17, "Intangible Assets," and SFAS No. 121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to Be Disposed Of," by analyzing the operating results, future cash flows on an undiscounted basis, trends and prospects of the Company's stations, as well as by comparing them to their competitors. The Company also takes into consideration recent acquisition patterns within the broadcast industry, the impact of recently enacted or potential FCC rules and regulations and any other events or circumstances which might indicate potential impact. At this time, in the opinion of management, no impairment has occurred.

  Exchange of Radio Stations

     The Company records the exchange of radio stations in accordance with APB Opinion No. 16, "Business Combinations". The net book value of the station given up is removed from the accounts and the station received is recorded at fair value, with any resulting gain or loss included in results of operations.

  Income Taxes

     Deferred income taxes are recognized for the tax consequences in future years of differences between the tax bases of assets and liabilities and their financial reporting amounts at each period-end based on enacted tax laws and statutory tax rates applicable to the period in which the differences are expected to affect taxable earnings. Valuation allowances are established when necessary to reduce deferred tax assets to the amount more likely than not to be realized. Income tax expense is the tax payable for the period and the change during the period in deferred tax assets and liabilities.

  Stock Subscriptions Receivable

     Stock subscriptions receivable represent promissory notes issued in connection with the purchase of capital stock. Capital stock issued in connection with such promissory notes is reported as issued and outstanding and included in capital stock and additional paid-in capital in the accompanying consolidated financial statements in the amount of the related promissory note plus accrued interest. The promissory notes and related accrued interest receivable are classified as stock subscriptions receivable and included as a reduction of consolidated stockholder's equity.

  Revenue Recognition

     Broadcasting operations derive revenue primarily from the sale of program time and commercial announcements to local, regional and national advertisers. Revenue is recognized when the programs and commercial announcements are broadcast.

               CAPSTAR BROADCASTING CORPORATION AND SUBSIDIARIES

                     (THOUSANDS, EXCEPT PER SHARE AMOUNTS)

  Income (Loss) Per Share

     The Company computes earnings per share ("EPS") under the provisions of SFAS No. 128 which establishes standards for computing and presenting earnings per share.

     At December 31, 1996, 1997, and 1998, the following options and warrants to purchase shares of common stock were outstanding, but were excluded from the computation of diluted earnings per share as their inclusion would be anti-dilutive given the Company's net loss:

                                                              1996     1997     1998
                                                             ------   ------   ------
Number of options and warrants.............................   1,304    3,189    6,695
Weighted-average exercise price............................  $13.14   $13.58   $15.71

  Advertising Costs

     The Company incurs various marketing and promotional costs to add and maintain listenership. These are expensed as incurred and totaled approximately $2,668, $5,731 and $27,990 for the years ended December 31, 1996, 1997 and 1998, respectively.

  Local Marketing Agreements ("LMA")/Joint Sales Agreements ("JSA")

     From time to time, the Company enters into LMAs and JSAs, with respect to radio stations owned by third parties including radio stations that it intends to acquire. Terms of the agreements generally require the Company to pay a monthly fee in exchange for the right to provide station programming and sell related advertising time in the case of an LMA or sell advertising in the case of a JSA. The agreements terminate upon the acquisition of the property. It is the Company's policy to expense the fees as incurred as a component of operating income (loss). The Company accounts for payments received pursuant to LMAs of owned stations as net revenue to the extent that the payment received represents a reimbursement of the Company's ownership costs.

  Barter Transactions

     The Company barters advertising time for products and services. Such transactions are recorded at the estimated fair value of the products or services received. Barter revenue is recorded when commercials are broadcast and related expenses are recorded when the bartered product or service is used.

  Concentration of Credit Risk

     It is the Company's policy to place its cash with high credit quality financial institutions, which, at times, may exceed federally insured limits. Management believes that credit risk in these deposits is minimal and has not experienced any losses in such accounts.

     The Company's revenue and accounts receivable primarily relates to advertising of products and services within the radio stations' broadcast areas. The Company performs ongoing credit evaluations of its customers' financial condition and, generally, requires no collateral from its customers. Credit losses have been within management's expectations and adequate allowances for any uncollectible accounts receivables are maintained.

               CAPSTAR BROADCASTING CORPORATION AND SUBSIDIARIES

                     (THOUSANDS, EXCEPT PER SHARE AMOUNTS)

  Uncertainties and Use of Estimates and Assumptions

     The radio broadcasting industry is subject to federal regulation by the Federal Communications Commission ("FCC"). These governmental regulations and policies could change over time and there can be no assurance that such changes would not have a material impact upon the Company.

     The Company's pending acquisition, exchange and merger agreements are subject to various governmental approvals, including the Department of Justice under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the FCC under the Communications Act of 1934, as amended.

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Actual results could differ from those estimates.

  Segment Information

     In 1998, the Company adopted SFAS No. 131, "Disclosures about Segments of an Enterprise and Related Information." SFAS No. 131 superseded SFAS No. 14, "Financial Reporting for Segments of a Business Enterprise," replacing the "industry segment" approach with the "management" approach. The management approach designates the internal organization that is used by management for making operating decisions and assessing performance as the source of the Company's reportable segments. SFAS No. 131 also requires disclosures about products and services, geographic areas, and major customers. The adoption of SFAS No. 131 did not affect results of operations or financial position but did affect the disclosure of segment information.

  New Accounting Pronouncements

     In June 1998, the FASB issued SFAS No. 133, "Accounting for Derivative Instruments and Hedging Activities," which establishes accounting and reporting standards for derivative instruments and for hedging activities. It requires that an entity recognize all derivatives as either assets or liabilities in the statement of financial position and measure those instruments at fair value. This pronouncement is effective for all fiscal quarters of fiscal years beginning after June 15, 1999. Management does not believe the implementation of this accounting pronouncement will have a material effect on its consolidated financial statements.

  Reclassifications

     Certain amounts in 1996 and 1997 have been reclassified to conform to the 1998 presentation.

3. CHANCELLOR MERGER AGREEMENT

     On August 26, 1998, Capstar Broadcasting and Chancellor Media Corporation ("Chancellor Media"), an affiliate of the Company, entered into an agreement to merge (the "Chancellor Merger") in a stock-for-stock transaction. Under the merger agreement:

     - Chancellor Media will acquire Capstar Broadcasting in a reverse merger in which Capstar Broadcasting will be renamed Chancellor Media Corporation;

     - each share of Class A Common Stock and Class C Common Stock will represent 0.4955 shares of voting common stock in the combined entity;

     - each share of Class B Common Stock will represent 0.4955 shares of nonvoting common stock of the combined entity;

     - each share of Chancellor Media common stock will represent one share of the combined entity; and

               CAPSTAR BROADCASTING CORPORATION AND SUBSIDIARIES

                     (THOUSANDS, EXCEPT PER SHARE AMOUNTS)

     - each share of Chancellor Media preferred stock will represent one share of preferred stock of the combined entity.

     The completion of the merger depends upon the satisfaction of a number of conditions, including the following:

     - stockholder approval of both Capstar Broadcasting and Chancellor Media;

     - the expiration or termination of any applicable waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, which waiting period has terminated;

     - the receipt of regulatory approval from the FCC, which regulatory approval has been received;

     - the consent of the lenders under the Capstar Broadcasting credit facility and Chancellor Media's credit facility; and

     - other customary conditions.

     There can be no assurance that all of the conditions to the merger will be satisfied. Either company may waive compliance with the conditions at its discretion if permitted by law.

     On September 9, 1998, Capstar Broadcasting was notified of an action filed on behalf of all owners of securities of Chancellor Media against Chancellor Media, Hicks Muse and the individual directors of Hicks Muse in the Court of Chancery of the State of Delaware in and for New Castle County, Delaware. While the complaint does not name Capstar Broadcasting as a defendant, the complaint alleges that Chancellor Media and its directors breached their duties to the alleged class by entering into an "overly generous offer for Capstar assets." The action is relevant to Capstar Broadcasting because inter alia, the plaintiff seeks an injunction prohibiting the proposed Chancellor Merger with Capstar Broadcasting. As Capstar Broadcasting is not a defendant in this action, Capstar Broadcasting has no obligation to appear or participate.

4. INITIAL PUBLIC OFFERING BY CAPSTAR BROADCASTING

     On May 29, 1998, Capstar Broadcasting completed an initial public offering (the "Offering") in which Capstar Broadcasting sold 31,000 shares of its Class A Common Stock at $19.00 per share for net proceeds to Capstar Broadcasting of $551,308 after deducting underwriting discounts and commissions and offering expenses of $37,692. The shares sold by Capstar Broadcasting represented approximately 28.8% of the outstanding shares of Capstar Broadcasting on May 29, 1998. Capstar Broadcasting contributed the net proceeds from the Offering to Capstar Partners which then contributed the net proceeds from the Offering to Capstar Radio. Capstar Radio used this contribution to fund a portion of the acquisition of SFX Broadcasting, Inc., a Delaware corporation ("SFX"), as discussed in Note 5 below.

5. ACQUISITIONS AND DISPOSITIONS OF BROADCASTING PROPERTIES

  SFX Acquisition and Related Transactions

     On May 29, 1998, SBI Holding Corporation, a Delaware corporation ("SFX Parent"), acquired SFX, which has been renamed CCI. The acquisition was effected through the merger (the "SFX Merger") of SBI Radio Acquisition Corporation, a Delaware corporation and a wholly-owned subsidiary of SFX Parent ("Sub"), with and into SFX, with SFX as the surviving corporation. The acquisition of SFX by SFX Parent resulted in a change of control of SFX. As a result of the SFX Merger, SFX became an indirect wholly-owned subsidiary of Capstar Radio. The total consideration paid by the Company for SFX was approximately $1,300,000 (the "SFX Merger Consideration"), including direct costs of the acquisition. Consummation of the SFX Merger and related transactions increased the Company's portfolio of stations by 81 owned and

               CAPSTAR BROADCASTING CORPORATION AND SUBSIDIARIES

                     (THOUSANDS, EXCEPT PER SHARE AMOUNTS)

operated radio stations (60 FM and 21 AM) and two radio stations on which the Company sells commercial time.

     The SFX Merger and other related transactions, including (i) certain station acquisitions and dispositions completed contemporaneously with the SFX Merger (as discussed below), (ii) the repayment of outstanding indebtedness of approximately $313,000 of SFX under the existing credit facility of SFX, (iii) the redemption of approximately $154,000 aggregate principal amount of 10 3/4% CCI Notes (as discussed in Note 10), and (iv) the redemption of approximately $119,600 aggregate liquidation preference of CCI's 12 5/8% Series E Cumulative Exchangeable Preferred Stock, par value $.01 per share ("CCI Series E Preferred Stock") (as discussed in Note 12), were financed with (A) the net proceeds from the Offering, (B) borrowings of $590,600 (the "Capstar Loan") under the Capstar Credit Facility (as defined in Note 10), (C) borrowings of $150,000 from Chancellor Media, and (D) net proceeds of approximately $221,429 from sales of certain assets.

     On February 20, 1998, Capstar Broadcasting and Chancellor Media entered into a Letter Agreement (the "Chancellor Exchange Agreement") pursuant to which Capstar Broadcasting agreed to exchange 11 SFX stations in the Dallas, Houston, San Diego and Pittsburgh markets ("Chancellor Exchange Stations") having an aggregate deemed market value of $637,500 for certain stations to be acquired by Chancellor Media during the three-year period ending February 20, 2001 (the "Exchange Period"). SFX station KODA-FM, which is a Chancellor Exchange Station, was exchanged for certain radio stations in the Austin, Texas and the Jacksonville, Florida markets concurrently with the consummation of the SFX Merger. The remaining Chancellor Exchange Stations will be exchanged for mid-sized market radio stations to be identified by Capstar Broadcasting and paid for by Chancellor Media. Capstar Broadcasting and Chancellor Media intend for the exchange transactions to qualify as like-kind exchanges under Section 1031 of the Internal Revenue Code of 1986, as amended (the "Code"). Capstar Broadcasting, however, bears all risks related to the tax treatment of the exchanges. Capstar Broadcasting has agreed not to solicit, initiate or encourage the submission of proposals for the acquisition of the Chancellor Exchange Stations or to participate in any discussions for such purpose during the Exchange Period, other than as contemplated under the Chancellor Exchange Agreement. Concurrently with the consummation of the SFX Merger, Chancellor Media began providing services to the Chancellor Exchange Stations (other than KODA-FM, which was acquired, via an exchange of radio stations by Chancellor Media) pursuant to separate local marketing agreements ("LMAs") until such stations are exchanged. Chancellor Media retains the advertising revenues it generates while it provides services to the Chancellor Exchange Stations under such LMAs. The LMA fees earned by the Company will decrease as the Chancellor Exchange Stations are exchanged. During the pendency of the Chancellor Merger, the Company does not anticipate effecting any exchanges with Chancellor Media.

     On May 21, 1998, SFX completed the acquisition of three radio stations (two FM and one AM) in the Nashville, Tennessee market from Sinclair Broadcasting Group for an aggregate purchase price of approximately $35,000 in cash (the "Nashville Purchase Price"). SFX funded the Nashville Purchase Price with excess cash on hand.

     On May 29, 1998, CCI exchanged station KODA-FM in Houston, Texas for Chancellor Media radio stations WAPE-FM and WFYV-FM in Jacksonville, Florida and approximately $90,250 in cash (the "KODA Exchange"). In an exchange under
Section 1031 of the Code, the indirect, wholly-owned subsidiaries of CCI, through a qualified intermediary, used the $90,250 in cash received from Chancellor Media to acquire radio stations KASE-FM, KVET-AM and KVET-FM in Austin, Texas. The deemed value of the KODA Exchange was $143,250.

               CAPSTAR BROADCASTING CORPORATION AND SUBSIDIARIES

                     (THOUSANDS, EXCEPT PER SHARE AMOUNTS)

     On May 29, 1998, due to governmental restrictions on multiple station ownership, the Company completed the sale of the assets of four radio stations (three FM and one AM) in the Greenville, South Carolina market for approximately $35,000 in cash to Clear Channel Radio, Inc.

     On May 29, 1998, due to governmental restrictions on multiple station ownership, the Company assigned the assets of four radio stations (two FM and two AM) in the Fairfield, Connecticut market with an aggregate fair market value at such date of approximately $15,000 to a trust, whose trustee is Henry M. Rivera (the "Trustee") and whose beneficiary is Capstar Broadcasting. The Trustee is currently attempting to sell the stations to a third party. Upon a sale, the Trustee will distribute the proceeds to the Company.

     On May 29, 1998, due to governmental restrictions on multiple station ownership, CCI completed the sale of the assets of one FM radio station in the Daytona Beach, Florida market for consideration of approximately $11,500 in cash to Clear Channel Metroplex, Inc. and Clear Channel Metroplex Licensee, Inc.

     On May 29, 1998, due to governmental restrictions on multiple station ownership, CCI completed the sale of the assets of four radio stations (three FM and one AM) in the Long Island, New York market for an aggregate sale price of $46,000 in cash to Cox Radio, Inc.

     On May 29, 1998, due to governmental restrictions on multiple station ownership, CCI completed the sale of the assets of one FM radio station in the Houston, Texas market for $54,000 in cash to HBC Houston, Inc. and HBC Houston License Corporation. Pursuant to an agreement with Chancellor Media, CCI paid 50% of the sale proceeds in excess of $50,000, approximately $1,730, to Chancellor Media.

  Other Acquisitions and Dispositions

     In addition to the SFX Merger and other related transactions described above, during the years ended December 31, 1996, 1997 and 1998, the Company acquired numerous radio stations and related broadcasting property and equipment, all of which have been accounted for under the purchase method of accounting. Accordingly, the purchase price has been allocated to the assets and liabilities acquired based upon their fair values at the date of acquisition. The excess of purchase price over the fair value of net tangible assets acquired is allocated to intangible assets, primarily FCC licenses. The results of operations associated with the acquired radio stations have been included in the accompanying consolidated financial statements from the dates of acquisition. The acquisition activity was funded primarily through equity infusions by HM Fund III and long-term borrowings.

               CAPSTAR BROADCASTING CORPORATION AND SUBSIDIARIES

                     (THOUSANDS, EXCEPT PER SHARE AMOUNTS)

     All consideration paid for the acquisitions scheduled below consisted solely of cash, notes and the exchange of certain assets except where common stock was issued as listed. Common stock was valued at the estimated fair value at the date the terms of the acquisitions were agreed to and announced.

                                STATIONS
                                ACQUIRED                                                              AMOUNT
                                ---------     DATE OF                                  NUMBER OF     ASSIGNED
         TRANSACTION            FM    AM    ACQUISITION   PURCHASE OF      COST      SHARES ISSUED   PER SHARE
         -----------            ---   ---   -----------   -----------   ----------   -------------   ---------
1996:
Sonance Communications(b).....   6     2    April         Stock         $    1,065         0.217(a)   $1,130
SBG Communications(b).........   1     1    July          Assets             4,038            --          --
Ranger(b).....................   2     1    July          Assets             6,305            --          --
Tshirhart(b)..................   1    --    July          Assets               315            --          --
Eagle of Texas(b).............   1    --    August        Assets               728            --          --
Stansell(b)...................   1    --    August        Assets             2,061         0.016(a)   $2,000
Steller(b)....................   1    --    September     Assets             1,551            --          --
Steller(b)....................   1    --    September     Assets             1,812            --          --
Commodore Media...............  18    12    October       Stock            122,016            --          --
Adventure Communications......   4     3    October       Assets            12,600            --          --
KWTX Broadcasting(b)..........   1     1    November      Assets             4,172            --          --
Comcorp(b)....................   1    --    December      Assets             6,385            --          --
                                                                        ----------
                                                                        $  163,048
                                                                        ==========

               CAPSTAR BROADCASTING CORPORATION AND SUBSIDIARIES

                     (THOUSANDS, EXCEPT PER SHARE AMOUNTS)

                                STATIONS
                                ACQUIRED                                                              AMOUNT
                                ---------     DATE OF                                  NUMBER OF     ASSIGNED
         TRANSACTION            FM    AM    ACQUISITION   PURCHASE OF      COST      SHARES ISSUED   PER SHARE
         -----------            ---   ---   -----------   -----------   ----------   -------------   ---------
1997:
Tippie Communications(b)......   1    --    January       Assets        $    2,490            --          --
South Plains
  Broadcasting(b).............   1     1    February      Assets             3,166            --          --
J. Thomas Development(b)......   3     1    February      Assets             6,292            --          --
Osborn Communications.........  12     6    February      Stock            102,923       163.636(a)   $   11
Noalmark(b)...................   2    --    March         Assets            11,471            --          --
Space Coast: EZY/Roper/City...   3     2    April         Assets            12,038            --          --
Taylor Communications.........   1     1    April         Assets             1,308            --          --
Ft. Smith(b)..................   1     1    May           Assets             3,456            --          --
Miller Broadcasting(b)........   2    --    May           Stock              4,967            --          --
Dixie Broadcasting............   1     2    May           Stock             23,442            --          --
Cavalier Communications.......   4     1    July          Assets             8,267            --          --
Community Pacific.............   6     5    July          Assets            35,907            --          --
Stephens Radio(b).............   1    --    July          Stock              2,647            --          --
McForhun/Livingston...........   1     1    August        Assets             7,968            --          --
Benchmark Communications......  20    10    August        Assets           192,128       157.895(a)   $13.30
Emerald City Radio Partners...   1    --    August        Assets            10,024            --          --
Madison Radio Group...........   4     2    August        Assets            41,662            --          --
Booneville Broadcasting.......   1    --    September     Assets             1,648            --          --
WRIS, Inc. ...................   1    --    September     Assets             3,374            --          --
American General Media........   1    --    October       Assets             3,409            --          --
Griffith Communications.......   3    --    October       Assets             5,789            --          --
KLAW Broadcasting.............   2    --    October       Assets             2,539            --          --
Ameron Broadcasting...........   2     1    October       Assets            32,606            --          --
KJEM-FM.......................   1    --    October       Assets             1,986            --          --
COMCO Broadcasting............   4     2    November      Assets             7,160            --          --
                                                                        ----------
                                                                        $  528,667
Acquisition of GulfStar
  minority interest...........              July          Stock             31,695     2,383.093(a)   $13.30
                                                                        ----------
                                                                        $  560,362
                                                                        ==========

               CAPSTAR BROADCASTING CORPORATION AND SUBSIDIARIES

                     (THOUSANDS, EXCEPT PER SHARE AMOUNTS)

                                STATIONS
                                ACQUIRED                                                              AMOUNT
                                ---------     DATE OF                                  NUMBER OF     ASSIGNED
         TRANSACTION            FM    AM    ACQUISITION   PURCHASE OF      COST      SHARES ISSUED   PER SHARE
         -----------            ---   ---   -----------   -----------   ----------   -------------   ---------
1998:
Knight Radio, Inc. and
  Affiliates..................   5     3    January       Assets            66,180            --          --
Quass Broadcasting Company....   2     1    January       Stock             16,281            --          --
East Penn Broadcasting,
  Inc. .......................  --     1    January       Assets             2,010            --          --
Patterson Broadcasting,
  Inc.........................  25    14    January       Stock            227,186            --          --
Commonwealth Broadcasting of
  Arizona, L.L.C. ............   2     1    February      Assets             5,514            --          --
Brantly Broadcast
  Associates..................   1    --    February      Assets             1,735            --          --
KOSO, Inc. ...................   1    --    April         Assets             8,472            --          --
Americom II and Americom Las
  Vegas Limited Partnership...   3     1    April         Assets            26,662            --          --
KDOS, Inc. ...................   1     1    April         Assets             3,532            --          --
Grant Radio Group.............  --     1    May           Assets             3,440            --          --
SFX Merger....................  60    21    May           Stock          1,279,656            --          --
Class Act of Texas, Inc. .....   1     1    June          Assets             1,068            --          --
KRNA, Inc. ...................   1    --    June          Assets             6,398            --          --
The University of Alaska......   1    --    June          Assets               221            --          --
CBS Radio, Inc. ..............   2     2    July          Assets             6,505            --          --
Watertown Radio Associates
  Limited Partnership and Lake
  Champlain Radio
  Corporation.................   2    --    July          Assets             5,923            --          --
Jacor Broadcasting
  Corporation.................  --     1    August        Assets             5,000            --          --
Ogallala Broadcasting
  Company.....................   2     1    September     Assets             4,100            --          --
Boswell Broadcasting
  Incorporated................   1    --    September     Assets            11,750            --          --
Foley Broadcasting, LP........   1    --    October       Assets             2,755            --          --
Jim Gibbons Radio, Inc........   1     1    October       Stock             21,226            --          --
SunGroup, Inc. ...............   1    --    October       Assets             5,838            --          --
                                                                        ----------
                                                                        $1,711,452
                                                                        ==========

---------------

(a) Common Stock

(b) Acquired by GulfStar prior to the GulfStar acquisition by the Company

     Additionally, in April 1998, the Company acquired Prophet Systems, Inc., a manufacturer, seller and distributor of combination hardware-software devices which permit the remote programming of radio station broadcasts, for aggregate consideration of approximately $15,000 in cash and approximately $500 in acquisition costs. Pursuant to the asset purchase agreement, Capstar Broadcasting will issue 286 shares of Class A Common Stock, upon the satisfaction of certain conditions contained in the asset purchase agreement.

               CAPSTAR BROADCASTING CORPORATION AND SUBSIDIARIES

                     (THOUSANDS, EXCEPT PER SHARE AMOUNTS)

     The acquisitions are summarized in the aggregate by period as follows:

                                                          YEAR ENDED DECEMBER 31,
                                                     ---------------------------------
                                                       1996       1997        1998
                                                     --------   --------   -----------
Consideration:
  Cash and notes...................................  $153,050   $493,353   $ 1,612,052
  Common stock (0.233 Former GulfStar shares and
     2,705 shares in 1996 and 1997,
     respectively).................................       276     35,595            --
  Acquisition costs................................     9,251     31,414        78,218
  Exchange of assets...............................       471         --        21,182
                                                     --------   --------   -----------
          Total....................................  $163,048   $560,362   $ 1,711,452
                                                     ========   ========   ===========
Assets acquired and liabilities assumed:
  Cash.............................................  $  6,120   $ 12,297   $    20,161
  Accounts receivable..............................     9,020     14,657        88,894
  Prepaid expenses and other.......................       590      2,853        96,352
  Property and equipment...........................    23,471     76,050       131,420
  Intangible assets................................   290,243    578,137     3,657,443
  Other assets.....................................       704      1,051           224
  Accounts payable.................................    (5,811)    (7,843)      (11,967)
  Accrued liabilities..............................      (882)    (5,242)     (125,612)
  Long-term debt...................................   (82,706)   (20,711)     (812,509)
  Preferred stock..................................        --         --      (283,605)
  Capital lease obligations........................      (127)      (465)         (619)
  Deferred income taxes............................   (77,574)   (90,422)   (1,048,730)
                                                     --------   --------   -----------
          Total....................................  $163,048   $560,362   $ 1,711,452
                                                     ========   ========   ===========

     In addition to the SFX Merger and other related transactions described above, during the years ended December 31, 1997 and 1998, the Company sold or otherwise disposed of radio stations and related broadcasting property and equipment as follows:

                                           STATIONS
                                           DISPOSED
                                          -----------     DATE OF
             TRANSACTION                  FM      AM    DISPOSITION   SALE OF   SALES PRICE
             -----------                  ---     ---   -----------   -------   -----------
1997
  Osborn Ft. Myers...................      2       1    April         Assets      $11,000
  Bryan Broadcasting Operating
     Company, Inc....................      1       1    September     Stock           600
  BBR, LLC...........................      1      --    September     Assets       40,000
  Chinook Concert Broadcasters.......     --       1    November      Assets          135
1998:
  Clear Channel Radio, Inc...........      1       1    January       Assets       29,000
  Clear Channel Radio, Inc...........      2       2    February      Assets       20,000
  SWJDR, Corp........................      1      --    February      Assets        3,335
  Westchester Radio, LLC.............      2       1    April         Assets       35,103
  Americom Las Vegas Limited
     Partnership.....................      2       1    April         Assets        4,432
  Cumulus Broadcasting, Inc..........      2      --    July          Assets        7,750
  Jacor Broadcasting Corporation.....     --       1    August        Assets        5,000
  Boswell Broadcasting
     Incorporated....................      1      --    September     Assets       11,750

               CAPSTAR BROADCASTING CORPORATION AND SUBSIDIARIES

                     (THOUSANDS, EXCEPT PER SHARE AMOUNTS)

     The following unaudited pro forma summary presents the consolidated results of operations for the years ended December 31, 1997 and 1998 as if the acquisitions and dispositions completed as of December 31, 1998 had occurred on January 1, 1997. These pro forma results have been prepared for comparative purposes only and do not purport to be indicative of what would have occurred had the acquisitions and dispositions been made as of that date or of results which may occur in the future.

                                                               PRO FORMA
                                                        YEAR ENDED DECEMBER 31
                                                        -----------------------
                                                           1997         1998
                                                        ----------   ----------
                                                              (UNAUDITED)
Net broadcast revenue.................................  $ 570,944    $ 637,774
Loss before extraordinary item........................   (139,438)    (149,158)
Net loss..............................................   (141,841)    (156,463)
Net loss attributable to common stock.................   (148,912)    (156,463)
Basic and diluted loss per common share...............      (1.70)       (1.78)

     Subsequent to December 31, 1998, the Company acquired 11 FM and 3 AM radio stations and related broadcast equipment through two acquisitions for aggregate consideration of approximately $13,600. The acquisitions were funded primarily through cash on hand. The Company previously operated all 14 of these stations under either LMA's or JSA's.

     On July 23, 1998, the Company agreed to acquire Triathlon Broadcasting Company ("Triathlon"; Nasdaq: TBCOA, TBCOL) in a transaction valued at approximately $190,000. The Company will pay approximately $130,000 in cash to acquire all of the outstanding shares of common and preferred stock of Triathlon and will assume approximately $60,000 of debt. Triathlon owns and operates or programs 32 stations in six markets: Wichita, Kansas (4 FM and 2 AM); Colorado Springs, Colorado (2 FM/2 AM); Lincoln, Nebraska (4 FM); Omaha, Nebraska (3 FM/1
AM); Spokane, Washington (5 FM/3 AM); and Tri-Cities, Washington (4 FM/2 AM). Triathlon also owns Pinnacle Sports Productions, L.L.C., a regional sports network that controls the rights to University of Nebraska football and other sports events.

     The Company has entered into numerous agreements, including the Triathlon agreement discussed above, to acquire additional radio stations (28 FM and 11
AM) and related broadcast equipment for aggregate consideration of approximately $228,000. The Company currently operates 13 of these stations under either LMA's or JSA's.

     In December 1998, an affiliate of the Company agreed to purchase the assets of LAN International, Inc.'s business of developing, marketing, selling, licensing and servicing specialized computer systems and software for use in the radio and television industry. The purchase price of the acquisition is up to $27,000 of which $15,000 will be due at the closing of the transaction. The remaining $12,000 will be due to LAN International if the business meets certain post-closing financial goals. The Company expects to complete the acquisition in May 1999.

     The Company has also entered into agreements for the disposition of 2 FM and 5 AM stations for aggregate consideration of approximately $15,500. The carrying value of net assets to be sold related to these stations approximated the contract sales price.

               CAPSTAR BROADCASTING CORPORATION AND SUBSIDIARIES

                     (THOUSANDS, EXCEPT PER SHARE AMOUNTS)

6. PREPAID EXPENSES AND OTHER CURRENT ASSETS

     Prepaid expenses and other current assets consists of the following:

                                                               DECEMBER 31,
                                                             ----------------
                                                              1997     1998
                                                             ------   -------
Barter receivable..........................................  $1,983   $ 6,972
Prepaid expenses...........................................   1,318     5,312
Computer hardware inventory................................      --     3,024
Other......................................................     984     4,813
                                                             ------   -------
                                                             $4,285   $20,121
                                                             ======   =======

7. PROPERTY AND EQUIPMENT:

     Property and equipment consists of the following:

                                                       DEPRECIABLE        DECEMBER 31,
                                      DEPRECIATION        LIFE        --------------------
                                         METHOD          (YEARS)        1997        1998
                                      -------------    -----------    --------    --------
Buildings and improvements........    Straight-line       5-20        $ 17,006    $ 49,710
Broadcasting and other                Straight-line       3-20          85,481     206,815
  equipment.......................
Equipment under capital lease         Straight-line        3-5           1,356       1,012
  obligations.....................
                                                                      --------    --------
                                                                       103,843     257,537
Accumulated depreciation and                                           (10,336)    (27,912)
  amortization....................
                                                                      --------    --------
                                                                        93,507     229,625
Land..............................                                      13,210      19,295
                                                                      --------    --------
                                                                      $106,717    $248,920
                                                                      ========    ========

     Depreciation and amortization expense for the years ended December 31, 1996, 1997 and 1998 was approximately $1,535, $8,137 and $18,559, respectively.

               CAPSTAR BROADCASTING CORPORATION AND SUBSIDIARIES

                     (THOUSANDS, EXCEPT PER SHARE AMOUNTS)

8. INTANGIBLES

     Intangibles consists of the following:

                                                    AMORTIZABLE         DECEMBER 31,
                                  AMORTIZATION         LIFE        ----------------------
                                     METHOD           (YEARS)        1997         1998
                                 ---------------    -----------    --------    ----------
FCC licenses.................    Straight-line          40         $840,374    $4,227,180
Goodwill.....................    Straight-line          40           26,576        28,868
Noncompete agreements........    Straight-line          1-3           6,115        17,052
Deferred financing costs.....    Interest Method        --           21,358        26,437
Other........................    Straight-line          3-5           7,076        21,792
                                                                   --------    ----------
                                                                    901,499     4,321,329
Less accumulated
  amortization...............                                       (25,888)      (99,041)
                                                                   --------    ----------
                                                                    875,611     4,222,288
Pending acquisition costs....                                         5,934        18,090
                                                                   --------    ----------
                                                                   $881,545    $4,240,378
                                                                   ========    ==========

     Amortization expense of intangible assets for the years ended December 31, 1996, 1997 and 1998 was approximately $2,606, $18,278 and $77,648, respectively.

9. ACCRUED LIABILITIES:

     Accrued liabilities consists of the following:

                                                              DECEMBER 31,
                                                            -----------------
                                                             1997      1998
                                                            -------   -------
Accrued compensation......................................  $ 4,252   $ 3,657
Accrued acquisition costs.................................    5,284     9,714
Accrued interest..........................................      960    27,843
Accrued commissions.......................................    2,403     9,865
Barter payable............................................    1,082     5,329
Accrued music license fees................................      437     1,939
Accrued health insurance..................................      304     1,597
401(k) withholdings.......................................      421     1,000
Accrued property taxes....................................      397       810
Other.....................................................    1,286     6,515
                                                            -------   -------
                                                            $16,826   $68,269
                                                            =======   =======

               CAPSTAR BROADCASTING CORPORATION AND SUBSIDIARIES

                     (THOUSANDS, EXCEPT PER SHARE AMOUNTS)

10. LONG-TERM DEBT:

     Long-term debt consists of the following:

                                                                  DECEMBER 31,
                                                              ---------------------
                                                                1997        1998
                                                              --------   ----------
Capstar Credit Facility.....................................  $141,700   $  909,000
12 3/4% Capstar Partners Notes, $277,000 principal,
  including unamortized discount of $110,009 and $87,956,
  respectively..............................................   166,991      189,044
9 1/4% Capstar Radio Notes, $200,000 principal, including
  unamortized discount of $762 and $711, respectively.......   199,238      199,289
13 1/4% Capstar Radio Notes.................................    79,816           --
Chancellor Note (due to an affiliate).......................        --      150,000
10 3/4% CCI Notes, $294,134 principal, including unamortized
  premium of $29,339........................................        --      323,473
11 3/8% CCI Notes...........................................        --          566
Capital lease obligations and other notes payable at various
  interest rates............................................     6,827        7,217
                                                              --------   ----------
                                                               594,572    1,778,589
Less current portion........................................    (1,388)     (29,834)
                                                              --------   ----------
                                                              $593,184   $1,748,755
                                                              ========   ==========

  Credit Facility

     In connection with the SFX Merger, Capstar Radio, as the borrower, entered into a new credit agreement, dated as of May 29, 1998, as amended (the "Capstar Credit Facility"), with Capstar Broadcasting, Capstar Partners, and the financial institutions party thereto. The Capstar Credit Facility consists of a $500,000 revolving loan, a $450,000 term loan facility (the "A Term Loan") and a $400,000 term loan (the "B Term Loan"). The Capstar Credit Facility also contains mechanisms that permit Capstar Radio to request additional term loans and revolving credit loans in an aggregate amount up to $550,000; provided, however, that all such additional loans are subject to future commitment availability and approval from the banks and are not currently available under the Capstar Credit Facility. The revolving loan matures on November 30, 2004. The A Term Loan provides for scheduled loan repayments from August 31, 1999 to November 30, 2004. The B Term Loan provides for scheduled loan repayments from August 31, 1998 to May 31, 2005. Up to $150,000 of the revolving loan commitment is available to Capstar Radio for the issuance of letters of credit. As of December 31, 1998, $428,955 was available for borrowing under the Capstar Credit Facility due to an outstanding balance of $909,000 and letters of credit of $10,045, subject to financial covenants contained in the credit facility and the indentures that govern the indebtedness of Capstar Broadcasting's subsidiaries. Due to the Company replacing its previous credit facility with the Capstar Credit Facility, an extraordinary loss, net of tax, of approximately $2,487 was recognized in the second quarter of 1998.

     The revolving loans and the term loans bear interest at a rate based, at the option of Capstar Radio, on (i) a base rate defined as the higher of 1/2 of 1% in excess of the federal reserve reported certificate of deposit rate or the administrative agent bank's prime lending rate, plus an incremental rate or (ii) the Eurodollar rate, plus an incremental rate. The weighted-average interest rates on revolving loans outstanding at December 31, 1998 was 7.66%. Capstar Radio pays fees ranging from 0.25% to 0.50% per annum on the aggregate unused portion of the loan commitment based on the leverage ratio for the most recent quarter end. In addition, Capstar Radio is required to pay letter of credit fees.

     The Capstar Credit Facility contains customary restrictive covenants, which, among other things and with certain exceptions, limit the ability of Capstar Radio to incur additional indebtedness and liens in connection therewith, enter into certain transactions with affiliates, pay dividends, consolidate, merge or effect certain

               CAPSTAR BROADCASTING CORPORATION AND SUBSIDIARIES

                     (THOUSANDS, EXCEPT PER SHARE AMOUNTS)

asset sales, issue additional stock, make capital expenditures and enter new lines of business. The Capstar Credit Facility limits the ability of Capstar Radio and its subsidiaries to make additional acquisitions in excess of $200,000 on an individual basis without the prior consent of a majority of the banks. Substantially all the assets of Capstar Radio and its subsidiaries are restricted. Under the Capstar Credit Facility, Capstar Radio is also required to satisfy certain financial covenants, which require Capstar Radio and its subsidiaries to maintain specified financial ratios and to comply with certain financial tests, such as maximum leverage ratio and minimum consolidated EBITDA to consolidated net cash interest expense.

     Capstar Radio has collateralized the Capstar Credit Facility by granting a first priority perfected pledge of Capstar Radio's assets, including the capital stock of its subsidiaries, excluding the assets of CCI. Capstar Partners, Capstar Broadcasting and all of the direct and indirect subsidiaries of Capstar Partners (other than CCI) have guaranteed the Capstar Credit Facility and have collateralized their guarantees by granting a first priority perfected pledge of substantially all of their assets.

  12 3/4% Capstar Partners Notes

     On February 20, 1997, Capstar Partners issued $277.0 million in aggregate principal amount at maturity of its 12 3/4% Senior Discount Notes due 2009. The discount notes issued on February 20, 1997 were issued at a substantial discount from their aggregate principal amount at maturity, generating gross proceeds to Capstar Partners of approximately $150.3 million. On September 12, 1997, Capstar Partners exchanged its 12 3/4% Senior Discount Notes due 2009 (the "12 3/4% Capstar Partners Notes"), which were registered under the Securities Act of 1933, for all of the outstanding 12 3/4% Senior Discount Notes due 2009 previously issued on February 20, 1997. The terms of the 12 3/4% Capstar Partners Notes are identical in all material respects to the discount notes issued on February 20, 1997. The 12 3/4% Capstar Partners Notes are uncollateralized, senior obligations of Capstar Partners and are limited to $277.0 million aggregate principal amount at maturity and will mature on February 1, 2009. No interest will accrue on the 12 3/4% Capstar Partners Notes prior to February 1, 2002. Thereafter, interest on the 12 3/4% Capstar Partners Notes will accrue at the rate of 12 3/4% and will be payable in cash semiannually on February 1 and August 1 commencing on August 1, 2002. The yield to maturity and the effective interest rate of the 12 3/4% Capstar Partners Notes is 12 3/4% and 12.42%, respectively, (computed on a semi-annual bond equivalent basis), calculated from February 20, 1997.

     The 12 3/4% Capstar Partners Notes may be redeemed at any time on or after February 1, 2002, in whole or in part, at the option of Capstar Partners at prices ranging from 106.375% at February 1, 2002 and declining to 100% on February 1, 2007 (expressed as a percentage of the accreted value in the redemption date), plus in each case accrued and unpaid interest. In addition, prior to February 1, 2001, Capstar Partners may, at its option, redeem up to 25% of the principal amount at maturity of the 12 3/4% Capstar Partners Notes at a redemption price of 112.75% of the accreted value, out of the proceeds of one or more public equity offering or major asset sales. Upon the occurrence of a change in control (as defined in the 12 3/4% Capstar Partners Note Indenture), the holders of the 12 3/4% Capstar Partners Notes have the right to require Capstar Partners to purchase all or a portion of the 12 3/4% Capstar Partners Notes at a purchase price equal to (i) 101% of the accreted value if the change in control occurs before February 1, 2002 or (ii) 101% of the principal amount at maturity, plus accrued and unpaid interest, if the change in control occurs after February 1, 2002. The 12 3/4% Capstar Partners indenture contains limitations on incurrence of additional indebtedness, issuance of preferred stock of subsidiaries and restricted payments, as well as other restrictive covenants.

  9 1/4% Capstar Radio Notes

     On June 17, 1997, Capstar Radio issued $200.0 million in aggregate principal amount of its 9 1/4% Senior Subordinated Notes due July 1, 2007. On September 16, 1997, Capstar Radio exchanged its 9 1/4% Senior Subordinated Notes due 2007 (the "9 1/4% Capstar Radio Notes"), which were registered under the Securities

               CAPSTAR BROADCASTING CORPORATION AND SUBSIDIARIES

                     (THOUSANDS, EXCEPT PER SHARE AMOUNTS)

Act of 1933, for all of the outstanding notes issued on June 17, 1997. The
9 1/4% Capstar Radio Notes are general uncollateralized obligations of Capstar Radio and are subordinated to all senior indebtedness of Capstar Radio. The
9 1/4% Capstar Radio Notes may be redeemed at anytime on or after July 1, 2002, in whole or in part, at the option of Capstar Radio at prices ranging from 104.625% at July 1, 2002 and declining to 100% on or after July 1, 2005, plus in each case accrued and unpaid interest. In addition, prior to July 1, 2001, Capstar Radio may redeem up to 25% of the original aggregate principal amount of the 9 1/4% Capstar Radio Notes at a redemption price of 109.25% plus accrued and unpaid interest with net proceeds of one or more public equity offerings or major asset sales. Upon the occurrence of a change of control (as defined in the 9 1/4% Capstar Radio Notes indenture), the holders of the 9 1/4% Capstar Radio Notes have the right to require Capstar Radio to purchase all or a portion of the 9 1/4% Capstar Radio Notes at a price equal to 101% plus accrued and unpaid interest. The 9 1/4% Capstar Radio Notes indenture contains limitations on incurrence of additional indebtedness, issuance of preferred stock of subsidiaries and restricted payments, as well as other restrictive covenants. The effective interest rate of the 9 1/4% Capstar Radio Notes is 10.29%, calculated from June 17, 1997.

  13 1/4% Capstar Radio Notes

     On March 30, 1998, Capstar Radio announced an offer to purchase for cash any and all of its $76,808 aggregate principal amount of 13 1/4% Senior Subordinated Notes due 2003 (the "13 1/4% Capstar Radio Notes"). On April 28, 1998, Capstar Radio purchased all of the outstanding 13 1/4% Capstar Radio Notes for an aggregate purchase price of $90,200 including a $10,700 purchase premium and $2,700 of accrued interest, resulting in an extraordinary loss of approximately $4,818, net of tax, which was recognized in the second quarter of 1998.

  Chancellor Note

     In connection with the SFX Merger, Capstar Broadcasting borrowed $150,000 from Chancellor Media evidenced by a note (the "Chancellor Note"). The Chancellor Note bears interest at a rate of 12% per annum (subject to increase in certain circumstances), payable quarterly, of which 5/6 is payable in cash and 1/6 is, at Capstar Broadcasting's option, either payable in cash or added to the principal amount of the Chancellor Note. In addition, Capstar Broadcasting may elect to defer the 5/6 portion payable in cash, in which case the Chancellor Note would bear interest at a rate of 14% per annum. If Capstar Broadcasting elects to pay interest when due, quarterly interest payments will equal $4,500, payable until maturity. In 1998, Capstar Broadcasting did not elect to defer any portion of the interest due, and paid approximately $10.6 million to Chancellor Media. The Chancellor Note will mature on the twentieth anniversary of the date of issuance, provided that Capstar Broadcasting may prepay all or part of the outstanding principal balance and, in certain circumstances, Chancellor Media has the right to require Capstar Broadcasting to prepay part of the outstanding principal balance. The common stock of Capstar Partners was pledged by Capstar Broadcasting on a first priority basis to Chancellor Media as collateral for the Chancellor Note.

  10 3/4% CCI Notes and 11 3/8% CCI Notes

     After the consummation of the SFX Merger, CCI remained liable for the $450,000 in aggregate principal amount of the 10 3/4% CCI Notes. Interest is payable semi-annually on May 15 and November 15 of each year until maturity on May 15, 2006. The notes are uncollateralized obligations of CCI and are subordinate to all senior debt of CCI. The effective interest rate of the 10 3/4% CCI Notes is 9.11%.

     On July 3, 1998, pursuant to the terms of the indenture governing the 10 3/4% CCI Notes, CCI redeemed $154,000 aggregate principal amount of the 10 3/4% CCI Notes for an aggregate purchase price of $172,800

               CAPSTAR BROADCASTING CORPORATION AND SUBSIDIARIES

                     (THOUSANDS, EXCEPT PER SHARE AMOUNTS)

including a $16,600 redemption premium and $2,200 of accrued interest. (The carrying value of the 10 3/4% CCI Notes approximated their fair value at the date of the SFX Merger).

     The SFX Merger resulted in a change of control under the indenture governing the 10 3/4% CCI Notes and the 11 3/8% CCI Notes. Pursuant to a change of control offer to acquire all of the outstanding 10 3/4% CCI Notes and 11 3/8% CCI Notes, each of which commenced on June 8, 1998, CCI purchased on July 10, 1998 $1,866 aggregate principal amount of the 10 3/4% CCI Notes for an aggregate purchase price of $1,915, including an $18 purchase premium and $31 of accrued interest. (The carrying value of the 10 3/4% CCI Notes approximated their fair value at the date of the SFX Merger). No 11 3/8% CCI Notes were tendered for repurchase.

     The 10 3/4% CCI Notes indenture contains restrictive provisions that, among other things, limit the ability of CCI to incur additional indebtedness, pay dividends or make certain other restricted payments, or merge or consolidate with or sell all or substantially all of their assets to any other person. Substantially all of the assets of CCI are restricted.

     The 10 3/4% CCI Notes and 11 3/8% CCI Notes are guaranteed by every direct and indirect subsidiary of CCI. The guarantees by the guarantor subsidiaries are full, unconditional, and joint and several. All of the guarantor subsidiaries are wholly-owned. CCI is a holding company with no assets, liabilities or operations other than its investment in its subsidiaries.

  Other

     In January 1997, the Company entered into an interest rate swap agreement designated as a partial hedge of the Company's portfolio of variable rate debt. The purpose of the swap is to reduce certain exposures to interest rate fluctuations. At December 31, 1998, this interest rate swap had a notional amount of $26,000, and a portfolio of a variable rate debt outstanding in the amount of $909,000. Under this agreement the Company is receiving a weighted-average variable rate equal to LIBOR and paying a weighted-average fixed interest rate of 6.34%. The weighted-average LIBOR rate applicable to this agreement was 5.07% at December 31, 1998. Interest expense was increased by $124 and $170 for 1997 and 1998, respectively. Notional amounts do not quantify risk or represent assets or liabilities of the Company, but are used in the determination of cash settlements under the agreements. The interest rate swap agreement matures on January 31, 2000.

     In conjunction with the merger with Former GulfStar, the Company paid off the then outstanding Former GulfStar credit facility. As a result, the company recognized an extraordinary charge relating to the payoff of approximately $2,403, net of income tax benefit, of unamortized deferred financing costs.

     During 1996, Capstar Radio significantly modified the terms of its existing reducing revolver loans and accelerated the maturity date from March 31, 2003 to December 31, 1996. In connection with this modification, Capstar Radio recognized an extraordinary charge relating to the write-off of approximately $1,188, net of income tax benefit, of unamortized deferred financing costs.

               CAPSTAR BROADCASTING CORPORATION AND SUBSIDIARIES

                     (THOUSANDS, EXCEPT PER SHARE AMOUNTS)

     The scheduled maturities of the Company's outstanding long-term debt at December 31, 1998 for each of the next five years and thereafter are as follows:

1999........................................................   $   29,834
2000........................................................       63,929
2001........................................................       71,895
2002........................................................       82,927
2003........................................................      182,195
Thereafter..................................................    1,347,809
                                                               ----------
                                                               $1,778,589
                                                               ==========

11. CAPITAL STOCK:

     The rights of holders of the Common Stock are identical in all respects, except for voting rights. The Class A Common Stock and the Class C Common Stock vote together as a single class on all matters submitted to a vote of stockholders, with each share of Class A Common Stock entitled to one vote and each share of Class C Common Stock entitled to ten votes, except (i) the holders of Class A Common Stock, voting as a separate class, will be entitled to elect two Class A Directors, (ii) with respect to any proposed "going private" transaction with Hicks Muse or any of its affiliates, each share of Class A Common stock and Class C Common Stock shall be entitled to one vote, but the holders of Class A common stock and Class C Common Stock shall vote together as a single class in such "going private" transactions, and (iii) as otherwise required by law. The Class B Common Stock has no voting rights except as otherwise required by law. Except as otherwise required by law and except in connection with the election of the directors of the Company, the vote of the holders of at least a majority in voting power of the outstanding shares then entitled to vote shall decide any question brought before a meeting of the stockholders of the Company. The directors of the Company shall be elected at a meeting of the stockholders at which a quorum is present by a plurality of the votes of the shares entitled to vote on the election of directors or a class of directors.

     Dividends. Subject to right of the holders of any class of Preferred Stock, holders of shares of Common Stock are entitled to receive such dividends as may be declared by the Board of Directors out of fund legally available for such purpose. No dividend may be declared or paid in cash or property on any share of any class of Common Stock unless simultaneously the same dividend is declared or paid on each share of the other class of Common Stock; provided that, in the event of stock dividends, holders of a specific class of Common Stock shall be entitled to receive only additional share of such class.

     Conversion of Class B Common Stock and Class C Common Stock. The shares of Class B Common Stock and Class C Common Stock are convertible, in whole or in part, at the option of the holder or holders thereof at any time into a like number of shares of Class A Common Stock, subject to certain conditions. Upon the sale or other transfer if any share or shares of Class B Common Stock or Class C Common Stock to any person (subject to certain exceptions) other than Hicks Muse and its affiliates, each share so sold or transferred shall automatically be converted into one share of Class A Common Stock, subject to certain conditions.

12. REDEEMABLE PREFERRED STOCK:

  Capstar Partners

     On June 17, 1997, Capstar Partners issued 1,000 shares of its cumulative (after July 1, 2002) par value $.01 per share 12% Capstar Partners Preferred Stock (the "Preferred Stock Offering"). All of the proceeds from the Preferred Stock Offering were used to finance the GulfStar merger. On September 12, 1997, Capstar

               CAPSTAR BROADCASTING CORPORATION AND SUBSIDIARIES

                     (THOUSANDS, EXCEPT PER SHARE AMOUNTS)

Partners exchanged its 12% Capstar Partners Preferred Stock (the "12% Capstar Partners Preferred Stock"), which was registered under the Securities Act, for all of the outstanding 12% Capstar Partners Preferred Stock previously issued on June 17, 1997. Capstar Partners has authorized 10,000 shares of the 12% Capstar Partners Preferred Stock. Dividends on the 12% Capstar Partners Preferred Stock accumulate from the date of issuance and are payable semi-annually, on January 1 and July 1 of each year, at a rate per annum of 12% of the liquidation preference, or $12.00, per share. Dividends may be paid, at Capstar Partners' option, on any dividend payment date occurring on or prior to July 1, 2002 either in cash or in additional shares of the 12% Capstar Partners Preferred Stock. The liquidation preference of the 12% Capstar Partners Preferred Stock is $100.00 per share. The 12% Capstar Partners Preferred Stock is redeemable at Capstar Partners' option, in whole or in part at any time on or after July 1, 2002, at prices ranging from 106% at July 1, 2002 and declining to 100% after July 1, 2007, plus, without duplication, accumulated and unpaid dividends to the date of redemption. In addition, subject to certain exceptions, prior to July 1, 2001, Capstar Partners may, at its option, redeem up to 25% of the 12% Capstar Partners Preferred Stock with the net cash proceeds from one or more Public Equity or Major Asset Sales (both as defined in the Certificate of Designation governing the 12% Capstar Partners Preferred Stock), at the redemption prices set forth in the Certificate of Designation, plus, without duplication, accumulated and unpaid dividends to the redemption date. The 12% Capstar Partners Preferred Stock is subject to mandatory redemption in whole on July 1, 2009 at a price equal to 100% of the liquidation preference thereof, plus all accrued and unpaid dividends.

     The 12% Capstar Partners Preferred Stock was recorded at the amount of the net proceeds of approximately $95 million. The carrying amount is being accreted, using the interest method, to equal the mandatory redemption amount at the mandatory redemption date. In 1997 and 1998, Capstar Partners exercised this option by paying $6,467 and $13,157 of dividends-in-kind. Through December 31, 1998, cash dividends of approximately $2 have been paid to fractional shareholders. At December 31, 1998, Capstar Partners had no accrued dividends outstanding.

     Capstar Partners may, at its option, subject to certain conditions, on any scheduled dividend payment date, exchange the 12% Capstar Partners Preferred Stock, in whole but not in part, for 12% Capstar Exchange Debentures. Holders of the 12% Capstar Partners Preferred Stock will be entitled to receive $1.00 principal amount of 12% Capstar Exchange Debentures for each $1.00 in liquidation preference of 12% Capstar Partners Preferred Stock.

     The Certificate of Designation provides that, upon the occurrence of a change of control (as defined in the Capstar Certificate of Designation), each holder has the right to require Capstar Partners to repurchase all or a portion of such holder's 12% Capstar Partners Preferred Stock in cash at a purchase price equal to 101% of the liquidation preference thereof, plus, without duplication, an amount in cash equal to all accumulated and unpaid dividends per share to the date of repurchase.

     In addition, the Certificate of Designation provides that, prior to July 1, 2002, upon the occurrence of a change of control, Capstar Partners has the option to redeem the 12% Capstar Partners Preferred Stock in whole but not in part (a "Change of Control Redemption") at a redemption price equal to 100% of the liquidation preference thereof, plus the applicable premium (as defined in the Certificate of Designation).

     The Certificate of Designation contains restrictive provisions that, among other things, limit the ability of Capstar Partners and its subsidiaries to incur additional indebtedness, pay dividends or make certain other restricted payments, or merge or consolidate with or sell all or substantially all of their assets to any other person.

     The 12% Capstar Partners Preferred Stock, with respect to dividend rights and rights on liquidation, winding-up and dissolution, ranks (a) senior to all classes of common stock of Capstar Partners and to each other series of preferred stock established after June 17, 1997 (the "Preferred Stock Issuance Date") by the

               CAPSTAR BROADCASTING CORPORATION AND SUBSIDIARIES

                     (THOUSANDS, EXCEPT PER SHARE AMOUNTS)

Board of Directors of Capstar Partners the terms of which expressly provide that such class or series will rank junior to the 12% Capstar Partners Preferred Stock (the "Junior Stock"), subject to certain conditions, (b) on a parity with each other class of preferred stock established after the Preferred Stock Issuance Date by the Board of Directors of Capstar Partners the terms of which expressly provide that such class or series will rank on a parity with the 12% Capstar Partners Preferred Stock and (c) subject to certain conditions, junior to each class of Preferred Stock established after the Preferred Stock Issuance Date by the Board of Directors of Capstar Partners the terms of which expressly provide that such class will rank senior to the 12% Capstar Partners Preferred Stock.

  CCI

     All 2,392 shares of CCI Series E Preferred Stock remained outstanding after the consummation of the SFX Merger. Dividends on the CCI Series E Preferred Stock accumulate from the date of issuance at the rate per share of $12.625 per annum, and are payable semi-annually on January 15 and July 15 of each year. Dividends may be paid, at CCI's option, on any dividend payment date occurring on or before January 15, 2002, either in cash or in additional shares of CCI Series E Preferred Stock having a liquidation preference equal to the amount of such dividend. In 1998, CCI paid $7,517 of dividends in the form of new shares and $1 in cash dividends. At December 31, 1998, CCI had $7,327 recorded in accrued dividends.

     The Certificate of Designation contains restrictive provisions that, among other things, limit the ability of CCI to incur additional indebtedness, pay dividends or make certain other restricted payments, or merge or consolidate with or sell all or substantially all of their assets to any other person. Substantially all of the assets of CCI are restricted.

     Subject to certain conditions, the shares of the CCI Series E Preferred Stock are exchangeable in whole or in part, on a pro rata basis, at the option of CCI, on any dividend payment date, for CCI's 12 5/8% Senior Subordinated Exchangeable Debentures due 2006 ("CCI Exchange Notes"), provided that immediately after giving effect to any partial exchange, there shall be outstanding CCI Series E Preferred Stock with an aggregate liquidation preference of not less than $50,000 and not less than $50,000 in aggregate principal amount of CCI Exchange Notes. CCI is required, subject to certain conditions, to redeem all of the CCI Series E Preferred Stock outstanding on October 31, 2006.

     On July 3, 1998, pursuant to the terms of the Certificate of Designation that governs the CCI Series E Preferred Stock (the "CCI Certificate of Designation"), CCI redeemed $119,600 aggregate liquidation preference, or 1,196 shares, of the CCI Series E Preferred stock for an aggregate purchase price of $141,700, including a $15,100 redemption premium and $7,000 of accrued dividends. (The carrying value of the CCI Exchange Notes approximated their fair value at the date of the SFX Merger.)

     The SFX Merger resulted in a change of control under the CCI Certificate of Designation. Pursuant to change of control offers to acquire all of the outstanding CCI Series E Preferred Stock, which commenced on June 8, 1998, CCI Purchased on July 10, 1998 $500 aggregate liquidation preference, or 5 shares, of the CCI Series E Preferred Stock for an aggregate purchase price of $536, including a $5 purchase premium and $31 of accrued dividends. (The carrying value of the CCI Exchange Notes approximated their fair value at the date of the SFX Merger.)

  GulfStar Preferred

     In connection with issuance of its 12% redeemable preferred shares, Former GulfStar granted, to the holders of the preferred shares, warrants for the purchase of 8 shares of Former GulfStar's common stock at a rate of $.01 per share.

               CAPSTAR BROADCASTING CORPORATION AND SUBSIDIARIES

                     (THOUSANDS, EXCEPT PER SHARE AMOUNTS)

     Of the proceeds received from issuance of the preferred shares, $3,884 was assigned to the warrants and credited to additional paid-in capital in the accompanying consolidated financial statements. Such value is being accreted to redeemable preferred stock using the interest method over the period from issuance to mandatory redemption. These warrants were exercised in 1997 in connection with the GulfStar merger.

     In conjunction with the merger of GulfStar into a direct subsidiary of Capstar Broadcasting in July 1997, Capstar Radio redeemed all of the outstanding shares of redeemable preferred stock of GulfStar. The liquidation value as of the date of redemption was approximately $29 million, which included $2,817 in accumulated dividends. The redemption resulted in a charge to additional paid-in capital of $5,378, for the amount that the liquidation value exceeded the carrying value.

13. NONCASH COMPENSATION EXPENSE:

  Warrants

     During 1996 and 1997, the Company issued warrants to the Company's Chief Executive Officer ("CEO"). In April 1998, Capstar Broadcasting (i) amended and restated these warrants which give the holder to the right to purchase up to 1,508 shares of Class C Common Stock at exercise prices ranging from $14.40 to $18.10 per share, (ii) granted two additional warrants to the CEO to purchase up to 188 shares and 500 shares of Class C Common stock at an exercise price of $17.10 and $14.00 per share, respectively, and (iii) granted warrants to two other executive officers of Capstar Broadcasting to purchase up to an aggregate of 300 shares of Class A Common Stock at an exercise price of $14.00 per share. In July, 1998, a director of Capstar Broadcasting was granted a warrant to purchase 200 shares of Class A Common Stock at an exercise price of $14.00 per share. The warrants expire ten years or less from the date of issue depending on the warrant agreement. Certain of the warrants can be exercised at any time prior to the expiration date. The remaining warrants cannot be exercised prior to a triggering event. Depending on the warrant agreement, the warrant will not be exercisable until (i) June 30, 2001 or immediately preceding a sale of the Company (as defined by the warrant agreement) or (2) if the fair market value of the Class A Common Stock, calculated on a daily basis, equals or exceeds $60.00 per share for a period of 180 consecutive days during the period from the date of grant of the warrant through May 31, 2003.

     The terms of certain of these warrants give rise to variable treatment for accounting purposes. In accordance with Accounting Principles Board ("APB") Opinion No. 25, compensation expense is measured at each reporting period and recognized based on the specific terms of the warrants. The Company recognized noncash compensation of approximately $744, $1,825 and $8,546 in 1996, 1997 and 1998, respectively.

     With the exception of the warrant to purchase 500 shares at $14.00 which was granted to the CEO, upon consummation of the merger with Chancellor Media, each warrant will fully vest and be exercisable.

     A rollforward of the warrant activity has been included in the equity instruments tables below.

  Stock Subscriptions

     Former GulfStar issued approximately 1.6 million shares of common stock since 1994 for prices ranging from $0.62 to $8.04 per share. In each case, Former GulfStar received recourse and non-recourse notes for 25% and 75% of the purchase price, respectively.

     Former GulfStar applied APB Opinion No. 25 in accounting for the stock issued for non-recourse notes. The compensation cost charged against income was approximately $5,432, $8,750 and $11,217 in 1996, 1997 and 1998, respectively.
For certain of the sales to employees during 1996, compensation expense is considered unearned until Former GulfStar's rights to repurchase the shares expire in accordance with the terms of

               CAPSTAR BROADCASTING CORPORATION AND SUBSIDIARIES

                     (THOUSANDS, EXCEPT PER SHARE AMOUNTS)

underlying securities purchase agreement. Such rights expired during 1997 upon the merger of Former GulfStar and the Company.

     In conjunction with the acquisition of Former GulfStar by Capstar Broadcasting in July 1997, all of Former GulfStar's then outstanding common stock and stock subscriptions were exchanged for Capstar Broadcasting common stock and stock subscriptions.

  Stock Options

     In 1998, the Company adopted the 1998 Stock Option Plan (the "Plan") providing for the granting of options to purchase shares of the Company's common stock to the Company's key employees and eligible non-employees, as defined by the Plan and determined by the Company's Board Directors. The Plan replaced the prior stock option plan. The Company applies APB Opinion No. 25 and related interpretations in accounting for the Plan. In 1995, the FASB issued SFAS No. 123 "Accounting for Stock-Based Compensation," which, if adopted by the Company, would change the methods the Company applies in recognizing the cost of the Plan. Adoption of the cost recognition provisions of SFAS No. 123 is optional and the Company has decided not to elect these provisions of SFAS No. 123. However, pro forma disclosures as if the Company adopted the cost recognition provisions of SFAS No. 123 in 1995 are required by SFAS No. 123 and are presented below.

     As of December 31, 1998, an aggregate of 4,700 shares was approved for issuance under the Plan. The Plan provides for the issuance of both Incentive Stock Options ("ISOs") as well as options not qualifying as ISOs within the meaning of the Internal Revenue Code of 1986, as amended. At the time of the grant, the Company's Board of Directors determines the exercise price and vesting schedules. Under the terms of the Plan, the option price per share of ISOs to a person who, at the time such ISO is granted, owns shares of the Company or any Related Entity, which possess more than 10% of the total combined voting power of all classes of shares of the Company or of any related entity, the option exercise price shall not be less than 110% of the fair market value per share of common stock at the date the option is granted. Options may not be granted with a term beyond 2008. Generally, 20% of each option is exercisable one year after the grant and an additional 1/60 becomes exercisable each month thereafter.

     The Plan has been amended to provide that, upon the consummation of the merger with Chancellor Media, with respect to any outstanding options, if on or before the second anniversary of the consummation of the merger, the employment of an optionee is terminated (other than for cause, voluntary resignation, death or disability) or an optionee resigns after a material diminution of their duties, the optionee's options will vest in full and the options may be exercised until the termination of the option.

     In April 1998, the Company granted 585 options at an exercise price of $17.50. Accordingly, the Company recorded unearned compensation of $878 for the difference between $17.50 and the initial public offering price of $19.00. The unearned compensation is being expensed ratably over the five year vesting period.

               CAPSTAR BROADCASTING CORPORATION AND SUBSIDIARIES

                     (THOUSANDS, EXCEPT PER SHARE AMOUNTS)

  Equity Instrument Tables

     A summary of the status of Capstar Broadcasting's equity instrument (option and warrant) activity and related information follows:

                                                         YEAR ENDED DECEMBER 31,
                                       ------------------------------------------------------------
                                              1996                 1997                 1998
                                       ------------------   ------------------   ------------------
                                                WEIGHTED-            WEIGHTED-            WEIGHTED-
                                                 AVERAGE              AVERAGE              AVERAGE
                                                EXERCISE             EXERCISE             EXERCISE
                                       SHARES     PRICE     SHARES     PRICE     SHARES     PRICE
                                       ------   ---------   ------   ---------   ------   ---------
Outstanding at beginning of year.....      --    $   --      1,304    $13.14      3,189    $13.58
Granted..............................   1,304     13.14      2,067     13.45      3,798     17.36
Exercised or forfeited...............      --        --         --        --        137     12.89
Cancelled............................      --        --        182      9.02        155     14.84
                                       ------    ------     ------    ------     ------    ------
Outstanding at end of year...........   1,304    $13.14      3,189    $13.58      6,695    $15.71
                                       ======               ======               ======
Equity instruments exercisable at end
  of year............................     744                1,139                1,664
                                       ======               ======               ======
Weighted-average grant-date fair
  value of equity instruments granted
  equal to market value at date of
  grant..............................  $ 4.92               $ 8.38               $14.97
                                       ======               ======               ======
Weighted average grant date fair
  value of equity instruments granted
  greater than market value at date
  of grant...........................  $ 5.41               $ 5.93               $ 6.60
                                       ======               ======               ======
Weighted average grant-date fair
  value of equity instruments granted
  less than market value at date of
  grant..............................  $   --               $   --               $12.87
                                       ======               ======               ======

     As required by SFAS No. 123, pro forma information regarding net loss has been determined as if the Company had accounted for its equity instruments under the fair value method. The fair value for these equity instruments was estimated as of the date of grant using a Black-Scholes option pricing model with the following weighted-average assumptions for 1996, 1997 and 1998, respectively; risk free interest rates of 5.84%, 6.16% and 5.41%; no dividend; volatility factors of the expected market price of the company's common stock of 68.15%; and weighted-average expected lives of the options of three and five years.

     For purposes of pro forma disclosures, the estimated fair value of the equity instruments is amortized to expense over the options' vesting period. The impact on the pro forma results which follow may not be representative of compensation expense in future years when the effect of the amortization of multiple awards

               CAPSTAR BROADCASTING CORPORATION AND SUBSIDIARIES

                     (THOUSANDS, EXCEPT PER SHARE AMOUNTS)

may be reflected in the amounts. Had the Company adopted the cost provision of SFAS No. 123 net loss for 1996, 1997 and 1998 would approximate the pro forma amounts below:

                                                          YEAR ENDED DECEMBER 31,
                                                      -------------------------------
                                                        1996       1997       1998
                                                      --------   --------   ---------
Net loss:
  As reported.......................................  $(11,957)  $(45,740)  $ (96,761)
  Pro forma.........................................   (16,697)   (51,095)   (107,634)
Net loss attributable to common stock:
  As reported.......................................   (13,307)   (52,811)    (96,761)
  Pro forma.........................................   (18,047)   (58,166)   (107,634)
Basic and diluted loss per common share:
  As reported.......................................     (1.50)     (2.07)      (1.10)
  Pro forma.........................................     (2.03)     (2.29)      (1.23)

     The following table summarizes information about Capstar Broadcasting's equity instruments outstanding at December 31, 1998:

                                                         EQUITY INSTRUMENTS OUTSTANDING
                                      --------------------------------------------------------------------
                                                        WEIGHTED-                  NUMBER      EXERCISABLE
                                          NUMBER         AVERAGE     WEIGHTED   EXERCISABLE     WEIGHTED
                                      OUTSTANDING AT    REMAINING    AVERAGE         AT          AVERAGE
                                       DECEMBER 31,    CONTRACTUAL   EXERCISE   DECEMBER 31,    EXERCISE
      RANGE OF EXERCISE PRICES             1998           LIFE        PRICE         1998          PRICE
      ------------------------        --------------   -----------   --------   ------------   -----------
$ 7.10 - 7.10.......................         47(1)         3.2        $ 7.10          23         $ 7.10
 10.00 - 10.00......................        240            7.9         10.00         157          10.00
 11.00 - 11.00......................        437            4.1         11.00         255          11.00
 13.30 - 13.30......................        729            4.7         13.30         182          13.30
 14.00 - 14.00......................      1,000            4.4         14.00          --             --
 14.40 - 14.40......................        930            7.8         14.40         744          14.40
 15.40 - 15.40......................        255            8.1         15.40         204          15.40
 17.10 - 17.10......................        188            9.3         17.10          --          17.10
 17.50 - 17.50......................        557            5.5         17.50          --             --
 18.10 - 18.10......................        323            8.5         18.10          99          18.10
 19.00 - 19.00......................      1,989            5.9         19.00          --             --
                                          -----            ---        ------       -----         ------
                                          6,695            5.8        $15.71       1,664         $13.58
                                          =====                                    =====

---------------

(1) These options were assumed by the Company as part of the merger with Former GulfStar and were accounted for as a portion of the acquisition of minority interest.

               CAPSTAR BROADCASTING CORPORATION AND SUBSIDIARIES

                     (THOUSANDS, EXCEPT PER SHARE AMOUNTS)

14. INCOME TAXES:

     All of the Company's revenues were generated in the United States. The components of the benefit for income taxes are as follows:

                                                          YEAR ENDED DECEMBER 31,
                                                      -------------------------------
                                                       1996        1997        1998
                                                      -------    --------    --------
Current:
  Federal...........................................  $(1,112)   $    162    $ 11,396
  State.............................................      243         316       7,000
Deferred:
  Federal...........................................      503     (11,168)    (37,266)
  State.............................................       44      (1,030)     (5,447)
                                                      -------    --------    --------
          Total benefit.............................  $  (322)   $(11,720)   $(24,317)
                                                      =======    ========    ========

     Approximately $707, $1,473 and $3,282 of benefit for income taxes was allocated to an extraordinary loss on early extinguishment of debt in the accompanying consolidated statements of operations for the years ended December 31, 1996, 1997 and 1998, respectively. For purposes of the foregoing components of benefit for income taxes, such intra-period allocation is treated to have affected the deferred components.

     Income tax benefit differs from the amount computed by applying the federal statutory income tax rate of 35% to loss before income taxes and extraordinary items for the following reasons:

                                                          YEAR ENDED DECEMBER 31,
                                                      -------------------------------
                                                       1996        1997        1998
                                                      -------    --------    --------
U.S. federal income tax at statutory rate...........  $(3,882)   $(16,965)   $(32,125)
State income taxes, net of federal benefit..........      189      (1,478)      1,009
Nondeductible compensation expense..................    1,847       3,325       3,955
Other items, primarily nondeductible expenses and
  deferred tax adjustments..........................    1,524       3,398       2,844
                                                      -------    --------    --------
                                                      $  (322)   $(11,720)   $(24,317)
                                                      =======    ========    ========

     The net deferred tax liability consists of the following:

                                                            DECEMBER 31,
                                                       ----------------------
                                                         1997         1998
                                                       --------    ----------
Deferred tax liabilities:
  Property and equipment and intangible asset basis
     differences and related depreciation and
     amortization....................................  $198,025    $1,238,862
Deferred tax assets:
  Miscellaneous......................................     4,307         9,269
  Unamortized discount on long-term debt.............     8,150        26,614
  Net operating loss carryforwards...................    32,351        49,884
                                                       --------    ----------
          Total deferred tax assets..................    44,808        85,767
  Valuation allowance for deferred tax assets........    (7,205)      (10,061)
                                                       --------    ----------
          Net deferred tax asset.....................    37,603        75,706
                                                       --------    ----------
          Net deferred tax liability.................  $160,422    $1,163,156
                                                       ========    ==========

               CAPSTAR BROADCASTING CORPORATION AND SUBSIDIARIES

                     (THOUSANDS, EXCEPT PER SHARE AMOUNTS)

     In assessing the realizability of deferred tax assets, management considers whether it is more likely than not that some portion or all of the deferred tax assets will not be realized. The ultimate realization of deferred tax assets is dependent upon the generation of future taxable income during the periods in which those temporary differences become deductible. Management considers the scheduled reversal of deferred tax liabilities and projected future taxable income in making this assessment. The Company expects the majority of deferred tax assets at December 31, 1998 to be realized as a result of the reversal during the carryforward period of existing taxable temporary differences giving rise to deferred tax liabilities and the generation of taxable income in the carryforward period.

     At December 31, 1998, the Company had net operating loss carryforwards of approximately $131,000, including approximately $94,300 acquired in connection with the acquisition of certain subsidiaries. The acquired net operating losses are SRLY to the acquired subsidiaries that generated the losses. If not previously utilized, net operating loss carryforwards expire at various dates from 1999 through 2018. Management considers that it is more likely than not that a portion of these loss carryforwards will not ultimately be realized, and has recorded a related valuation allowance as of December 31, 1998.

15. COMMITMENTS AND CONTINGENCIES:

  Guarantees of Indebtedness

     As of December 31, 1998, the Company had guaranteed the indebtedness of limited liability companies in the amount of $51,904. The Company holds a 30% non voting equity interest in each of these entities, and may in the future be required to repay such indebtedness. Through December 31, 1998, the Company has performed as guarantor on these notes paying $3,402.

  Employee Benefit Plan

     During 1997, the Company established a 401(k) Plan for the benefit of all eligible employees. Eligible participants under this plan are defined as all full-time employees with three months of service. All eligible participants may elect to contribute a portion of their compensation to the plan subject to Internal Revenue Service limitations. The Company makes matching contributions to the plan at a rate of 25%, to an annual maximum of 6% of each participant's annual salary. Contribution expense under the plan was $300 and $2,260 for the years ended December 31, 1997 and 1998, respectively.

  Leases

     The Company leases real property, office space, broadcasting and office equipment under various noncancelable operating leases. Certain of the Company's operating leases contain escalation clauses, renewal options and/or purchase options. Rent expense was approximately $913, $2,490 and $8,468 for the years ended December 31, 1996, 1997 and 1998, respectively.

               CAPSTAR BROADCASTING CORPORATION AND SUBSIDIARIES

                     (THOUSANDS, EXCEPT PER SHARE AMOUNTS)

     Future minimum payments under noncancelable operating leases are as follows:

                                                               OPERATING
                                                                LEASES
                                                               ---------
1999........................................................    $16,289
2000........................................................     11,794
2001........................................................      7,640
2002........................................................      6,276
2003........................................................      4,810
Thereafter..................................................     15,980
                                                                -------
          Total minimum lease payments......................    $62,789
                                                                =======

  Employment Agreements

     The Company has employment agreements with its executive officers and other key employees, the terms of which expire at various times through December 2003. Such agreements provide for minimum salary levels, which may be adjusted from time to time, as well as for incentive bonuses which are payable if specified management goals are attained. The aggregate commitment for future salaries at December 31, 1998, excluding bonuses, was approximately $46,049.

  Legal

     On July 13, 1998, Noddings Investment Group, Inc. and Noddings Warrant Limited Partnership filed Civil Action No. 16538 in the Court of Chancery of the State of Delaware in and for New Castle County against Capstar Communications. Noddings alleges that Capstar Communications breached a warrant agreement that Noddings contends requires Capstar Communications to permit Noddings to exercise warrants in exchange for cash and shares of stock of SFX Entertainment. Specifically, Noddings alleges that Capstar Communications has violated the warrant agreement by permitting Noddings to receive cash in exchange for its warrants, but refusing to convey shares of stock of SFX Entertainment. In addition to suing on its own behalf, Noddings is seeking to prosecute the action on behalf of a putative class comprised of all persons who owned equivalent warrants on April 21, 1998, (the date immediately following the record date of the distribution of stock of SFX Entertainment to holders of the stock of SFX) and their transferees and successors in interest. Noddings has requested that the court:

     - declare that on the exercise of its warrants Capstar Communications transmit to plaintiffs and members of the class that it seeks to represent $22.3725 in cash per warrant and 0.2983 shares of common stock of SFX Entertainment per warrant;

     - require Capstar Communications to pay 0.2983 shares of common stock of SFX Entertainment per warrant and, (if not previously paid) $22.3725 in cash, to any putative class member that has exercised or exercises warrants after April 20, 1998;

     - in the alternative, award plaintiffs and members of the putative class monetary damages in an amount to be determined at trial; and

     - award costs and attorneys' fees.

     In March 1999, the court issued an opinion dismissing two of Nodding's counts and granting summary judgment in favor of Noddings on one count. The court held that Noddings is entitled to 0.2983 shares of SFX Entertainment stock per warrant. Capstar Communication intends to continue to defend this action through a motion for reargument and if necessary an appeal.

               CAPSTAR BROADCASTING CORPORATION AND SUBSIDIARIES

                     (THOUSANDS, EXCEPT PER SHARE AMOUNTS)

     The Company is subject to various legal proceedings and claims that arise in the ordinary course of its business. In the opinion of management, the amount of ultimate liability with respect to these actions will not have a material impact on the consolidated financial position or results of operations or cash flows of the Company.

  Other

     The Company is partially self-insured for employee medical insurance risks, subject to specific retention levels. Self-insurance costs are accrued based upon the aggregate of the estimated liability for reported claims and estimated liabilities for claims incurred but not reported. The Company has recorded approximately $516, $2,658 and $8,079 for self-insurance costs for the years ended December 31, 1996, 1997 and 1998, respectively.

16. RELATED PARTY TRANSACTIONS:

  Monitoring and Oversight Agreements

     The Company has entered into monitoring and oversight agreements (the "Monitoring and Oversight Agreements") with Hicks, Muse & Co. Partners, L.P. ("Hicks Muse Partners"). Pursuant thereto, the Company has agreed to pay to Hicks Muse Partners an annual fee for ongoing financial oversight and monitoring services. The annual fee is adjustable upward or downward at the end of each fiscal year to an amount equal to 0.2% of the budgeted consolidated annual net sales of the Company for the then-current fiscal year; provided, that such fee shall at no time be less that $100 per year. For the years ended December 31, 1996, 1997 and 1998, the Company incurred $21, $378 and $819 respectively, relating to the Monitoring and Oversight Agreements.

     The Monitoring and Oversight Agreements make available on an ongoing basis the resources of Hicks Muse Partners concerning a variety of financial matters. The services that have been and will continue to be provided, until consummation of the Chancellor Merger, by Hicks Muse Partners could not otherwise be obtained by the Company without the addition of personnel or the engagement of outside professional advisors. The Chancellor Merger Agreement provides that upon the consummation of the Chancellor Merger, the Monitoring and Oversight Agreements will be terminated, and in consideration therefore, the Company shall make a one-time cash payment of $14,202 to Hicks Muse Partners on the date of closing.

  Financial Advisory Agreements

     The Company is a party to financial advisory agreements (the "Financial Advisory Agreements") with Hicks Muse Partners. Pursuant to the Financial Advisory Agreements, Hicks Muse Partners is entitled to receive a fee equal to 1.5% of the transaction value (as defined in the Financial Advisory Agreements) for each add-on transaction (as defined) in which the Company or any of its subsidiaries is involved.

     Pursuant to the Financial Advisory Agreements, Hicks Muse Partners provides investment banking, financial advisory and other similar services with respect to the add-on transactions in which the Company is involved. Such transactions require additional attention beyond that required to monitor and advise the Company on an ongoing basis and, accordingly, the Company pays separate financial advisory fees with respect to such matters in addition to those paid in connection with the Monitoring and Oversight Agreements. The services that have been and will continue to be provided by Hicks Muse Partners could not have otherwise been obtained by the Company without the addition of personnel or the engagement of outside professional advisors. For the years ended December 31, 1996, 1997 and 1998, the Company incurred financial advisory fees in the amount of approximately $5,654, $10,586 and $49,473, respectively. The Chancellor Merger Agreement provides that upon the consummation of the Chancellor Merger, the Company shall make

               CAPSTAR BROADCASTING CORPORATION AND SUBSIDIARIES

                     (THOUSANDS, EXCEPT PER SHARE AMOUNTS)

a cash payment of $17,500 to Hicks Muse Partners on the date of closing in satisfaction of its services performed under the Financial Advisory Agreements in connection with the Chancellor Merger.

  Chancellor Media Transactions

     The Company has retained Katz Media Group, Inc. ("Katz") as its media representative to sell national spot advertising air time. Katz is a wholly-owned subsidiary of Chancellor Media which was acquired by Chancellor Media in October of 1997. Since Chancellor Media's acquisition of Katz, the Company expensed approximately $400 and $4,400, for media representation services from Katz in 1997 and 1998, respectively. At December 31, 1997 and 1998, the Company had an accrued liability to Katz of approximately $700 and $3,400, respectively. Also, at December 31, 1998, the Company had a receivable of approximately $2,200 from Katz.

     In 1998, the Company entered into an agreement with The AMFM Radio Networks, a wholly-owned subsidiary of Chancellor Media. The AMFM Radio Networks sells airtime of the Company's participating radio stations to national advertisers, for which the Company receives revenue share. For the year ended December 31, 1998, the Company recorded $8,257 in related revenue. At December 31, 1998, the Company had a receivable of approximately $1,500 from The AMFM Radio Networks.

     As stated in Note 5, in 1998, the Company began earning LMA revenue from Chancellor Media under the Chancellor Exchange Agreement. For the year ended December 31, 1998, the Company earned LMA fees of approximately $28,800 from the Chancellor Exchange Stations.

     As stated in Note 10, in 1998 the Company borrowed $150,000 from Chancellor Media. For the year ended December 31, 1998, the Company incurred approximately $10,600 in interest expense.

  Former GulfStar

     On April 16, 1996, Former GulfStar acquired all of the outstanding capital stock of Sonance Communications, Inc. ("Sonance") in exchange for 0.542 shares of Former GulfStar's Class C common stock, 1.626 shares of Former GulfStar's Class A common stock and approximately $619 of cash. Total consideration for the acquisition, including acquisition costs, was approximately $1,065. The primary assets of Sonance were broadcasting properties. Liabilities of Sonance assumed by Former GulfStar in connection with the acquisition were approximately $7,627. The controlling stockholder of Former GulfStar is a family member of the controlling stockholder of Sonance. The majority stockholder of Former GulfStar, who is a family member of both the controlling stockholder of Former GulfStar and the controlling stockholder of Sonance, was also the majority stockholder of Sonance.

     Former GulfStar recorded a charge of approximately $771 during 1996 in connection with the write-off of a receivable from an entity owned by a family member of the controlling stockholder of Former GulfStar. The charge is included in other expense in the accompanying consolidated statement of operations.

17. FAIR VALUE OF FINANCIAL INSTRUMENTS

     The following table presents the carrying amounts and estimated fair values of the Company's financial instruments for which the estimated fair value of the instrument differs significantly from its carrying amount

               CAPSTAR BROADCASTING CORPORATION AND SUBSIDIARIES

                     (THOUSANDS, EXCEPT PER SHARE AMOUNTS)

at December 31, 1997 and 1998. The fair value of a financial instrument is defined as the amount at which the instrument could be exchanged in a current transaction between willing parties.

                                                 1997                    1998
                                         ---------------------   ---------------------
                                         CARRYING      FAIR      CARRYING      FAIR
                                           VALUE       VALUE       VALUE       VALUE
                                         ---------   ---------   ---------   ---------
Long-term debt -- 12 3/4% Capstar
Partners Notes, 9 1/4% and 13 1/4%
Capstar Radio Notes, 10 3/4% CCI Notes
and 11 3/8% CCI Notes..................  $(446,044)  $(494,596)  $(712,372)  $(758,417)
Interest rate swap.....................         --        (320)         --        (412)
Redeemable preferred stock.............   (101,493)   (116,000)   (262,368)   (289,860)

     The following methods and assumptions were used to estimate the fair value of each class of financial instrument:

          Cash and short-term debt, and accounts receivable and payable: the carrying amount approximates fair value because of the short maturity of these instruments.

          Long-term debt: The fair value of the Company's 12 3/4% Capstar Partners Notes, 9 1/4% and 13 1/4% Capstar Radio Notes, 10 3/4% CCI Notes and 11 3/8% CCI Notes are based on quoted market prices. As amounts outstanding under the Company's Credit Facility agreements bear interest at current market rates, their carrying amounts approximate fair market value.

          Interest rate swap: The fair value of the interest rate swap is estimated by obtaining quotations from brokers. The fair value is an estimate of the amounts that the Company would receive (pay) at the reporting date if the contracts were transferred to other parties or canceled by the broker.

          Redeemable preferred stock: The fair value is estimated based on quoted market prices.

18. MERGER, NONRECURRING AND SYSTEMS DEVELOPMENT EXPENSE

     The Company recorded merger, nonrecurring and systems development expense of $12,970 in 1998 which consisted of (i) $8,105 of investment banking, legal and other expense related to the pending Chancellor Merger, (ii) $2,095 of expense, primarily legal, accounting and severance costs associated with acquisitions and legal reorganization, (iii) $1,422 consisting primarily of startup costs associated with the Company's sales training initiative and (iv) $1,348 of current state assessment, business process reengineering and training expense incurred in connection with the Company's development of a new traffic system.

     The Company recorded merger, nonrecurring and systems development expense of $4,729 in 1997 which consisted of investment banking, legal and transaction fees related to the GulfStar Merger.

19. LOSS ON INVESTMENTS IN LIMITED LIABILITY COMPANIES

     In 1998 the Company incurred a loss of $28,565 on investments in Limited Liability Companies ("LLCs") comprised of (i) write-downs of notes receivable from the LLCs and (ii) certain performance obligations under the LLCs' borrowing arrangements for which the Company acts as guarantor.

20. SEGMENT INFORMATION

     In 1998, the Company adopted SFAS No. 131, "Disclosures about Segments of an Enterprise and Related Information." The Company is engaged principally in one line of business-ownership and management of radio broadcast stations ("Radio") which represents more than 95% of consolidated net revenue.

               CAPSTAR BROADCASTING CORPORATION AND SUBSIDIARIES

                     (THOUSANDS, EXCEPT PER SHARE AMOUNTS)

Radio is the Company's only reportable segment. Operating segments categorized as "Other" include results of insignificant operations and income and expense not allocated to reportable segments.

     The accounting policies of the reportable segment are the same as those described in the "Summary of Significant Accounting Policies." The Company evaluates the performance of its operating segments and allocates resources to them based on their net revenue and broadcast cash flow ("BCF") which consists of operating income before merger, nonrecurring and systems development expense; depreciation, amortization, LMA fees, noncash compensation expense, and corporate expenses.

     The Company has developed an operating structure designed to manage a large and growing number of radio stations throughout the United States. The Radio segment is operationally organized into six regions.

     The table below presents information about the reportable and "Other" operating segments. The prior years' segment information has been restated to conform with the current year's presentation. Segment data includes intersegment revenues.

                                                         RADIO      OTHER     TOTAL
                                                        --------   -------   --------
1996:
  Net revenue.........................................  $ 42,866   $    --   $ 42,866
  BCF.................................................    12,385        --     12,385
1997:
  Net revenue.........................................   155,939    19,506    175,445
  BCF.................................................    50,248     3,062     53,310
1998:
  Net revenue.........................................   492,053    32,851    524,904
  BCF.................................................   208,945     6,680    215,625

     A reconciliation of total segment net revenue to total consolidated net revenue and of total segment BCF to total consolidated loss before benefit for income taxes and extraordinary item, for the years ended December 31, 1996, 1997 and 1998 is as follows:

                                                        1996       1997       1998
                                                      --------   --------   ---------
NET REVENUE
Total segment net revenue...........................  $ 42,866   $175,445   $ 524,904
Elimination of intersegment net revenue.............        --         --      (7,437)
                                                      --------   --------   ---------
          Consolidated net revenue..................  $ 42,866   $175,445   $ 517,467
                                                      ========   ========   =========
BCF
Total BCF for reportable segments...................  $ 12,385   $ 53,310   $ 215,625
Corporate Expenses..................................    (2,523)   (14,221)    (23,678)
Corporate expenses -- noncash compensation..........    (6,176)   (10,575)    (21,260)
LMA fees............................................      (834)    (2,519)     (4,103)
Depreciation and Amortization.......................    (4,141)   (26,415)    (96,207)
Merger, nonrecurring and other expense..............        --     (4,729)    (12,970)
Nonoperating expenses...............................    (9,802)   (43,348)   (146,470)
Intercompany profit.................................        --         --      (2,723)
                                                      --------   --------   ---------
          Consolidated loss before benefit for
            income taxes, dividends and accretion on
            preferred stock of subsidiary and
            extraordinary item......................  $(11,091)  $(48,497)  $ (91,786)
                                                      ========   ========   =========

               CAPSTAR BROADCASTING CORPORATION AND SUBSIDIARIES

                     (THOUSANDS, EXCEPT PER SHARE AMOUNTS)

21. QUARTERLY FINANCIAL DATA (UNAUDITED)

                                                 MARCH 31   JUNE 30    SEPTEMBER 30   DECEMBER 31
                                                 --------   --------   ------------   -----------
1997:
  Net revenues.................................  $ 25,102   $ 40,054     $ 51,247      $ 59,041
  Operating income (loss)......................    (2,021)    (4,163)       3,745        (1,445)
  Loss before extraordinary item...............    (7,605)    (7,629)     (14,390)      (11,813)
  Net loss.....................................    (8,203)    (7,629)     (15,832)      (11,923)
  Net loss attributable to common stock........    (8,997)    (8,518)     (21,211)      (11,923)
  Basic and diluted loss per common share:
     Before extraordinary loss.................     (0.44)     (0.38)       (0.67)        (0.38)
     Extraordinary loss........................     (0.03)        --        (0.05)         (.01)
     Net loss..................................  $  (0.47)  $  (0.38)    $  (0.72)     $  (0.39)
     Weighted average common shares
       outstanding.............................    19,288     22,493       29,581        30,209
1998:
  Net revenues.................................  $ 64,075   $111,922     $161,906      $179,564
  Operating income (loss)......................   (16,138)    12,633       44,781        13,408
  Loss before extraordinary item...............   (29,805)   (13,590)     (20,745)      (25,316)
  Net loss.....................................   (29,805)   (20,895)     (20,745)      (25,316)
  Net loss attributable to common stock........   (29,805)   (20,895)     (20,745)      (25,316)
  Basic and diluted loss per common share:
     Before extraordinary loss.................     (0.65)     (0.16)       (0.19)        (0.24)
     Extraordinary loss........................        --      (0.08)          --            --
     Net loss..................................  $  (0.65)  $  (0.24)    $  (0.19)     $  (0.24)
  Weighted average common shares outstanding...    46,131     88,499      107,591       107,596

22. SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:

                                                            YEAR ENDED DECEMBER 31,
                                                           --------------------------
                                                            1996     1997      1998
                                                           ------   -------   -------
Cash paid during the period for:
  Interest...............................................  $7,558   $22,869   $79,064
  Income taxes...........................................     999       230    84,218
Noncash investing and financing activities:
  Financed property and equipment purchases..............      89     2,537        --
  Book value of assets exchanged in connection with
     broadcast property acquisition......................     471        --    21,182
  Dividends and accretion on preferred stock.............   1,350     7,071        --
  Notes receivable and accrued interest taken in
     connection with subscribed stock....................   1,757     2,725        --
  Financed or accrued acquisition costs..................   6,569     7,095     4,430

               CAPSTAR BROADCASTING CORPORATION AND SUBSIDIARIES

                          CONSOLIDATED BALANCE SHEETS
                     (THOUSANDS, EXCEPT PER SHARE AMOUNTS)
                                  (UNAUDITED)

                                     ASSETS

                                                              DECEMBER 31,     JUNE 30,
                                                                  1998           1999
                                                              ------------   ------------
                                                                             (UNAUDITED)
Current assets:
  Cash and cash equivalents.................................   $   17,117     $   10,466
  Accounts receivable, net of allowance for doubtful
    accounts of $8,352 and $7,942, respectively.............      112,846        118,195
  Prepaid expenses and other current assets.................       20,121         29,246
                                                               ----------     ----------
         Total current assets...............................      150,084        157,907
Property and equipment, net.................................      248,920        266,480
Intangibles and other, net..................................    4,240,378      4,438,811
Other non-current assets....................................       23,620         43,261
                                                               ----------     ----------
         Total assets.......................................   $4,663,002     $4,906,459
                                                               ==========     ==========

                          LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:
  Current portion of long-term debt.........................   $   29,834     $   66,883
  Accounts payable..........................................       15,387         11,523
  Accrued liabilities.......................................       68,269         75,985
  Income taxes payable......................................       30,471          4,212
                                                               ----------     ----------
         Total current liabilities..........................      143,961        158,603
  Long-term debt, net of current portion....................    1,748,755      1,956,398
  Deferred income taxes.....................................    1,163,156      1,215,538
                                                               ----------     ----------
         Total liabilities..................................    3,055,872      3,330,539
Commitments and contingencies
Redeemable preferred stock of subsidiaries:
  Capstar Broadcasting Partners, Inc., $.01 par value,
    10,000 shares authorized, 1,196 shares issued and
    outstanding, aggregate liquidation preference of
    $119,624 and $126,800, respectively.....................      113,699        122,183
  Capstar Communications, Inc., Series E Cumulative
    Exchangeable Preferred Stock, $.01 par value, 4,150
    shares authorized, 1,266 and 1,346 shares issued and
    outstanding, respectively, aggregate liquidation
    preference of $133,944 and $142,398, respectively.......      148,669        156,444
Stockholders' equity:
  Preferred stock, $.10 par value, 1,000 shares authorized,
    none issued.............................................           --             --
  Common stock, Class A, voting $.01 par value, 750,000
    shares authorized, 33,986 and 34,249 shares issued and
    outstanding, respectively...............................          340            342
  Common stock, Class B, nonvoting, $.01 par value, 150,000
    shares authorized, 6,082 shares issued and
    outstanding.............................................           61             61
  Common stock, Class C, voting, $.01 par value, 150,000
    shares authorized, 67,538 shares issued and
    outstanding.............................................          675            675
  Additional paid-in capital................................    1,503,201      1,510,271
  Stock subscriptions receivable............................       (2,694)        (2,826)
  Unearned compensation.....................................       (4,893)        (3,900)
  Accumulated deficit.......................................     (151,928)      (207,330)
                                                               ----------     ----------
         Total stockholders' equity.........................    1,344,762      1,297,293
                                                               ----------     ----------
         Total liabilities and stockholders' equity.........   $4,663,002     $4,906,459
                                                               ==========     ==========

   The accompanying notes are an integral part of the consolidated financial statements.

               CAPSTAR BROADCASTING CORPORATION AND SUBSIDIARIES

                     CONSOLIDATED STATEMENTS OF OPERATIONS
                     (THOUSANDS, EXCEPT PER SHARE AMOUNTS)
                                  (UNAUDITED)

                                                              FOR THE SIX MONTHS
                                                                ENDED JUNE 30,
                                                              -------------------
                                                                1998       1999
                                                              --------   --------
Gross broadcast revenue.....................................  $194,349   $357,435
Less agency commissions.....................................   (18,352)   (32,920)
                                                              --------   --------
Net broadcast revenue.......................................   175,997    324,515
                                                              --------   --------
Operating expenses:
  Programming, technical and news...........................    35,710     59,266
  Sales and promotion.......................................    48,985     88,724
  General and administrative................................    30,801     45,706
Corporate expenses..........................................     7,815     13,036
Corporate expenses -- noncash compensation..................    22,469      6,912
LMA fees....................................................     3,321        355
Depreciation and amortization...............................    30,401     73,651
Merger, nonrecurring and systems development expense........        --     10,373
                                                              --------   --------
Operating income (loss).....................................    (3,505)    26,492
Other income (expense):
  Interest expense..........................................   (38,444)   (84,110)
  Interest income...........................................     1,410        291
  Equity in losses in Muzak Holdings LLC....................        --     (2,144)
  Other.....................................................        68        (67)
                                                              --------   --------
Loss before benefit for income taxes, dividends and
  accretion on preferred stock of subsidiaries and
  extraordinary item........................................   (40,471)   (59,538)
Benefit for income taxes....................................     5,581     20,397
Dividends and accretion on preferred stock of
  subsidiaries..............................................     8,505     16,261
                                                              --------   --------
Loss before extraordinary item..............................   (43,395)   (55,402)
Extraordinary item, loss on early extinguishment of debt....     7,305         --
                                                              --------   --------
Net loss....................................................  $(50,700)  $(55,402)
                                                              ========   ========
Basic and diluted loss per common share:
Before extraordinary loss...................................  $  (0.64)  $  (0.51)
                                                                         --------
Extraordinary loss..........................................     (0.11)        --
                                                              --------   --------
Net loss....................................................  $  (0.75)  $  (0.51)
                                                              ========   ========
Weighted average common shares outstanding..................    67,432    107,738
                                                              ========   ========

   The accompanying notes are an integral part of the consolidated financial statements.

               CAPSTAR BROADCASTING CORPORATION AND SUBSIDIARIES

                CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
                     (THOUSANDS, EXCEPT PER SHARE AMOUNTS)
                                  (UNAUDITED)

                                                                FOR THE SIX MONTHS
                                                                  ENDED JUNE 30,
                                                              -----------------------
                                                                 1998         1999
                                                              -----------   ---------
Cash flows from operating activities:
          Net cash provided by (used in) operating
            activities......................................  $    21,196   $  (2,473)
                                                              -----------   ---------
Cash flows from investing activities:
  Proceeds from sale of broadcasting property...............      221,429      11,297
  Purchase of property and equipment........................      (15,508)    (20,759)
  Payments for acquisitions, net of cash acquired...........   (1,613,133)   (156,474)
  Payments for pending acquisitions.........................      (10,244)     (2,428)
  Other investing activities, net...........................      (12,162)      6,258
                                                              -----------   ---------
          Net cash used in investing activities.............   (1,429,618)   (162,106)
                                                              -----------   ---------
Cash flows from financing activities:
  Proceeds from long-term debt and credit facilities........      846,200     280,500
  Repayment of long-term debt and credit facilities.........     (650,870)   (122,535)
  Payments of financing related costs.......................       (8,887)     (1,932)
  Net proceeds from issuance of common stock................    1,186,815       1,895
  Payments on subscribed stock..............................        1,607          --
  Purchase of common stock..................................         (484)         --
  Dividends paid on preferred stock.........................       (2,429)         --
                                                              -----------   ---------
          Net cash provided by financing activities.........    1,371,952     157,928
                                                              -----------   ---------
Net increase (decrease) in cash and cash equivalents........      (36,470)     (6,651)
Cash and cash equivalents at beginning of period............       70,059      17,117
                                                              -----------   ---------
Cash and cash equivalents at end of period..................  $    33,589   $  10,466
                                                              ===========   =========

   The accompanying notes are an integral part of the consolidated financial statements.

               CAPSTAR BROADCASTING CORPORATION AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                 JUNE 30, 1999
                     (THOUSANDS, EXCEPT PER SHARE AMOUNTS)
                                  (UNAUDITED)

NOTE 1 -- BASIS OF PRESENTATION

     Information with respect to the six month periods ended June 30, 1998 and 1999 is unaudited. The accompanying unaudited consolidated financial statements have been prepared in accordance with generally accepted accounting principles ("GAAP") for interim financial information and with the instructions to Form 10-Q and Article 10 of Regulation S-X. Accordingly, they do not include all of the information and footnotes required by GAAP for complete financial statements. In the opinion of management, the unaudited interim consolidated financial statements contain all adjustments considered necessary for a fair presentation. Operating results for the six month period ended June 30, 1999 are not necessarily indicative of the results that may be expected for the year ended December 31, 1999, or for any other interim period. For further information, refer to the consolidated financial statements and footnotes thereto for the year ended December 31, 1998 for Capstar Broadcasting included in the Form 10-K of Capstar Broadcasting (Commission File No. 001-14107).

     The consolidated financial statements include the accounts of Capstar Broadcasting, and its direct and indirect wholly-owned subsidiaries. All significant intercompany accounts and transactions have been eliminated in consolidation.

NOTE 2 -- INCOME (LOSS) PER SHARE

     Capstar Broadcasting computes earnings per share ("EPS") under the provisions of SFAS No. 128 which establishes standards for computing and presenting EPS.

     At June 30, 1998 and 1999, Capstar Broadcasting had 3,080 and 6,500 options and warrants to purchase common shares outstanding, respectively. These options and warrants were excluded from the computation of diluted earnings per share as their inclusion would be anti-dilutive given Capstar Broadcasting's net loss.

NOTE 3 -- AMFM MERGER

     On July 13, 1999, AMFM Inc. (previously known as Chancellor Media Corporation), a Delaware corporation ("AMFM"), acquired Capstar Broadcasting. The acquisition was effected through the merger (the "Merger") of CMC Merger Sub, Inc., a Delaware corporation and wholly-owned subsidiary of AMFM ("Sub"), with and into Capstar Broadcasting, with Capstar Broadcasting as the surviving corporation. The acquisition of Capstar Broadcasting by AMFM resulted in a change of control of Capstar Broadcasting. As a result of the Merger, Capstar Broadcasting became an indirect subsidiary of AMFM.

     As a result of the Merger, all of the then outstanding shares of Class A common stock, par value $0.01 per share, of Capstar Broadcasting ("Class A Common Stock"), Class B common stock, par value $0.01 per share, of Capstar Broadcasting ("Class B Common Stock"), and Class C common stock, par value $0.01 per share, of Capstar Broadcasting ("Class C Common Stock," and collectively with the Class A Common Stock and the Class B Common Stock, the "Common Stock"), were converted to the right to receive 0.4955 of a validly issued, fully paid and nonassessable share of common stock, par value $0.01 per share, of AMFM ("AMFM Common Stock"). Based upon the number of shares of common stock outstanding on May 19, 1999, the total consideration paid by AMFM in the Merger was approximately 53.5 million shares of AMFM Common Stock. Parent also assumed options, warrants and other equity rights of Capstar Broadcasting which represent up to an additional 3.3 million shares of Parent Common Stock. Since the acquisition occurred subsequent to June 30, 1999, no adjustments have been recorded to the financial statements herein to reflect the acquisitions.

               CAPSTAR BROADCASTING CORPORATION AND SUBSIDIARIES

                     (THOUSANDS, EXCEPT PER SHARE AMOUNTS)

NOTE 4 -- RECENT ACCOUNTING PRONOUNCEMENT

     In June 1998, the FASB issued SFAS No. 133, "Accounting for Derivative Instruments and Hedging Activities," which establishes accounting and reporting standards for derivative instruments and for hedging activities. This pronouncement, as amended by SFAS No. 137, is effective for all fiscal quarters of fiscal years beginning after June 15, 2000. Management does not believe the implementation of this accounting pronouncement will have a material effect on its consolidated financial statements.

NOTE 5 -- ACQUISITIONS AND DISPOSITIONS OF BROADCASTING PROPERTIES

     During the six months ended June 30, 1999, Capstar Broadcasting acquired 35 FM and 13 AM radio stations and related broadcast equipment as well as a software development concern through several acquisitions, all of which have been accounted for under the purchase method of accounting. Accordingly, the purchase price has been allocated to the assets and liabilities acquired based upon their fair values at the date of acquisition. The excess purchase price over the fair value of net tangible assets acquired is allocated to intangible assets, primarily FCC licenses. The results of operations associated with the acquired radio stations have been included in the accompanying consolidated financial statements from the dates of acquisition.

     Acquisition activity during the six months ended June 30, 1999 was as follows. All consideration paid for the acquisitions scheduled below consisted solely of cash.

                                         STATIONS
                                         ACQUIRED
                                         ---------
TRANSACTION                              FM    AM    DATE OF ACQUISITION   PURCHASE OF     COST
-----------                              ---   ---   -------------------   -----------   --------
Appalachian Broadcasting Company,
Inc....................................   1    --     February 1999          Assets      $  1,056
Noalmark Broadcasting Corp.............   1     1    March 1999              Assets         3,395
Champion Broadcasting Corporation......   9     2    March 1999              Assets        12,539
R. Steven Hicks........................   1    --    April 1999              Assets         9,857
Triathlon Broadcasting Company.........  22    10    April 1999               Stock       143,249
Citadel Broadcasting Company...........   1    --    April 1999              Assets         4,248
LAN International......................  --    --    June 1999               Assets        16,325
                                                                                         --------
                                                                                         $190,669
                                                                                         ========

               CAPSTAR BROADCASTING CORPORATION AND SUBSIDIARIES

                     (THOUSANDS, EXCEPT PER SHARE AMOUNTS)

     The acquisitions during the six months ended June 30, 1999 are summarized in the aggregate as follows:

                                                             FOR THE
                                                            SIX MONTHS
                                                              ENDED
                                                             JUNE 30,
                                                               1999
                                                            ----------
Consideration:
  Cash...................................................    $177,782
  Acquisition costs......................................       8,639
  Exchange of assets.....................................       4,248
                                                             --------
          Total..........................................    $190,669
                                                             ========
Assets acquired:
  Cash...................................................    $   (858)
  Accounts receivable....................................       7,575
  Prepaid expenses and other.............................         980
  Property and equipment.................................      18,025
  Intangible assets......................................     304,992
  Accounts payable.......................................      (5,400)
  Long-term debt.........................................     (61,892)
  Deferred income taxes..................................     (72,753)
                                                             --------
          Total..........................................    $190,669
                                                             ========

     On March 18, 1999, Capstar Broadcasting contributed to Muzak Holdings LLC ("Muzak Holdings") Capstar Broadcasting's Muzak affiliate territories in Atlanta, Albany and Macon, Georgia and Ft. Myers, Florida in exchange for voting membership units in Muzak Holdings. On May 3, 1999, Capstar Broadcasting contributed to Muzak Holdings its Muzak affiliate territory located in Omaha, Nebraska that Capstar Broadcasting acquired from Triathlon Broadcasting Company on April 30, 1999, in exchange for additional voting membership units in Muzak Holdings. The value of the membership units in Muzak Holdings that Capstar Broadcasting then held was approximately $20,500, subject to a working capital adjustment to be finalized. The investment in Muzak Holdings represents the book value of the net assets contributed, which approximates fair market value. Upon completion of the contribution of the Omaha affiliate territory, Capstar Broadcasting then held approximately 22.87% of the then outstanding voting power of Muzak Holdings.

     During the six months ended June 30, 1999, Capstar Broadcasting disposed of 4 FM and 7 AM radio stations and related broadcast equipment through several dispositions for aggregate consideration of approximately $18,758, including $10,500 in cash, $7,559 in dividends to parent and $699 in broadcast properties. The carrying value of net assets sold related to these stations approximated the consideration received.

     The following unaudited proforma summary presents the consolidated results of operations for the six months ended June 30, 1998 and 1999 as if all the acquisitions and dispositions completed through June 30, 1999 had occurred at the beginning of 1998. These pro forma results have been prepared for comparative

               CAPSTAR BROADCASTING CORPORATION AND SUBSIDIARIES

                     (THOUSANDS, EXCEPT PER SHARE AMOUNTS)

purposes only and do not purport to be indicative of what would have occurred had the acquisitions and dispositions been made as of that date or of results which may occur in the future.

                                                               FOR THE SIX MONTHS
                                                                 ENDED JUNE 30,
                                                              --------------------
                                                                1998        1999
                                                              ---------   --------
Net revenue.................................................  $ 303,248   $332,157
Net loss....................................................   (100,215)   (67,015)
Basic and diluted loss per common share.....................      (0.93)     (0.62)

     Subsequent to June 30, 1999, Capstar Broadcasting acquired 3 FM radio stations and related broadcast equipment through acquisitions for aggregate consideration in cash of approximately $13,000. These acquisitions were funded with cash generated from operations.

     Additionally, Capstar Broadcasting has entered into the following:

     -  Three agreements to acquire 3 FM stations for approximately $4,100; and

     - Two agreements to dispose of 2 FM and 3 AM stations for a total of approximately $4,450.

     Upon completion of the pending transactions, Capstar Broadcasting will own and operate 339 stations in primarily mid-sized markets located throughout the United States. Consummation of each of the pending transactions is subject to numerous conditions, including governmental approvals. Accordingly, the actual date of consummation of each of the pending transactions may vary from the anticipated closing dates. No assurances can be given that any or all of the pending transactions will be consummated or that, if completed, they will be successful.

NOTE 6 -- COMMITMENTS AND CONTINGENCIES

     On July 13, 1998, Noddings Investment Group, Inc. and Noddings Warrant Limited Partnership filed Civil Action No. 16538 in the Court of Chancery of the State of Delaware in and for New Castle County against Capstar Communications. Noddings alleges that Capstar Communications breached a warrant agreement that Noddings contends requires Capstar Communications to permit Noddings to exercise warrants in exchange for cash and shares of stock of SFX Entertainment, Inc. Specifically, Noddings alleges that Capstar Communications, has violated the warrant agreement by permitting Noddings to receive cash in exchange for its warrants, but refusing to convey shares of stock of SFX Entertainment. In addition to suing on its own behalf, Noddings is seeking to prosecute the action on behalf of a putative class comprised of all persons who owned equivalent warrants on April 21, 1998 (the date immediately following the record date of the distribution of stock of SFX Entertainment to holders of the stock of SFX) and their transferees and successors in interest. Noddings has requested that the Court:

     - declare that on the exercise of its warrants Capstar Communications transmit to plaintiffs and members of the class that it seeks to represent $22.3725 in cash per warrant and 0.2983 shares of common stock of SFX Entertainment per warrant,

     - require Capstar Communications to pay 0.2983 shares of common stock of SFX Entertainment per warrant and, (if not previously paid) $22.3725 in cash, to any putative class member that has exercised or exercises warrants after April 20, 1998,

     - in the alternative, award plaintiffs and members of the putative class monetary damages in an amount to be determined at trial, and

     - award costs and attorneys' fees.

               CAPSTAR BROADCASTING CORPORATION AND SUBSIDIARIES

                     (THOUSANDS, EXCEPT PER SHARE AMOUNTS)

In March 1999, the court issued an opinion dismissing two of Noddings' counts and granted summary judgment in favor of Noddings on one count. The court held that Noddings is entitled to 0.2983 shares of SFX Entertainment, Inc. stock per warrant. Both parties have filed a notice of appeal.

     On July 24, 1998 in connection with the acquisition of Triathlon Broadcasting Company, Capstar Broadcasting was notified of an action filed on behalf of all holders of depository shares of Triathlon against Triathlon, its directors, and Capstar Broadcasting. The action was filed in the Court of Chancery of the State of Delaware in and for New Castle County, Delaware. The complaint alleges that Triathlon and its directors breached their fiduciary duties to the class of depository shareholders by agreeing to a transaction with Capstar Broadcasting that allegedly favored the Class A common shareholders of Triathlon at the expense of the depository shareholders. Capstar Broadcasting is accused of knowingly aiding and abetting the breaches of fiduciary duties allegedly committed by the other defendants. The complaint seeks to have the action certified as a class action and seeks to enjoin the Triathlon acquisition or, in the alternative, seeks monitory damages in an unspecified amount. On February 12, 1999, the parties signed a Memorandum of Understanding that provides for the settlement of the lawsuit. The amount of the settlement will equal $0.11 additional consideration for each depository share owned by any class member at the effective time of the Triathlon acquisition. Capstar Broadcasting also agreed not to oppose plaintiff's counsel's application for attorney's fees and expenses in the aggregate amount of $150. The proposed settlement is contingent upon a confirmatory discovery by the plaintiff, executive of a definitive settlement agreement and court approval.

     Capstar Broadcasting is subject to various legal proceedings and claims that arise in the ordinary course of its business. In the opinion of management, the amount of ultimate liability with respect to these actions will not have a material impact on the consolidated financial position or results of operations or cash flows of Capstar Broadcasting.

NOTE 7 -- SEGMENT INFORMATION

     In 1998, the Company adopted SFAS No. 131, "Disclosures about Segments of an Enterprise and Related Information." The Company is engaged principally in one line of business-ownership and management of radio broadcast stations ("Radio") which represents more than 95% of consolidated net revenue. Radio is the Company's only reportable segment. Operating segments categorized as "Other" include results of insignificant operations and income and expense not allocated to reportable segments.

     The Company evaluates the performance of its operating segments and allocates resources to them based on their net revenue and broadcast cash flow ("BCF") which consists of operating income before merger, nonrecurring and systems development expense; depreciation, amortization, LMA fees, non-cash compensation expense, and corporate expenses.

     The Company has developed an operating structure designed to manage a large and growing number of radio stations throughout the United States. The Radio segment is operationally organized into five regions.

               CAPSTAR BROADCASTING CORPORATION AND SUBSIDIARIES

                     (THOUSANDS, EXCEPT PER SHARE AMOUNTS)

     The table below presents information about the reportable and "Other" operating segments. The prior period's segment information has been restated to conform with the current period's presentation. For the six months ended June 30, 1998 and 1999, segment data includes intersegment revenues.

                                                               RADIO      OTHER     TOTAL
                                                              --------   -------   --------
1998:
  Net revenue...............................................  $168,912   $ 8,146   $177,058
  BCF.......................................................    60,002     1,560     61,562
1999:
  Net revenue...............................................   316,827    11,565    328,392
  BCF.......................................................   133,465      (950)   132,515

     A reconciliation of total segment net revenue to total consolidated net revenue and of total segment BCF to total consolidated loss before benefit for income taxes and extraordinary item, for the six months ended June 30, 1998 and 1999 is as follows:

                                                                1998       1999
                                                              --------   --------
NET REVENUE
Total segment net revenue...................................  $177,058   $328,392
Elimination of intersegment net revenue.....................    (1,061)    (3,877)
                                                              --------   --------
  Consolidated net revenue..................................  $175,997   $324,515
                                                              ========   ========

                                                                1998       1999
                                                              --------   --------
BCF
Total BCF for reportable segments...........................  $ 61,562   $132,515
Corporate Expenses..........................................    (7,815)   (13,036)
Corporate expenses -- noncash compensation..................   (22,469)    (6,912)
LMA fees....................................................    (3,321)      (355)
Depreciation and Amortization...............................   (30,401)   (73,651)
Merger, nonrecurring and other expense......................        --    (10,373)
Nonoperating expenses.......................................   (36,966)   (86,030)
Intercompany profit.........................................    (1,061)    (1,696)
                                                              --------   --------
Consolidated loss before income taxes and dividends and
  accretion on preferred stock of subsidiaries and
  extraordinary item........................................  $(40,471)  $(59,538)
                                                              ========   ========

     (b) Pro forma financial information

          UNAUDITED PRO FORMA COMBINED CONDENSED FINANCIAL STATEMENTS

     The following unaudited pro forma combined condensed financial statements give effect to the merger. For accounting purposes Clear Channel has accounted for the merger as a purchase of AMFM; accordingly the net assets of AMFM have been adjusted to their estimated fair values based upon a preliminary purchase price allocation.

     The unaudited pro forma combined condensed balance sheet at September 30, 1999 gives effect to the merger as if it occurred on September 30, 1999. The unaudited pro forma combined condensed statements of operations for the year ended December 31, 1998 and for the nine months ended September 30, 1999 give effect to the merger as if it had occurred on January 1, 1998.

     The unaudited pro forma combined condensed balance sheet was prepared based upon the historical balance sheet of Clear Channel and the historical balance sheet of AMFM, adjusted for certain financing transactions, as if such transactions had occurred on September 30, 1999. The unaudited pro forma combined condensed statement of operations for the year ended December 31, 1998 was prepared based upon the historical statement of operations of Clear Channel, adjusted to reflect the merger with Universal Outdoor Holding, Inc., the acquisition of More Group, Plc, and the merger with Jacor Communications, Inc. as if such mergers and acquisitions had occurred on January 1, 1998 ("1998 Clear Channel Pro Forma"), and based upon the historical statement of operations of AMFM, adjusted to reflect the merger with Capstar Broadcasting Corporation, the acquisition of KKFR-FM and KFYI-AM from The Broadcast Group, Inc., the disposition of WMVP-AM to ABC, Inc., the disposition of AMFM's outdoor advertising business to Lamar Advertising Company and certain financing transactions, as if such transactions had occurred on January 1, 1998 ("1998 AMFM Pro Forma"). The unaudited pro forma combined condensed statement of operations for the nine months ended September 30, 1999 was prepared based upon the historical statement of operations of Clear Channel, adjusted to reflect the merger with Jacor Communications, Inc. as if such merger had occurred on January 1, 1998 ("1999 Clear Channel Pro Forma"), and the historical statement of operations of AMFM, adjusted to reflect the merger with Capstar Broadcasting Corporation, the acquisition of KKFR-FM and KFYI-AM from The Broadcast Group, Inc., the disposition of WMVP-AM to ABC, Inc., the disposition of AMFM's outdoor advertising business to Lamar Advertising Company and certain financing transactions as if such transactions had occurred on January 1, 1998 ("1999 AMFM Pro Forma"). Additionally, both the Clear Channel pro forma financial statements and the AMFM pro forma financial statements have been adjusted for the expected divestitures in markets where the combined AMFM and Clear Channel radio stations exceed the number allowed by the FCC. These divestitures have been recorded based upon managements' best estimates as to the expected cash sales proceeds for the stations involved. Certain amounts in the AMFM pro forma financial statements have been reclassified to conform to Clear Channel's presentation.

     The unaudited pro forma combined condensed financial statements should be read in conjunction with the historical financial statements of AMFM and Clear Channel.

     The unaudited pro forma combined condensed financial statements are not necessarily indicative of the actual results of operations or financial position that would have occurred had the merger and the above described acquisitions, dispositions, financing and merger transactions of Clear Channel and AMFM occurred on the dates indicated nor are they necessarily indicative of future operating results or financial position.

                             CLEAR CHANNEL AND AMFM

              UNAUDITED PRO FORMA COMBINED CONDENSED BALANCE SHEET
                           (IN THOUSANDS OF DOLLARS)
                               SEPTEMBER 30, 1999

                                     ASSETS

                                                                                                                    CLEAR CHANNEL
                                                                                                     PRO FORMA        AND AMFM
                                 CLEAR CHANNEL    CLEAR CHANNEL       AMFM            AMFM             MERGER         PRO FORMA
                                  HISTORICAL     DIVESTITURES(1)    PRO FORMA    DIVESTITURES(2)   ADJUSTMENTS(3)      MERGER
                                 -------------   ---------------   -----------   ---------------   --------------   -------------
Current Assets:
  Cash and cash equivalents....   $    82,678       $      --      $    86,512     $        --      $        --      $   169,190
  Accounts receivable, net.....       686,684              --          486,651              --               --        1,173,335
  Other current assets.........       160,345              --          106,742              --               --          267,087
                                  -----------       ---------      -----------     -----------      -----------      -----------
        Total Current Assets...       929,707              --          679,905              --               --        1,609,612
Property, plant & equipment,
  net..........................     2,414,930         (30,581)         467,736         (59,406)              --        2,792,679
Intangible assets:
  Contract valuations..........       746,567              --               --              --               --          746,567
  Licenses and goodwill........    11,810,385        (448,367)      11,023,112      (1,735,177)      13,719,330       34,369,283
  Other intangible assets......        78,919          (9,425)         542,028         (40,456)              --          571,066
                                  -----------       ---------      -----------     -----------      -----------      -----------
                                   12,635,871        (457,792)      11,565,140      (1,775,633)      13,719,330       35,686,916
Less accumulated
  amortization.................      (603,457)         24,968       (1,037,700)        106,713          930,987         (578,489)
                                  -----------       ---------      -----------     -----------      -----------      -----------
                                   12,032,414        (432,824)      10,527,440      (1,668,920)      14,650,317       35,108,427
Other assets:
  Restricted cash..............       113,470              --               --              --               --          113,470
  Notes receivable.............        53,675              --               --              --               --           53,675
  Investments in and advances
    to nonconsolidated
    affiliates.................       353,374              --        1,129,389              --           44,258        1,527,021
  Other assets.................       230,906              --          242,340              --               --          473,246
  Other investments............       313,414              --               --              --               --          313,414
                                  -----------       ---------      -----------     -----------      -----------      -----------
        TOTAL ASSETS...........   $16,441,890       $(463,405)     $13,046,810     $(1,728,326)     $14,694,575      $41,991,544
                                  ===========       =========      ===========     ===========      ===========      ===========

LIABILITIES AND SHAREHOLDERS' EQUITY
Current Liabilities:
  Accounts payable, accrued
    expenses and other current
    liabilities................   $   634,739       $      --      $   389,252     $        --      $        --      $ 1,023,991
  Current portion of long-term
    debt.......................        40,351              --           54,625              --               --           94,976
                                  -----------       ---------      -----------     -----------      -----------      -----------
        Total Current
          Liabilities..........       675,090              --          443,877              --               --        1,118,967
Long-term debt.................     3,917,442        (786,739)       5,825,502      (2,235,231)          85,000        6,805,974
Liquid yield options notes.....       487,093              --               --              --               --          487,093
Deferred income taxes..........     1,238,768          (5,039)       1,734,967        (294,365)       3,249,292        5,923,623
Other long-term liabilities....       171,844              --           51,176              --               --          223,020
Minority interest..............        19,554              --            3,704              --               --           23,258
Redeemable preferred stock.....            --              --          148,542              --               --          148,542
Shareholders' Equity:
  Common stock.................        33,848              --            2,157              --           18,119           54,124
  Additional paid-in capital...     9,239,112              --        5,209,559              --       11,770,760       26,219,431
  Common stock warrants........       253,428              --               --              --               --          253,428
  Retained earnings............       318,950         328,373         (372,674)        801,270         (428,596)         647,323
  Other........................        (4,008)             --               --              --               --           (4,008)
  Unrealized gain on
    investments................        91,481              --               --              --               --           91,481
  Cost of shares held in
    treasury...................          (712)             --               --              --               --             (712)
                                  -----------       ---------      -----------     -----------      -----------      -----------
        Total Shareholders'
          Equity...............     9,932,099         328,373        4,839,042         801,270       11,360,283       27,261,067
                                  -----------       ---------      -----------     -----------      -----------      -----------
        TOTAL LIABILITIES AND
          SHAREHOLDERS'
          EQUITY...............   $16,441,890       $(463,405)     $13,046,810     $(1,728,326)     $14,694,575      $41,991,544
                                  ===========       =========      ===========     ===========      ===========      ===========

                             CLEAR CHANNEL AND AMFM

         UNAUDITED PRO FORMA COMBINED CONDENSED STATEMENT OF OPERATIONS
                (IN THOUSANDS OF DOLLARS, EXCEPT PER SHARE DATA)
                          YEAR ENDED DECEMBER 31, 1998

                                                                                                             CLEAR CHANNEL
                               1998                             1998                          PRO FORMA        AND AMFM
                           CLEAR CHANNEL    CLEAR CHANNEL       AMFM           AMFM             MERGER         PRO FORMA
                             PRO FORMA     DIVESTITURES(4)   PRO FORMA    DIVESTITURES(5)   ADJUSTMENT(6)       MERGER
                           -------------   ---------------   ----------   ---------------   --------------   -------------
Net revenue..............   $2,364,186         $(81,034)     $1,797,024      $(261,426)       $ (16,438)      $3,802,312
Operating expenses.......    1,448,212          (45,924)      1,006,048       (150,038)         (16,438)       2,241,860
Depreciation and
  Amortization...........      643,412          (13,666)        790,946        (76,474)         248,849        1,593,067
Noncash compensation
  expense................           --               --          21,260             --               --           21,260
Merger and nonrecurring
  costs..................           --               --          76,094             --               --           76,094
Corporate expenses.......       66,040               --          61,659             --               --          127,699
                            ----------         --------      ----------      ---------        ---------       ----------
Operating income
  (loss).................      206,522          (21,444)       (158,983)       (34,914)        (248,849)        (257,668)
Interest expense.........      299,719          (39,337)        411,218       (150,878)           4,981          525,703
Gain on disposition of
  assets.................           --               --         123,845             --               --          123,845
Gain on disposition of
  representation
  contracts..............           --               --          32,198             --               --           32,198
Loss on investment in
  limited liability
  companies..............           --               --          28,565             --               --           28,565
Other income (expense) --
  net....................       23,013               --          11,562             --               --           34,575
                            ----------         --------      ----------      ---------        ---------       ----------
Income (loss) before
  income taxes...........      (70,184)          17,893        (431,161)       115,964         (253,830)        (621,318)
Income tax (expense)
  benefit................      (56,029)          (7,635)        112,027        (65,962)          76,647           59,048
Dividends and accretion
  on preferred stock of
  subsidiaries...........           --               --          29,809             --               --           29,809
                            ----------         --------      ----------      ---------        ---------       ----------
Income (loss) before
  equity in earnings
  (loss) of
  nonconsolidated
  affiliates.............     (126,213)          10,258        (348,943)        50,002         (177,183)        (592,079)
Equity in earnings
  (loss) of
  nonconsolidated
  affiliates.............        8,091               --         (82,674)            --           19,228          (55,355)
                            ----------         --------      - --------      ---------        ---------       ----------
Net income (loss)........   $ (118,122)        $ 10,258      $ (431,617)     $  50,002        $(157,955)      $ (647,434)
                            ==========         ========      ==========      =========        =========       ==========
Net income (loss) before
  extraordinary items per
  common share:
  Basic..................   $    (0.39)                                                                       $    (1.27)
                            ==========                                                                        ==========
  Diluted................   $    (0.39)                                                                       $    (1.27)
                            ==========                                                                        ==========

                             CLEAR CHANNEL AND AMFM

         UNAUDITED PRO FORMA COMBINED CONDENSED STATEMENT OF OPERATIONS
                (IN THOUSANDS OF DOLLARS, EXCEPT PER SHARE DATA)
                      NINE MONTHS ENDED SEPTEMBER 30, 1999

                                                                                                                  CLEAR CHANNEL
                                    1999                             1999                          PRO FORMA        AND AMFM
                                CLEAR CHANNEL    CLEAR CHANNEL       AMFM           AMFM             MERGER         PRO FORMA
                                  PRO FORMA     DIVESTITURES(4)   PRO FORMA    DIVESTITURES(5)   ADJUSTMENT(6)       MERGER
                                -------------   ---------------   ----------   ---------------   --------------   -------------
Net revenue...................   $2,062,282         $(81,030)     $1,535,409      $(218,033)       $ (14,278)      $3,284,350
Operating expenses............    1,289,248          (45,482)        849,341       (128,068)         (14,278)       1,950,761
Depreciation and
  amortization................      570,234          (13,232)        637,008        (75,508)         167,553        1,286,055
Noncash compensation
  expense.....................           --               --          26,432             --               --           26,432
Merger and nonrecurring
  costs.......................           --                           61,580             --               --           61,580
Corporate expenses............       51,958               --          51,294             --               --          103,252
                                 ----------         --------      ----------      ---------        ---------       ----------
Operating income (loss).......      150,842          (22,316)        (90,246)       (14,457)        (167,553)        (143,730)
Interest expense..............      173,590          (29,503)        345,281       (113,159)           3,487          379,696
Gain on disposition of
  assets......................           --               --          12,333             --               --           12,333
Gain on disposition of
  representation contracts....           --               --          18,284             --               --           18,284
Other income
  (expense) -- net............       15,711               --           1,096             --               --           16,807
                                 ----------         --------      ----------      ---------        ---------       ----------
Income (loss) before income
  taxes.......................       (7,037)           7,187        (403,814)        98,702         (171,040)        (476,002)
Income tax (expense)
  benefit.....................      (39,551)          (3,470)        104,122        (58,452)          51,661           54,310
Dividends and accretion on
  preferred stock of
  subsidiaries................           --               --          12,709             --               --           12,709
                                 ----------         --------      ----------      ---------        ---------       ----------
Income (loss) before equity in
  earnings (loss) of non-
  consolidated affiliates.....      (46,588)           3,717        (312,401)        40,250         (119,379)        (434,401)
Equity in earnings (loss) of
  nonconsolidated affiliates..        6,742               --         (64,265)            --           14,422          (43,101)
                                 ----------         --------      ----------      ---------        ---------       ----------
Net income (loss).............   $  (39,846)        $  3,717      $( 376,666)     $  40,250        $(104,957)      $ (477,502)
                                 ==========         ========      ==========      =========        =========       ==========
Net income (loss) before
  extraordinary items per
  common share:
  Basic.......................   $    (0.12)                                                                       $    (0.89)
                                 ==========                                                                        ==========
  Diluted.....................   $    (0,12)                                                                       $    (0.89)
                                 ==========                                                                        ==========

                             CLEAR CHANNEL AND AMFM

                     NOTES TO UNAUDITED PRO FORMA COMBINED
                         CONDENSED FINANCIAL STATEMENTS
                (IN THOUSANDS OF DOLLARS, EXCEPT PER SHARE DATA)

     Clear Channel and AMFM unaudited pro forma combined condensed financial statements reflect the merger, accounted for as a purchase, as follows:

AMFM common stock outstanding (in whole shares).............    215,699,046
Share conversion number.....................................           0.94
                                                               ------------
Clear Channel's common stock to be issued in the merger (in
  whole shares).............................................    202,757,103
Estimated value per share (based on the average price
  between September 29, 1999 and October 6, 1999)...........   $    77.3229
                                                               ------------
                                                               $ 15,677,767
Estimated value of common stock options and other equity....      1,322,827
Estimated transaction costs.................................         85,000
                                                               ------------
          Total estimated purchase price....................   $ 17,085,594
                                                               ============

     For purpose of these statements the total estimated purchase price was allocated as follows:

Total estimated purchase price..............................   $ 17,085,594
Plus -- deferred tax liability..............................      3,249,292
Less -- estimated fair value adjustment to investment in and
  advances to nonconsolidated affiliates....................         44,258
Less -- AMFM net assets exchanged in the merger at September
  30, 1999 adjusted for the elimination of existing net
  licenses and goodwill of $8,356,948.......................     (2,716,637)
                                                               ------------
Estimated excess purchase price (allocated to licenses and
  goodwill).................................................   $ 23,007,265
                                                               ============

     The estimated excess purchase price allocated to licenses and goodwill of $23,007,265 will be amortized over a 25 year period using the straight-line method, which will result in annual licenses and goodwill amortization of $920,291.

     Clear Channel and AMFM expect to be required to divest from approximately 100 to 125 radio stations in order to obtain approval to complete this merger from the DOJ and FCC.

     The unaudited pro forma combined condensed balance sheet adjustments do not include an adjustment of AMFM long-term debt outstanding to fair value as the carrying value of the long-term debt approximates fair value.

     Clear Channel may be required to refinance certain outstanding AMFM long-term debt.

     (1) The pro forma adjustments at September 30, 1999 relating to the sale of radio stations Clear Channel anticipates divesting, assuming a total of 125 radio stations in the aggregate will be divested, are as follows:

                                                                     INCREASE
                                                                    (DECREASE)
                                                                    ----------
(a)  Decrease in property, plant and equipment, net of
     accumulated depreciation....................................   $ (30,581)
(b)  Decrease in licenses and goodwill...........................    (448,367)
(c)  Decrease in other intangible assets.........................      (9,425)
(d)  Decrease in accumulated amortization........................     (24,968)
(e)  Decrease in long-term debt resulting from the use of net
     proceeds....................................................    (786,739)
(f)  Decrease in deferred income taxes...........................      (5,039)
(g)  Increase in retained earnings resulting from the gain on the
     sale of stations, net of tax at an assumed rate of 40%......     328,373

                             CLEAR CHANNEL AND AMFM

                     NOTES TO UNAUDITED PRO FORMA COMBINED
                 CONDENSED FINANCIAL STATEMENTS -- (CONTINUED)

     (2) The pro forma adjustments at September 30, 1999 relating to the sale of radio stations AMFM anticipates divesting, assuming a total of 125 radio stations in the aggregate will be divested, are as follows:

                                                                     INCREASE
                                                                    (DECREASE)
                                                                    -----------
(h)  Decrease in property, plant and equipment, net of
     accumulated depreciation....................................   $   (59,406)
(i)  Decrease in licenses and goodwill...........................    (1,735,177)
(j)  Decrease in other intangible assets.........................       (40,456)
(k)  Decrease in accumulated amortization........................      (106,713)
(l)  Decrease in long-term debt resulting from the use of net
     proceeds....................................................    (2,235,231)
(m)  Decrease in deferred income taxes...........................      (294,365)
(n)  Increase in retained earnings resulting from the gain on the sale of stations, net of tax at AMFM's assumed tax rate of
     39%.........................................................       801,270

     (3) The pro forma merger adjustments at September 30, 1999 are as follows:

                                                                     INCREASE
                                                                    (DECREASE)
                                                                    -----------
(o)  Increase in goodwill and licenses equal to the excess
     purchase price of the merger................................   $13,719,330
(p)  Decrease in accumulated amortization resulting from the elimination of AMFM's existing accumulated amortization on
     goodwill....................................................      (930,987)
(q)  Increase in investment in and advances to, nonconsolidated affiliates due to the mark-up to fair value of AMFM's
     investments.................................................        44,258
(r)  Increase in long-term debt resulting from estimated merger
     expenses....................................................        85,000
(s)  Increase in deferred income tax due to fair value write-up
     of FCC licenses.............................................     3,249,292
(t)  Increase in common stock to account for Clear Channel common
     stock given in the merger at $0.10 par value................        18,119
(u)  Increase in additional paid-in capital to account for Clear
     Channel common stock given in the merger at $77.3229 per
     share less $0.10 par value ($15,657,492) plus the value of
     AMFM stock options included in the merger ($1,316,229) less
     AMFM's pro forma additional paid-in capital balance
     ($5,202,961)................................................    11,770,760
(v)  Decrease in retained earnings to eliminate AMFM's existing
     retained earnings balance...................................      (428,596)

     (4) The pro forma adjustments for the nine months ended September 30, 1999 and the year ended December 31, 1998 relating to the sale of radio stations Clear Channel anticipates divesting, assuming a total of 125 radio stations will be divested, are as follows:

                                                                 INCREASE (DECREASE)
                                                                      TO INCOME
                                                             ----------------------------
                                                             DECEMBER 31,   SEPTEMBER 30,
                                                                 1998           1999
                                                             ------------   -------------
(w)  Decrease in revenue..................................     $(81,034)      $(81,030)
(x)  Decrease in operating expenses.......................       45,924         45,482
(y)  Decrease in depreciation and amortization............       13,666         13,232
(z)  Decrease in interest expense associated with the
     reduction of long-term debt resulting from the use of
     net proceeds.........................................       39,337         29,503
(aa) Increase in income tax expense associated with the
     tax effect of adjustments (w) through (z) at Clear
     Channel's assumed tax rate of 40%....................       (7,635)        (3,470)

                             CLEAR CHANNEL AND AMFM

                     NOTES TO UNAUDITED PRO FORMA COMBINED
                 CONDENSED FINANCIAL STATEMENTS -- (CONTINUED)

     (5) The pro forma adjustments for the nine months ended September 30, 1999 and the year ended December 31, 1998 relating to the sale of radio stations AMFM anticipates divesting, assuming a total of 125 radio stations will be divested, are as follows:

                                                                INCREASE (DECREASE)
                                                                     TO INCOME
                                                            ----------------------------
                                                            DECEMBER 31,   SEPTEMBER 30,
                                                                1998           1999
                                                            ------------   -------------
(ab)  Decrease in revenue................................    $(261,426)      $(218,033)
(ac)  Decrease in operating expenses.....................      150,038         128,068
(ad)  Decrease in depreciation and amortization..........       76,474          75,508
(ae)  Decrease in interest expense associated with the
      reduction of long-term debt resulting from the use
      of net proceeds....................................      150,878         113,159
(af)  Increase in income tax expense associated with the
      tax effect of adjustments (ab) through (ae) at
      AMFM's assumed tax rate of 39%.....................      (65,962)        (58,452)

     (6) The pro forma merger adjustment for the nine months ended September 30, 1999 and the year ended December 31, 1998 are as follows:

                                                                INCREASE (DECREASE)
                                                                     TO INCOME
                                                            ----------------------------
                                                            DECEMBER 31,   SEPTEMBER 30,
                                                                1998           1999
                                                            ------------   -------------
(ag)  Decrease in revenue due to the elimination of
      services AMFM provided to Clear Channel and
      services Clear Channel provided to AMFM............    $ (16,438)      $ (14,278)
(ah)  Decrease in operating expense due to the
      elimination of services AMFM provided to Clear
      Channel and services Clear Channel provided to
      AMFM...............................................       16,438          14,278
(ai)  Increase in amortization expense resulting from the
      additional goodwill created by the merger and a
      change in the life of goodwill amortization from 15
      years (AMFM's policy) to 25 years (Clear Channel's
      policy). This amortization expense results in a
      permanent difference and will not be deductible for
      federal income tax purposes........................     (248,849)       (167,553)
(aj)  Increase in interest expense associated with the
      increased long-term debt resulting from the
      estimated merger expenses of $85,000...............       (4,981)         (3,487)
(ak)  Decrease in income tax expense associated with the
      tax effect of the adjustments in note (ai) and (aj)
      at Clear Channel's assumed tax rate of 40%.........       76,647          51,661
(al)  Increase in equity in net income of nonconsolidated
      affiliates caused by changing the life of excess
      cost amortization from 15 years (AMFM's policy) to
      25 years (Clear Channel's policy). This increase is
      partially offset by the markup of excess cost to
      fair value.........................................       19,228          14,422

                             CLEAR CHANNEL AND AMFM

                     NOTES TO UNAUDITED PRO FORMA COMBINED
                 CONDENSED FINANCIAL STATEMENTS -- (CONTINUED)

     Pro forma basic and diluted share information is as follows:

                                                                     (IN THOUSANDS)
                                                              ----------------------------
                                                              DECEMBER 31,   SEPTEMBER 30,
                                                                  1998           1999
                                                              ------------   -------------
Basic
  Clear Channel pro forma weighted average shares
     outstanding............................................    306,423         331,609
  AMFM pro forma weighted average shares outstanding........    209,592         215,003
  Decrease weighted average common stock outstanding to
     account for Clear Channel's common stock given in the
     merger at the share conversion number of 0.94..........     (6,835)        (12,246)
                                                                -------         -------
  Clear Channel and AMFM Pro Forma Merger...................    509,180         534,366
                                                                =======         =======
Diluted
  Clear Channel pro forma weighted average shares
     outstanding............................................    324,319         359,572
  AMFM pro forma weighted average shares outstanding........    216,662         221,704
  Decrease weighted average common stock outstanding to
     account for Clear Channel common stock given in the
     merger and to account for the dilution effect of AMFM's
     common stock warrants, employee stock options and other
     dilutive shares have on the Company at the share
     conversion number of 0.94..............................     (7,864)        (12,651)
                                                                -------         -------
  Clear Channel and AMFM Pro Forma Merger...................    533,117         568,625
                                                                =======         =======

                                 CLEAR CHANNEL

              UNAUDITED PRO FORMA COMBINED CONDENSED CONSOLIDATED
                            STATEMENT OF OPERATIONS
                (IN THOUSANDS OF DOLLARS, EXCEPT PER SHARE DATA)
                          YEAR ENDED DECEMBER 31, 1998

                                                                                                                  HISTORICAL
                                                                                                                  NATIONWIDE
                                                                                                                  SIX MONTHS
                                CLEAR                                                                               ENDED
                               CHANNEL     UNIVERSAL      PRO FORMA        MORE        PRO FORMA       JACOR       JUNE 30,
                              HISTORICAL   HISTORICAL   ADJUSTMENT(1)   HISTORICAL   ADJUSTMENT(2)   HISTORICAL      1998
                              ----------   ----------   -------------   ----------   -------------   ----------   ----------
Net revenue.................  $1,350,940    $55,292        $    --       $144,674      $     --       $754,468     $50,171
Operating expenses..........     767,265     30,826             --        110,827            --        497,861      39,623
Depreciation and
  amortization..............     304,972     15,517          7,720         15,699        11,565        120,392       5,044
Noncash compensation
  expense...................          --        106           (106)         3,476        (3,476)            --          --
Corporate expenses..........      37,825      1,414             --          5,711            --         19,684       1,406
                              ----------    -------        -------       --------      --------       --------     -------
Operating income (loss).....     240,878      7,429         (7,614)         8,961        (8,089)       116,531       4,098
Interest expense............     135,766     13,159             --          3,715        22,352        107,295        (452)
Other income
  (expense) -- net..........      12,810        (23)            --         (9,576)           --         19,806          (4)
                              ----------    -------        -------       --------      --------       --------     -------
Income (loss) before income
  taxes.....................     117,922     (5,753)        (7,614)        (4,330)      (30,441)        29,042       4,546
Income tax (expense)
  benefit...................     (72,353)        --             --         (3,301)        6,728        (28,100)     (1,546)
                              ----------    -------        -------       --------      --------       --------     -------
Income (loss) before equity
  in earnings (loss) of
  nonconsolidated
  affiliates................      45,569     (5,753)        (7,614)        (7,631)      (23,713)           942       3,000
Equity in earnings (loss) of
  non-consolidated
  affiliates................       8,462         --             --           (371)           --             --          --
                              ----------    -------        -------       --------      --------       --------     -------
Net income (loss)...........  $   54,031    $(5,753)       $(7,614)      $ (8,002)     $(23,713)      $    942     $ 3,000
                              ==========    =======        =======       ========      ========       ========     =======
Net income (loss) per common
  share:
  Basic.....................  $     0.23
                              ==========
  Diluted...................  $     0.22
                              ==========


                                                                                    1998
                                NATIONWIDE      ACQUISITION       PRO FORMA        CLEAR
                                PRO FORMA        PRO FORMA          MERGER        CHANNEL
                              ADJUSTMENTS(3)   ADJUSTMENTS(3)   ADJUSTMENT(4)    PRO FORMA
                              --------------   --------------   --------------   ----------
Net revenue.................      $  --           $  8,641(k)     $      --      $2,364,186
Operating expenses..........       (738)(g)          2,548(k)(l)         --       1,448,212
Depreciation and
  amortization..............        299(g)           4,565(h)       157,639         643,412
Noncash compensation
  expense...................         --                 --               --              --
Corporate expenses..........         --                 --               --          66,040
                                  -----           --------        ---------      ----------
Operating income (loss).....        439              1,528         (157,639)        206,522
Interest expense............         --             14,954(i)         2,930         299,719
Other income
  (expense) -- net..........         --                 --               --          23,013
                                  -----           --------        ---------      ----------
Income (loss) before income
  taxes.....................        439            (13,426)        (160,569)        (70,184)
Income tax (expense)
  benefit...................         --              5,371(i)        37,172         (56,029)
                                  -----           --------        ---------      ----------
Income (loss) before equity
  in earnings (loss) of
  nonconsolidated
  affiliates................        439             (8,055)        (123,397)       (126,213)
Equity in earnings (loss) of
  non-consolidated
  affiliates................         --                 --               --           8,091
                                  -----           --------        ---------      ----------
Net income (loss)...........      $ 439           $ (8,055)       $(123,397)     $ (118,122)
                                  =====           ========        =========      ==========
Net income (loss) per common
  share:
  Basic.....................                                                     $    (0.39)
                                                                                 ==========
  Diluted...................                                                     $    (0.39)
                                                                                 ==========

                                 CLEAR CHANNEL

              UNAUDITED PRO FORMA COMBINED CONDENSED CONSOLIDATED
                            STATEMENT OF OPERATIONS
                (IN THOUSANDS OF DOLLARS, EXCEPT PER SHARE DATA)
                      NINE MONTHS ENDED SEPTEMBER 30, 1999

                                                                JACOR                          1999
                                                  CLEAR       HISTORICAL                      CLEAR
                                                 CHANNEL      1/1 TO 5/4      PRO FORMA      CHANNEL
                                                HISTORICAL       1999       ADJUSTMENT(4)   PRO FORMA
                                                ----------   ------------   -------------   ----------
Net revenue...................................  $1,790,635     $271,647       $      --     $2,062,282
Operating expenses............................   1,097,171      192,077              --      1,289,248
Depreciation and amortization.................     473,654       46,951          49,629        570,234
Corporate expenses............................      44,585        7,373              --         51,958
                                                ----------     --------       ---------     ----------
Operating income (loss).......................     175,225       25,246         (49,629)       150,842
Interest expense..............................     132,932       39,731             927        173,590
Gain on disposition of assets.................     136,925      130,385        (267,310)            --
Other income (expense) -- net.................      15,874         (163)             --         15,711
                                                ----------     --------       ---------     ----------
Income (loss) before income taxes.............     195,092      115,737        (317,866)        (7,037)
Income tax (expense) benefit..................    (106,546)     (52,300)        119,295        (39,551)
                                                ----------     --------       ---------     ----------
Income (loss) before equity in earnings of
  non-consolidated affiliates.................      88,546       63,437        (198,571)       (46,588)
Equity in earnings of non-consolidated
  affiliates..................................       6,742           --              --          6,742
                                                ----------     --------       ---------     ----------
Net income (loss).............................  $   95,288     $ 63,437       $(198,571)    $  (39,846)
                                                ==========     ========       =========     ==========
Net income (loss) per common share:
  Basic.......................................  $     0.31                                  $    (0.12)
                                                ==========                                  ==========
  Diluted.....................................  $     0.31                                  $    (0.12)
                                                ==========                                  ==========

                                 CLEAR CHANNEL

                     NOTES TO UNAUDITED PRO FORMA COMBINED
                         CONDENSED FINANCIAL STATEMENTS
                           (IN THOUSANDS OF DOLLARS)

UNIVERSAL MERGER

     (1) The pro forma merger adjustments for the year ended December 31, 1998 are as follows:

                                                                    INCREASE
                                                                   (DECREASE)
                                                                   IN INCOME
                                                                   ----------
(a) Increase in amortization expense resulting from the
    additional goodwill created by the merger...................    $ (7,720)
(b) Decrease in noncash compensation to reverse the effect of
    Financial Accounting Standards Board Statement No. 123 ("FAS
    123") from the statement of operations as the Company
    elected to follow Accounting Principles Board Opinion Number
    25("APB 25") for earnings presentation and implemented FAS
    123 for footnote disclosure only............................         106

MORE ACQUISITION

     (2) More is headquartered in London. Accordingly, More's financial statements are reported in British Pounds. The statement of operations was translated into US Dollars using the average exchange rate for the period and the balance sheet was translated into US Dollars using the exchange rate at the end of the period. The pro forma adjustments for the year ended December 31, 1998 are as follows:

                                                                    INCREASE
                                                                   (DECREASE)
                                                                   IN INCOME
                                                                   ----------
(c) Increase in amortization expense resulting from the
    additional goodwill created by the acquisition..............    $(11,565)
(d) Decrease in noncash compensation to reverse the effect of
    FAS 123 from the statement of operations as Clear Channel
    elected to follow APB 25 for earnings presentation and
    implemented FAS 123 for footnote disclosure only............       3,476
(e) Increase in interest expense due to financing the
    acquisition price of More at Clear Channel's average
    interest rate of 5.78% for 1998.............................     (22,352)
(f) The tax effect of adjustment (d) at the 1998 UK statutory rate of 31.5% offset by the tax benefit of adjustment (e) at
    Clear Channel's federal U.S. tax rate in 1998 of 35%........       6,728

JACOR MERGER

     The Jacor acquisition pro forma adjustments exclude the effect of any divestiture of stations, which were required for regulatory approval, as Clear Channel intends the funds received from any divestiture to be reinvested in acquisitions of similar stations in other markets.

     (3) The pro forma acquisition adjustments for the year ended December 31, 1998 are as follows:

(g) The adjustments for the six months ended June 30, 1998 represent the elimination of time brokerage agreement fees and additional depreciation and amortization expenses resulting from the allocation of Nationwide's purchase price of KXGL in San Diego.

(h) The adjustment reflects the additional depreciation and amortization expense resulting from the allocation of Jacor's purchase price to the assets acquired including an increase in property and equipment and identifiable intangible assets to their estimated fair market values.

(i) The adjustment reflects additional interest expense related to additional borrowings under Jacor's credit facility, its 8% Notes and its 4 3/4% Liquid Yield Option Notes offering completed during February of 1998 to finance, in part, the acquisition of Nationwide.

                                 CLEAR CHANNEL

                     NOTES TO UNAUDITED PRO FORMA COMBINED
                 CONDENSED FINANCIAL STATEMENTS -- (CONTINUED)

(j) To provide for the tax effect of pro forma adjustments using an assumed rate of 40%.

(k) Additional revenues and expenses related to Nationwide Stations from July 1, 1998 to the date of acquisition consummation, net of elimination of the results for the divestiture of two San Diego stations.

(l) Jacor experienced and Clear Channel anticipates continuing to experience significant expense savings, which are not reflected in the pro forma statements of operations, resulting from the elimination of redundant broadcast operating expenses arising from the operation of multiple stations in broadcast areas, changes in benefit plan and compensation structures to conform with Jacor's and the elimination of Nationwide's corporate office function.

                                                                     YEAR ENDED
                                                                    DECEMBER 31,
                                                                        1998
                                                                    ------------
                ESTIMATED EXPENSE SAVINGS
                  Corporate general and administrative...........      $1,406
                  Benefit plan expenses..........................       1,741
                  Commissions....................................         413
                  Promotion and programming......................       1,527
                  Personnel reductions...........................       1,955
                  Other..........................................         732
                                                                       ------
                          Total..................................       7,774
                  Income taxes...................................       3,110
                                                                       ------
                          Total, net of taxes....................      $4,664
                                                                       ======

     (4) The pro forma merger adjustment for the nine months ended September 30, 1999 and the year ended December 31, 1998 are as follows:

                                                         INCREASE (DECREASE)
                                                              TO INCOME
                                                     ----------------------------
                                                     DECEMBER 31,   SEPTEMBER 30,
                                                         1998           1999
                                                     ------------   -------------
(m)  Increase in amortization expense resulting
     from the additional goodwill created by the
     merger and a change in the life of goodwill
     amortization from 40 years (Jacor's policy)
     to 25 years (Clear Channel's policy). This
     amortization expense results in a permanent
     difference and will not be deductible for
     federal income tax purposes..................    $(157,639)      $ (49,629)
(n)  Increase in interest expense associated with
     the increased long-term debt resulting from
     the estimated merger expenses of $50,000.....       (2,930)           (927)
(o)  Decrease in gain on disposition of assets as
     this gain is associated directly with the
     merger of Jacor and is a non-recurring
     item.........................................           --        (267,310)
(p)  Decrease in income tax expense associated
     with the tax effect of adjustments (n), (o),
     and (p) at Clear Channel's assumed tax rate
     of 40%.......................................       37,172         119,295

                                   AMFM INC.

              UNAUDITED PRO FORMA COMBINED CONDENSED BALANCE SHEET
                             AT SEPTEMBER 30, 1999
                           (IN THOUSANDS OF DOLLARS)

                                                           AMFM
                                                        HISTORICAL     PRO FORMA        AMFM
                                                        AT 9/30/99    ADJUSTMENTS     PRO FORMA
                                                        -----------   -----------    -----------
ASSETS

Current assets:
  Cash and cash equivalents...........................  $    86,512    $      --     $    86,512
  Accounts receivable, net............................      486,651           --         486,651
  Other current assets................................      106,742           --         106,742
                                                        -----------    ---------     -----------
          Total current assets........................      679,905           --         679,905
Property and equipment, net...........................      467,736           --         467,736
Intangible assets:
  Licenses and goodwill...............................   11,023,112           --      11,023,112
  Other intangible assets.............................      542,028           --         542,028
                                                        -----------    ---------     -----------
                                                         11,565,140           --      11,565,140
  Less accumulated amortization.......................   (1,037,700)          --      (1,037,700)
                                                        -----------    ---------     -----------
                                                         10,527,440           --      10,527,440
Other assets:
  Investment in nonconsolidated affiliates............    1,129,389           --       1,129,389
  Other assets........................................      242,340           --         242,340
                                                        -----------    ---------     -----------
          TOTAL ASSETS................................  $13,046,810    $      --     $13,046,810
                                                        ===========    =========     ===========
LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable and accrued expenses.................  $   389,252    $      --     $   389,252
Current portion of long-term debt.....................       54,625           --          54,625
                                                        -----------    ---------     -----------
          Total current liabilities...................      443,877           --         443,877
Long-term debt, excluding current portion.............    5,645,670      169,281(1)    5,825,502
                                                                          10,551(2)
Deferred tax liabilities..............................    1,740,476       (3,693)(2)   1,734,967
                                                                          (1,816)(3)
Other liabilities.....................................       51,176           --          51,176
Minority interest.....................................        3,704           --           3,704
Redeemable preferred stock............................      317,823     (169,281)(1)     148,542
Stockholders' equity:
  Preferred stock.....................................      110,000     (110,000)(4)          --
  Common stock........................................        2,096           61(4)        2,157
  Additional paid-in capital..........................    5,094,432        5,188(3)    5,209,559
                                                                         109,939(4)
  Accumulated deficit.................................     (362,444)      (6,858)(2)    (372,674)
                                                                          (3,372)(3)
                                                        -----------    ---------     -----------
          Total stockholders' equity..................    4,844,084       (5,042)      4,839,042
                                                        -----------    ---------     -----------
          TOTAL LIABILITIES AND STOCKHOLDERS'
            EQUITY....................................  $13,046,810    $      --     $13,046,810
                                                        ===========    =========     ===========

      See accompanying notes to Unaudited Pro Forma Financial Information

                                   AMFM INC.

         UNAUDITED PRO FORMA COMBINED CONDENSED STATEMENT OF OPERATIONS
                        THE YEAR ENDED DECEMBER 31, 1998
                     (IN THOUSANDS, EXCEPT PER SHARE DATA)

                                                                                         CAPSTAR AS       PRO FORMA
                                                                      PRO FORMA         ADJUSTED FOR     ADJUSTMENTS
                                                       LAMAR       ADJUSTMENTS FOR     THE COMPLETED       FOR THE
                                       AMFM         TRANSACTION       THE LAMAR           CAPSTAR          CAPSTAR
                                   HISTORICAL(5)   HISTORICAL(6)     TRANSACTION      TRANSACTIONS(11)     MERGER
                                   -------------   -------------   ---------------    ----------------   -----------
Net revenues.....................   $1,273,856       $(47,605)        $      --          $ 626,620        $ (56,261)(12)
Operating expenses excluding
  depreciation and
  amortization...................      682,061        (23,505)               --            359,014           (4,400)(12)
Depreciation and amortization....      446,338        (25,990)               --            133,223          (49,425)(12)
                                                                                                            281,630(13)
Corporate general and
  administrative.................       36,722         (1,981)               --             26,918               --
Noncash compensation expense.....           --             --                --             21,260               --
Merger and non-recurring costs...       63,661             --                --             20,433           (8,000)(14)
                                    ----------       --------         ---------          ---------        ---------
Operating income (loss)..........       45,074          3,871                --             65,772         (276,066)
Interest expense.................      217,136           (105)           45,819(7)         180,342          (10,600)(12)
                                                                                                              4,018(15)
Interest income..................      (15,650)            --                --             (3,775)          10,600(12)
Gain on disposition of assets....     (123,845)            --                --                 --               --
Gain on disposition of
  representation contracts.......      (32,198)            --                --                 --               --
Loss on investment in limited
  liability companies............           --             --                --             28,565               --
Other (income) expense...........       (3,221)           156                --                328               --
                                    ----------       --------         ---------          ---------        ---------
Income (loss) before income
  taxes..........................        2,852          3,820           (45,819)          (139,688)        (280,084)
Income tax expense (benefit).....       33,751           (345)          (16,037)(9)        (41,083)         (98,029)(16)
Dividends and accretion on
  preferred stock of
  subsidiaries...................       17,601             --                --             25,586               --
                                    ----------       --------         ---------          ---------        ---------
Income (loss) before equity in
  net loss of nonconsolidated
  affiliates.....................      (48,500)         4,165           (29,782)          (124,191)        (182,055)
Equity in net loss of
  nonconsolidated affiliates.....           --             --           (82,674)(10)            --               --
                                    ----------       --------         ---------          ---------        ---------
Net income (loss)................      (48,500)         4,165          (112,456)          (124,191)        (182,055)
Preferred stock dividends........       25,670             --                --                 --               --
                                    ----------       --------         ---------          ---------        ---------
Income (loss) attributable to
  common stockholders............   $  (74,170)      $  4,165         $(112,456)         $(124,191)       $(182,055)
                                    ==========       ========         =========          =========        =========
Basic and diluted loss per common
  share..........................   $    (0.54)
                                    ==========
Weighted average common shares
  outstanding(22)................      137,979                                                               53,554
                                    ==========                                                            =========

                                       PRO FORMA
                                      ADJUSTMENTS
                                        FOR THE           OTHER            1998
                                    OTHER COMPLETED     PRO FORMA          AMFM
                                   TRANSACTIONS(17)    ADJUSTMENTS      PRO FORMA
                                   -----------------   -----------      ----------
Net revenues.....................       $   414         $     --        $1,797,024
Operating expenses excluding
  depreciation and
  amortization...................        (7,122)              --         1,006,048
Depreciation and amortization....         5,170               --           790,946
Corporate general and
  administrative.................            --               --            61,659
Noncash compensation expense.....            --               --            21,260
Merger and non-recurring costs...            --               --            76,094
                                        -------         --------        ----------
Operating income (loss)..........         2,366               --          (158,983)
Interest expense.................         4,830          (30,222)(18)      411,218
Interest income..................            --               --            (8,825)
Gain on disposition of assets....            --               --          (123,845)
Gain on disposition of
  representation contracts.......            --               --           (32,198)
Loss on investment in limited
  liability companies............            --               --            28,565
Other (income) expense...........            --               --            (2,737)
                                        -------         --------        ----------
Income (loss) before income
  taxes..........................        (2,464)          30,222          (431,161)
Income tax expense (benefit).....          (862)          10,578(19)      (112,027)
Dividends and accretion on
  preferred stock of
  subsidiaries...................            --          (13,378)(20)       29,809
                                        -------         --------        ----------
Income (loss) before equity in
  net loss of nonconsolidated
  affiliates.....................        (1,602)          33,022          (348,943)
Equity in net loss of
  nonconsolidated affiliates.....            --               --           (82,674)
                                        -------         --------        ----------
Net income (loss)................        (1,602)          33,022          (431,617)
Preferred stock dividends........            --          (25,670)(21)           --
                                        -------         --------        ----------
Income (loss) attributable to
  common stockholders............       $(1,602)        $ 58,692        $ (431,617)
                                        =======         ========        ==========
Basic and diluted loss per common
  share..........................                                       $    (2.06)
                                                                        ==========
Weighted average common shares
  outstanding(22)................                         18,059           209,592
                                                        ========        ==========

      See accompanying notes to Unaudited Pro Forma Financial Information

                                   AMFM INC.

         UNAUDITED PRO FORMA COMBINED CONDENSED STATEMENT OF OPERATIONS
                    THE NINE MONTHS ENDED SEPTEMBER 30, 1999
                     (IN THOUSANDS, EXCEPT PER SHARE DATA)

                                                                PRO FORMA        CAPSTAR AS       PRO FORMA        PRO FORMA
                                                               ADJUSTMENTS      ADJUSTED FOR     ADJUSTMENTS      ADJUSTMENTS
                                                   LAMAR         FOR THE       THE COMPLETED       FOR THE          FOR THE
                                   AMFM         TRANSACTION       LAMAR           CAPSTAR          CAPSTAR      OTHER COMPLETED
                               HISTORICAL(5)   HISTORICAL(6)   TRANSACTION    TRANSACTIONS(11)     MERGER       TRANSACTIONS(17)
                               -------------   -------------   -----------    ----------------   -----------    ----------------
Net revenues.................   $1,376,848       $(156,627)     $      --        $ 347,290        $ (31,397)(12)     $  (705)
Operating expenses excluding
  depreciation and
  amortization...............      731,260         (84,583)            --          207,001           (4,221)(12)        (116)
Depreciation and
  amortization...............      529,725         (94,062)            --           78,338          (26,832)(12)       2,839
                                                                                                    147,000(13)
Corporate general and
  administrative.............       44,103          (6,835)            --           14,026               --              --
Noncash compensation
  expense....................        6,148              --             --           20,284               --              --
Merger and non-recurring
  costs......................       59,956          (2,154)            --           51,288          (47,510)(14)          --
                                ----------       ---------      ---------        ---------        ---------         -------
Operating income (loss)......        5,656          31,007             --          (23,647)         (99,834)         (3,428)
Interest expense.............      306,695            (171)       (35,874)(7)       90,075           (9,650)(12)       2,717
                                                                                                      1,464(15)
Interest income..............      (10,490)             --             --             (302)           9,650(12)          --
Gain on disposition of
  assets.....................     (221,356)           (947)       209,970(8)            --               --              --
Gain on disposition of
  representation contracts...      (18,284)             --             --               --               --              --
Other (income) expense.......           --              --             --               46               --              --
                                ----------       ---------      ---------        ---------        ---------         -------
Income (loss) before income
  taxes......................      (50,909)         32,125       (174,096)        (113,466)        (101,298)         (6,145)
Income tax expense
  (benefit)..................        8,818           8,867        (60,934)(9)      (26,759)         (35,454)(16)      (2,151)
Dividends and accretion on
  preferred stock of
  subsidiaries...............        7,940              --             --           17,390               --              --
                                ----------       ---------      ---------        ---------        ---------         -------
Income (loss) before equity
  in net loss of
  nonconsolidated
  affiliates.................      (67,667)         23,258       (113,162)        (104,097)         (65,844)         (3,994)
Equity in net loss of
  nonconsolidated
  affiliates.................       (2,085)             --        (59,736)(10)       (2,444)             --              --
                                ----------       ---------      ---------        ---------        ---------         -------
Net income (loss)............      (69,752)         23,258       (172,898)        (106,541)         (65,844)         (3,994)
Preferred stock dividends....       14,011              --             --               --               --              --
                                ----------       ---------      ---------        ---------        ---------         -------
Income (loss) attributable to
  common stockholders........   $  (83,763)      $  23,258      $(172,898)       $(106,541)       $ (65,844)        $(3,994)
                                ==========       =========      =========        =========        =========         =======
Basic and diluted loss per
  common share...............   $    (0.52)
                                ==========
Weighted average common
  shares outstanding(22).....      160,511                                                           38,057
                                ==========                                                        =========


                                  OTHER            1999
                                PRO FORMA          AMFM
                               ADJUSTMENTS      PRO FORMA
                               -----------      ----------
Net revenues.................   $     --        $1,535,409
Operating expenses excluding
  depreciation and
  amortization...............         --           849,341
Depreciation and
  amortization...............         --           637,008
Corporate general and
  administrative.............         --            51,294
Noncash compensation
  expense....................         --            26,432
Merger and non-recurring
  costs......................         --            61,580
                                --------        ----------
Operating income (loss)......         --           (90,246)
Interest expense.............     (9,975)(18)      345,281
Interest income..............         --            (1,142)
Gain on disposition of
  assets.....................         --           (12,333)
Gain on disposition of
  representation contracts...         --           (18,284)
Other (income) expense.......         --                46
                                --------        ----------
Income (loss) before income
  taxes......................      9,975          (403,814)
Income tax expense
  (benefit)..................      3,491(19)      (104,122)
Dividends and accretion on
  preferred stock of
  subsidiaries...............    (12,621)(20)       12,709
                                --------        ----------
Income (loss) before equity
  in net loss of
  nonconsolidated
  affiliates.................     19,105          (312,401)
Equity in net loss of
  nonconsolidated
  affiliates.................         --           (64,265)
                                --------        ----------
Net income (loss)............     19,105          (376,666)
Preferred stock dividends....    (14,011)(21)           --
                                --------        ----------
Income (loss) attributable to
  common stockholders........   $ 33,116        $ (376,666)
                                ========        ==========
Basic and diluted loss per
  common share...............                   $    (1.75)
                                                ==========
Weighted average common
  shares outstanding(22).....     16,435           215,003
                                ========        ==========

      See accompanying notes to Unaudited Pro Forma Financial Information

                     NOTES TO UNAUDITED PRO FORMA COMBINED
                        CONDENSED FINANCIAL INFORMATION
                           (IN THOUSANDS OF DOLLARS)

ADJUSTMENTS TO THE UNAUDITED PRO FORMA COMBINED CONDENSED BALANCE SHEET

     (1) Reflects the exchange of Capstar Communications' 12 5/8% Series E Cumulative Exchangeable Preferred Stock for 12 5/8% Senior Subordinated Exchange Debentures due 2006 expected to be completed on November 23, 1999.

     (2) Reflects the purchase of $293,641 of aggregate principal amount of Capstar Communications' 10 3/4% Senior Subordinated Notes due 2006 and estimated fees and expenses pursuant to a tender offer which was completed on November 12, 1999, funded with borrowings under the credit agreement. The adjustment to accumulated deficit represents the related extraordinary loss on the early extinguishment of debt of $10,551, net of a tax benefit of $3,693.

     (3) Reflects the adjustment to record estimated stock option compensation expense relating to certain executive stock options of $5,188, net of a tax benefit of $1,816, recognized ratably using the five-year vesting period from the date of grant through September 30, 1999. These options will become exercisable upon the Clear Channel merger, subject to the vesting terms.

     (4) Reflects the conversion of AMFM's 7% Convertible Preferred Stock to AMFM common stock expected to be completed during the first quarter of 2000.

ADJUSTMENTS TO THE UNAUDITED PRO FORMA COMBINED CONDENSED STATEMENTS OF
OPERATIONS

     (5) AMFM began operating KKFR-FM and KFYI-AM in Phoenix under a time brokerage agreement effective November 5, 1998. Therefore, the results of operations of KKFR-FM and KFYI-AM are included in AMFM's historical operations subsequent to this date during 1998 and for the nine months ended September 30, 1999.

         AMFM entered into a time brokerage agreement to sell substantially all of the broadcast time of WMVP-AM in Chicago effective September 10, 1998. Therefore, substantially all of the results of operations of WMVP-AM are excluded from AMFM's historical operations subsequent to this date during 1998 and for the nine months ended September 30, 1999.

     (6) On September 15, 1999, AMFM consummated the sale of its outdoor advertising business to Lamar in exchange for net proceeds of $680,000 in cash, subject to a working capital adjustment, and 26,227,273 shares of Lamar's class A common stock. This adjustment removes the historical results of operations of AMFM's outdoor advertising business.

     (7) Reflects the increase in interest expense of $45,819 for the year ended December 31, 1998 and the net decrease in interest expense of $35,874 for the nine months ended September 30, 1999 in connection with the additional bank borrowings related to the outdoor advertising acquisitions completed during 1998 and 1999 and the paydown of debt resulting from the net proceeds of $680,000 received from Lamar.

     (8) Reflects the elimination of the nonrecurring gain of $209,970 incurred in connection with AMFM's sale of its outdoor advertising business.

     (9) Reflects the tax effect of the pro forma adjustments.

                     NOTES TO UNAUDITED PRO FORMA COMBINED
                 CONDENSED FINANCIAL INFORMATION -- (CONTINUED)

     (10) The adjustment to reflect AMFM's 30% equity interest in Lamar and amortization of the investment basis in excess of underlying equity in the net assets of Lamar over an estimated life of 15 years is as follows:

                                                                             NINE MONTHS
                                                         YEAR ENDED             ENDED
                                                      DECEMBER 31, 1998   SEPTEMBER 30, 1999
                                                      -----------------   ------------------
Lamar historical net loss applicable to common
stock...............................................      $ (12,255)           $(19,533)
Pro forma adjustments for significant acquisitions
  completed by Lamar during 1998....................        (19,640)                 --
Pro forma adjustments to reflect the acquisition by
  Lamar of AMFM's outdoor business..................        (69,104)            (49,383)
                                                          ---------            --------
Lamar pro forma net loss applicable to common
  stockholders......................................       (100,999)            (68,916)
AMFM equity interest................................             30%                 30%
                                                          ---------            --------
Equity in pro forma net loss of Lamar...............        (30,300)            (20,675)
Less historical equity in net loss of Lamar.........             --                (219)
                                                          ---------            --------
Pro forma adjustment for equity in net loss of
  Lamar.............................................        (30,300)            (20,456)
Amortization of investment basis in excess of
  underlying equity in the net assets of Lamar......        (52,374)            (39,280)
                                                          ---------            --------
          Total equity in net loss of affiliate.....      $ (82,674)           $(59,736)
                                                          =========            ========

       The Lamar pro forma net loss applicable to common stockholders was estimated by AMFM based on information obtained from publicly filed financial statements. These estimates, including the allocation of purchase price, are preliminary and subject to change.

                     NOTES TO UNAUDITED PRO FORMA COMBINED
                 CONDENSED FINANCIAL INFORMATION -- (CONTINUED)

ADJUSTMENTS TO CAPSTAR'S HISTORICAL CONDENSED STATEMENT OF OPERATIONS RELATED TO THE COMPLETED CAPSTAR TRANSACTIONS

     (11) Capstar's historical condensed statement of operations for the year ended December 31, 1998 and the period from January 1 to July 13, 1999 and pro forma adjustments related to the completed Capstar transactions is summarized below:

                                                                    PRO FORMA         CAPSTAR
                                                                   ADJUSTMENTS      AS ADJUSTED
                                                     COMPLETED       FOR THE          FOR THE
                                                      CAPSTAR       COMPLETED        COMPLETED
             YEAR ENDED                CAPSTAR     TRANSACTIONS      CAPSTAR          CAPSTAR
         DECEMBER 31, 1998            HISTORICAL   HISTORICAL(A)   TRANSACTIONS     TRANSACTIONS
         -----------------            ----------   -------------   ------------     ------------
Net revenues........................   $517,467      $ 109,153       $     --        $ 626,620
Operating expenses excluding
  depreciation and amortization.....    304,565         54,449             --          359,014
Depreciation and amortization.......     96,207         13,290         23,726(B)       133,223
Corporate general and
  administrative....................     23,678          3,240             --           26,918
Noncash compensation expense........     21,260         74,199        (74,199)(C)       21,260
LMA fees............................      4,103            697         (4,800)(D)           --
Merger and non-recurring costs......     12,970         35,318        (11,255)(E)       20,433
                                                                      (16,600)(F)
                                       --------      ---------       --------        ---------
Operating income (loss).............     54,684        (72,040)        83,128           65,772
Interest expense....................    121,145         31,508         27,689(G)       180,342
Interest income.....................     (3,423)          (352)            --           (3,775)
Loss on investment in limited
  liability companies...............     28,565             --             --           28,565
Other (income) expense..............        183          3,308         (3,163)(H)          328
                                       --------      ---------       --------        ---------
Income (loss) before income taxes...    (91,786)      (106,504)        58,602         (139,688)
Income tax expense (benefit)........    (24,317)           210        (16,976)(I)      (41,083)
Dividends and accretion on preferred
  stock of subsidiary...............     21,987             --         17,264(J)        25,586
                                                                      (13,665)(K)
                                       --------      ---------       --------        ---------
Net income (loss)...................    (89,456)      (106,714)        71,979         (124,191)
Preferred stock dividends...........         --         17,264        (17,264)(J)           --
                                       --------      ---------       --------        ---------
Income (loss) attributable to common
  stockholders......................   $(89,456)     $(123,978)      $ 89,243        $(124,191)
                                       ========      =========       ========        =========

                     NOTES TO UNAUDITED PRO FORMA COMBINED
                 CONDENSED FINANCIAL INFORMATION -- (CONTINUED)

                                                                 PRO FORMA        CAPSTAR
                                                                ADJUSTMENTS     AS ADJUSTED
                                                                  FOR THE         FOR THE
                                                                 COMPLETED       COMPLETED
              PERIOD FROM JANUARY 1                 CAPSTAR       CAPSTAR         CAPSTAR
                TO JULY 13, 1999                   HISTORICAL   TRANSACTIONS    TRANSACTIONS
              ---------------------                ----------   ------------    ------------
Net revenues.....................................  $ 347,290       $  --         $ 347,290
Operating expenses excluding depreciation and
  amortization...................................    207,001          --           207,001
Depreciation and amortization....................     78,338          --            78,338
Corporate general and administrative.............     14,026          --            14,026
Noncash compensation expense.....................     20,284          --            20,284
LMA fees.........................................        387        (387)(D)            --
Merger and non-recurring costs...................     51,288          --            51,288
                                                   ---------       -----         ---------
Operating income.................................    (24,034)        387           (23,647)
Interest expense.................................     90,075          --            90,075
Interest income..................................       (302)         --              (302)
Other (income) expense...........................         46          --                46
                                                   ---------       -----         ---------
Income (loss) before income taxes................   (113,853)        387          (113,466)
Income tax expense (benefit).....................    (26,894)        135(I)        (26,759)
Dividends and accretion on preferred stock of
  subsidiary.....................................     17,390          --            17,390
                                                   ---------       -----         ---------
Income (loss) before equity in net loss of
  nonconsolidated affiliates.....................   (104,349)        252          (104,097)
Equity in net loss of nonconsolidated
  affiliates.....................................     (2,444)         --            (2,444)
                                                   ---------       -----         ---------
Income (loss) attributable to common
  stockholders...................................  $(106,793)      $ 252         $(106,541)
                                                   =========       =====         =========

                     NOTES TO UNAUDITED PRO FORMA COMBINED
                 CONDENSED FINANCIAL INFORMATION -- (CONTINUED)

---------------

(A) The detail of the historical financial data of significant stations acquired or disposed of in the completed transactions by Capstar for the year ended December 31, 1998 has been obtained from the historical financial statements of the respective stations and is summarized below:

                                                 PATTERSON        SFX          OTHER SFX      COMPLETED
                                                ACQUISITION   ACQUISITION    TRANSACTIONS      CAPSTAR
                  YEAR ENDED                    HISTORICAL     HISTORICAL     HISTORICAL     TRANSACTIONS
              DECEMBER 31, 1998                 1/1-1/29(I)   1/1-5/29(II)   1/1-5/29(III)    HISTORICAL
              -----------------                 -----------   ------------   -------------   ------------
Net revenues..................................    $ 3,503      $ 124,677       $(19,027)      $ 109,153
Operating expenses excluding depreciation and
  amortization................................      2,523         78,235        (26,309)         54,449
Depreciation and amortization.................        497         17,668         (4,875)         13,290
Corporate general and administrative..........        171          3,069             --           3,240
Noncash compensation expense..................         --         74,199             --          74,199
LMA fees......................................         --            697             --             697
Merger and non-recurring costs................         --         35,318             --          35,318
                                                  -------      ---------       --------       ---------
Operating income (loss).......................        312        (84,509)        12,157         (72,040)
Interest expense..............................        645         30,867             (4)         31,508
Interest income...............................         --           (352)            --            (352)
Other expense.................................      3,163             --            145           3,308
                                                  -------      ---------       --------       ---------
Income (loss) before income taxes.............     (3,496)      (115,024)        12,016        (106,504)
Income tax expense............................         --            210             --             210
                                                  -------      ---------       --------       ---------
Net income (loss).............................     (3,496)      (115,234)        12,016        (106,714)
Preferred stock dividends.....................         --         17,264             --          17,264
                                                  -------      ---------       --------       ---------
Income (loss) attributable to common
  stockholders................................    $(3,496)     $(132,498)      $ 12,016       $(123,978)
                                                  =======      =========       ========       =========

---------------

(i) In January 1998, Capstar acquired 39 radio stations (25 FM and 14 AM) from Patterson Broadcasting, Inc. for approximately $227,186 in cash.

(ii) On May 29, 1998, Capstar acquired SFX Broadcasting, Inc. a radio broadcasting company which owned 81 radio stations (60 FM and 21 AM) and operated two additional radio stations (1 FM and 1 AM) under time brokerage or joint sales agreements. The acquisition was effected through the merger of a wholly owned subsidiary of Capstar with and into SFX, with SFX surviving the merger as a wholly owned subsidiary of Capstar, renamed Capstar Communications, Inc. The total consideration paid for all of the outstanding common equity interest of SFX was approximately $1,279,656, including direct costs of the acquisition.

(iii) Other SFX transactions include the following transactions related to stations acquired by Capstar from SFX on May 29, 1998:

      (a) On February 20, 1998, AMFM entered into an agreement to acquire from Capstar KTXQ-FM and KBFB-FM in Dallas/Ft. Worth, KODA-FM, KKRW-FM and KQUE-AM in Houston, KPLN-FM and KYXY-FM in San Diego and WPHH-FM, WJJJ-FM, WXDX-FM and WDVE-FM in Pittsburgh (collectively, the "Capstar/SFX Stations") for an aggregate purchase price of approximately $637,500 in a series of purchases and exchanges over a period of three years. In connection with this transaction, which is expected to be terminated on November 19, 1999, Capstar entered into a time brokerage agreement with AMFM to sell substantially all of the broadcasting time of ten of the Capstar/SFX Stations (9 FM and 1 AM) effective May 29, 1998. Reflects the adjustment to eliminate the results of operations of the Capstar/SFX Stations

                     NOTES TO UNAUDITED PRO FORMA COMBINED
                 CONDENSED FINANCIAL INFORMATION -- (CONTINUED)

         operated by AMFM under time brokerage agreements and to record the related time brokerage (LMA) fee revenue of $20,594 for the period January 1, 1998 to May 29, 1998.

      (b) In connection with the acquisition of SFX, Capstar was required to dispose of certain stations acquired from SFX due to governmental restrictions on multiple station ownership. On May 29, 1998, Capstar completed the following disposition and exchange transactions to comply with multiple ownership rules:

           - the sale of one FM station in Houston, Texas to HBC Houston, Inc. for approximately $54,000;

           - the sale of four radio stations (3 FM and 1 AM) in Long Island, New York to Cox Radio, Inc. for approximately $46,000;

           - the sale of four radio stations (3 FM and 1 AM) in Greenville, South Carolina to Clear Channel Radio, Inc. for approximately $35,000;

           - the sale of one FM station in Daytona Beach, Florida to Clear Channel Metroplex, Inc. for approximately $11,500;

           - the assignment of four radio stations (2 FM and 2 AM) in Fairfield, Connecticut with an aggregate fair market value of $15,000 to a trust pending the sale to a third party; and

           - the exchange of KODA-FM in Houston, Texas to AMFM for two FM stations in Jacksonville, Florida (valued at $53,000) and $90,250 in cash, which was used by Capstar to acquire three stations (2 FM and 1 AM) in Austin, Texas through a qualified intermediary.

      Reflects the adjustment to eliminate the results of operations of the SFX stations disposed by Capstar and to record the results of operations for the stations received in the exchange transaction for the period January 1, 1998 to May 29, 1998.

(B) Reflects incremental amortization related to the completed transactions and is based on the following allocation to intangible assets:

                                    INCREMENTAL                                  HISTORICAL    ADJUSTMENT
COMPLETED TRANSACTIONS              AMORTIZATION   INTANGIBLE    AMORTIZATION   AMORTIZATION    FOR NET
YEAR ENDED DECEMBER 31, 1998         PERIOD(i)     ASSETS, NET     EXPENSE        EXPENSE       INCREASE
----------------------------        ------------   -----------   ------------   ------------   ----------
Patterson acquisition.............    1/1-1/29     $  268,219      $   540         $  356       $   184
SFX acquisition...................    1/1-5/29      3,194,742       33,057          9,515        23,542
                                                   ----------      -------         ------       -------
                                                   $3,462,961      $33,597         $9,871       $23,726
                                                   ==========      =======         ======       =======

---------------

     (i) The incremental amortization period represents the period of the year that the acquisition was not completed. Intangible assets consist of broadcast licenses which are amortized on a straight-line basis over estimated average lives of 40 years. Actual amortization may differ based upon final purchase price allocations.

(C) Reflects the elimination of non-recurring transaction-related compensation expense of $74,199 attributable to the voluntary settlement of the outstanding options, SARs and unit purchase options by SFX in connection with Capstar's acquisition of SFX.

(D) Reflects the elimination of $4,800 of time brokerage (LMA) fees for the year ended December 31, 1998, of which $4,103 were paid by Capstar and $697 by SFX, and $387 of time brokerage (LMA) fees paid by Capstar for the period from January 1 to July 13, 1999 related to acquired radio stations that were previously operated under time brokerage agreements.

(E) Reflects the elimination of non-recurring transaction-related charges of $11,255 recorded by SFX in connection with Capstar's acquisition of SFX and the spin-off of SFX Entertainment, Inc. These charges consist primarily of legal, accounting and regulatory fees.

(F) Reflects the elimination of the consent solicitation payments to the holders of the 10 3/4% Senior Subordinated Notes due 2006 and 12 5/8% Series E Cumulative Exchangeable Preferred Stock of SFX

                     NOTES TO UNAUDITED PRO FORMA COMBINED
                 CONDENSED FINANCIAL INFORMATION -- (CONTINUED)

     incurred in connection with the spin-off of SFX Entertainment of $16,600. The spin-off of SFX Entertainment was consummated in April 1998.

(G) Reflects the adjustment to interest expense in connection with the consummation of the completed Capstar transactions:

                                                                  YEAR ENDED
                                                               DECEMBER 31, 1998
                                                               -----------------
Additional bank borrowings related to completed
acquisitions................................................      $1,362,072
Interest expense at 8.00%...................................         108,966
Less: historical interest expense recognized subsequent to
  completed acquisition.....................................         (69,925)
                                                                  ----------
Incremental interest expense................................          39,041
Less: historical interest expense recognized by the acquired
  company...................................................         (11,352)
                                                                  ----------
Net increase in interest expense............................      $   27,689
                                                                  ==========

(H) Adjustment represents the elimination of $3,163 of transaction expenses recorded by Patterson in connection with Capstar's acquisition of Patterson.

(I)  Reflects the tax effect of the pro forma adjustments.

(J) Reclassification of SFX's historical preferred stock dividends of $17,264 to Capstar's dividends on preferred stock of subsidiaries.

(K) Reflects the elimination of a portion of the redeemable preferred stock dividends related to the SFX acquisition and the subsequent redemption of $119,600 and $500 liquidation preference on July 3, 1998 and July 10, 1998, respectively, of the 12 5/8% Series E Cumulative Preferred Stock of SFX as follows:

                                                               YEAR ENDED
                                                              DECEMBER 31,
                                                                  1998
                                                              ------------
Dividends on 6% Series C Redeemable Preferred Stock redeemed
as part of the acquisition of SFX on May 29, 1998...........    $   (112)
Dividends on 6 1/2% Series D Cumulative Convertible
  Exchangeable Preferred Stock redeemed as part of the
  acquisition of SFX on May 29, 1998........................      (5,841)
Dividends on 12 5/8% Series E Cumulative Exchangeable
  Preferred Stock of $119,500 and $500 for the period
  January 1, 1998 to the redemption dates of July 3, 1998
  and July 10, 1998, respectively...........................      (7,712)
                                                                --------
Total adjustment for net decrease in dividends and
  accretion.................................................    $(13,665)
                                                                ========

ADJUSTMENTS TO UNAUDITED PRO FORMA COMBINED CONDENSED STATEMENT OF OPERATIONS RELATED TO THE CAPSTAR MERGER

     (12) Reflects the elimination of intercompany transactions between AMFM and Capstar for AMFM's media representation services provided to Capstar, Capstar's participation in The AMFM Radio Networks, fees paid by AMFM to Capstar under time brokerage (LMA) agreements and interest on Capstar's note payable to AMFM of $150,000 for the year ended December 31, 1998 and the period from January 1 to July 13, 1999.

                     NOTES TO UNAUDITED PRO FORMA COMBINED
                 CONDENSED FINANCIAL INFORMATION -- (CONTINUED)

     (13) Reflects incremental amortization related to the Capstar merger and is based on the allocation of the total consideration as follows:

                                                                       PERIOD FROM
                                                     YEAR ENDED       JANUARY 1 TO
                                                  DECEMBER 31, 1998   JULY 13, 1999
                                                  -----------------   -------------
Amortization expense on $5,893,129 of intangible
assets..........................................      $ 392,875         $210,625
Less: historical amortization expense...........       (111,245)         (63,625)
                                                      ---------         --------
Adjustment for net increase in amortization
  expense.......................................      $ 281,630         $147,000
                                                      =========         ========

        Historical depreciation expense of Capstar as adjusted for the completed Capstar transactions is assumed to approximate depreciation expense on a pro forma basis. Actual depreciation and amortization may differ based upon final purchase price allocations.

     (14) Reflects the elimination of financial advisory and other expenses of Capstar in connection with the Capstar merger of $8,000 for the year ended December 31, 1998 and $47,510 for the period from January 1 to July 13, 1999.

     (15) Reflects the adjustment to record interest expense of $4,018 for the year ended December 31, 1998 and $1,464 for the nine months ended September 30, 1999 on additional bank borrowings related to estimated financial advisors, legal, accounting and other professional fees incurred by AMFM and Capstar.

     (16) Reflects the tax effect of the pro forma adjustments.

ADJUSTMENTS TO UNAUDITED PRO FORMA COMBINED CONDENSED STATEMENT OF OPERATIONS RELATED TO THE OTHER COMPLETED TRANSACTIONS

     (17) The combined condensed statement of operations for the other completed transactions for the year ended December 31, 1998 and for the nine months ended September 30, 1999 are summarized below:

                                                      THE
                                    CHICAGO        BROADCAST          PRO FORMA
                                  DISPOSITION     GROUP, INC.      ADJUSTMENTS FOR        OTHER
           YEAR ENDED              HISTORICAL     HISTORICAL     THE OTHER COMPLETED    COMPLETED
       DECEMBER 31, 1998          1/1-12/31(A)   1/1-12/31(B)       TRANSACTIONS       TRANSACTIONS
       -----------------          ------------   -------------   -------------------   ------------
Net revenues....................    $(10,309)       $11,772          $   (1,049)(c)      $   414
Operating expenses excluding
  depreciation and
  amortization..................     (13,271)         6,149                  --           (7,122)
Depreciation and amortization...        (592)           188               5,574(d)         5,170
                                    --------        -------          ----------          -------
Operating income (loss).........       3,554          5,435              (6,623)           2,366
Interest expense................          --            332               4,498(e)         4,830
                                    --------        -------          ----------          -------
Income (loss) before income
  taxes.........................       3,554          5,103             (11,121)          (2,464)
Income tax expense (benefit)....          --          1,850              (2,712)(f)         (862)
                                    --------        -------          ----------          -------
Income (loss)...................    $  3,554        $ 3,253          $   (8,409)         $(1,602)
                                    ========        =======          ==========          =======

                     NOTES TO UNAUDITED PRO FORMA COMBINED
                 CONDENSED FINANCIAL INFORMATION -- (CONTINUED)

                                                CHICAGO          PRO FORMA
                                              DISPOSITION     ADJUSTMENTS FOR        OTHER
             NINE MONTHS ENDED                HISTORICAL    THE OTHER COMPLETED    COMPLETED
             SEPTEMBER 30, 1999               1/1-4/16(A)      TRANSACTIONS       TRANSACTIONS
             ------------------               -----------   -------------------   ------------
Net revenues................................     $(705)           $    --           $  (705)
Operating expenses excluding depreciation
  and amortization..........................      (116)                --              (116)
Depreciation and amortization...............        --              2,839(d)          2,839
                                                 -----            -------           -------
Operating income (loss).....................      (589)            (2,839)           (3,428)
Interest expense............................        --              2,717(e)          2,717
                                                 -----            -------           -------
Income (loss) before income taxes...........      (589)            (5,556)           (6,145)
Income tax expense (benefit)................        --             (2,151)(f)        (2,151)
                                                 -----            -------           -------
Income (loss)...............................     $(589)           $(3,405)          $(3,994)
                                                 =====            =======           =======

---------------

(a) On April 16, 1999, AMFM sold WMVP-AM in Chicago to ABC, Inc. for $21,000 in cash. AMFM entered into a time brokerage agreement to sell substantially all of the broadcast time of WMVP-AM effective September 10, 1998.

(b) On July 1, 1999, AMFM acquired KKFR-FM and KFYI-AM in Phoenix from The Broadcast Group, Inc. for $90,000 in cash. AMFM began operating KKFR-FM and KFYI-AM under a time brokerage agreement effective November 5, 1998.

(c) Reflects the elimination of revenue related to the time brokerage agreement between The Broadcast Group Inc. and AMFM. AMFM began operating KKFR-FM and KFYI-AM in Phoenix under the time brokerage agreement effective November 5, 1998.

(d) Reflects incremental amortization related to the assets acquired in the Phoenix acquisition and is based on the allocation of the total consideration as follows:

                              INCREMENTAL    INTANGIBLE                   HISTORICAL    ADJUSTMENT
         YEAR ENDED           AMORTIZATION    ASSETS,     AMORTIZATION   AMORTIZATION    FOR NET
     DECEMBER 31, 1998         PERIOD(I)        NET        EXPENSE(I)      EXPENSE       INCREASE
     -----------------        ------------   ----------   ------------   ------------   ----------
Phoenix acquisition.........   1/1-12/31      $85,160        $5,677          $103         $5,574
                                              =======        ======          ====         ======

                              INCREMENTAL    INTANGIBLE                   HISTORICAL    ADJUSTMENT
     NINE MONTHS ENDED        AMORTIZATION    ASSETS,     AMORTIZATION   AMORTIZATION    FOR NET
     SEPTEMBER 30, 1999        PERIOD(I)        NET        EXPENSE(I)      EXPENSE       INCREASE
     ------------------       ------------   ----------   ------------   ------------   ----------
Phoenix acquisition.........     1/1-7/1      $85,160        $2,839          $ --         $2,839
                                              =======        ======          ====         ======

---------------

      (i) Intangible assets are amortized on a straight-line basis over an estimated average 15 year life. The incremental amortization period represents the period of the year that the acquisition was not completed.

           Historical depreciation expense for the Phoenix acquisition is assumed to approximate depreciation expense on a pro forma basis. Actual depreciation and amortization may differ based upon final purchase price allocations.

                     NOTES TO UNAUDITED PRO FORMA COMBINED
                 CONDENSED FINANCIAL INFORMATION -- (CONTINUED)

(e)   Reflects the adjustment to interest expense as follows:

                                                 YEAR ENDED       NINE MONTHS ENDED
                                              DECEMBER 31, 1998   SEPTEMBER 30, 1999
                                              -----------------   ------------------
Additional bank borrowings related to other
completed transactions......................       $69,000             $69,000
                                                   -------             -------
Interest expense at 7.0%....................         4,830               2,415
Less: historical interest expense recognized
  subsequent to the completed transaction...            --                 302
                                                   -------             -------
Incremental interest expense................         4,830               2,717
Less: historical interest expense recognized
  by the acquired company...................          (332)                 --
                                                   -------             -------
Net increase in interest expense............       $ 4,498             $ 2,717
                                                   =======             =======

(f)   Reflects the tax effect of the pro forma adjustments.

     (18) Reflects (i) the net decrease in interest expense resulting from the refinancing to occur on November 19, 1999 of the existing credit agreements of two of AMFM's subsidiaries into a single new credit agreement with an estimated average interest rate of 6.75%, (ii) the net decrease in interest expense related to the purchase of $293,641 of aggregate principal amount of Capstar Communications' 10 3/4% Senior Subordinated Notes due 2006 and estimated fees and expenses pursuant to a tender offer which was completed on November 12, 1999, funded with borrowings under the credit agreement and (iii) the net increase in interest expense related to the exchange of the 12 5/8% Series E Cumulative Exchangeable Preferred Stock of Capstar Communications for 12 5/8% Senior Subordinated Exchange Debentures due 2006 expected to be completed on November 23, 1999.

     (19) Reflects the tax effect of the pro forma adjustments.

     (20) Reflects the elimination of dividends related to the exchange of the 12 5/8% Series E Cumulative Exchangeable Preferred Stock of Capstar Communications for 12 5/8% Senior Subordinated Exchange Debentures due 2006 expected to be completed on November 23, 1999.

     (21) Reflects the elimination of preferred stock dividends related to (i) the conversion of AMFM's $3.00 Convertible Exchangeable Preferred Stock to AMFM common stock on August 24, 1999, pursuant to a notice of redemption issued to holders and (ii) the conversion of AMFM's 7% Convertible Preferred Stock to AMFM common stock expected to be completed during the first quarter of 2000.

     (22) The pro forma combined loss per common share data is computed by dividing pro forma loss attributable to common stockholders by the weighted average common shares assumed to be

                     NOTES TO UNAUDITED PRO FORMA COMBINED
                 CONDENSED FINANCIAL INFORMATION -- (CONTINUED)

          outstanding. A summary of shares used in the pro forma combined loss per common share calculation follows:

                                                                     NINE MONTHS
                                                 YEAR ENDED             ENDED
                                              DECEMBER 31, 1998   SEPTEMBER 30, 1999
                                              -----------------   ------------------
                                               (IN THOUSANDS)       (IN THOUSANDS)
Historical weighted average shares
outstanding.................................       137,979             160,511
Incremental weighted average shares relating
  to:
  53,553,966 shares of common stock issued
     in connection with the Capstar merger
     on July 13, 1999.......................        53,554              38,057
  11,979,800 shares of common stock issued
     upon the conversion of AMFM's $3.00
     Convertible Exchangeable Preferred
     Stock on August 24, 1999...............        11,980              10,356
  6,079,088 shares of common stock to be
     issued upon the conversion of AMFM's 7%
     Convertible Preferred Stock............         6,079               6,079
                                                   -------             -------
Shares used in the pro forma combined
  earnings per share calculation............       209,592             215,003
                                                   =======             =======

     (c) Exhibits.

    2.1   Agreement and Plan of Merger dated October 2, 1999, among
          Clear Channel Communications, Inc., AMFM, Inc., and CCU
          Merger Sub, Inc. (Previously filed on the Company's Current
          Report on Form 8-K dated October 5, 1999.)
    23.1  Consent of Pricewaterhouse LLP
    23.2  Consent of KPMG LLP
    23.3  Consent of Pricewaterhouse LLP

                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                        CLEAR CHANNEL COMMUNICATIONS, INC.

                                        By:     /s/ HERBERT W. HILL, JR.
                                           -------------------------------------
                                                   Herbert W. Hill, Jr.
                                                 Senior Vice President and
                                                 Chief Accounting Officer

Date: November 18, 1999

                               INDEX TO EXHIBITS

           2.2             -- Agreement and Plan of Merger dated October 2, 1999, among
                              Clear Channel Communications, Inc., AMFM, Inc., and CCU
                              Merger Sub, Inc. (Previously filed on the Company's
                              Current Report on Form 8-K dated October 5, 1999.)
          23.1             -- Consent of Pricewaterhouse LLP
          23.2             -- Consent of KPMG LLP
          23.3             -- Consent of Pricewaterhouse LLP
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